UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

This Offering Circular Uses the Form S-11 Disclosure Format

CAPROCQ CORE REIT, INC.

1 Allied Drive, Suite 1500

Little Rock, Arkansas 72202

(501) 372-6161

CapRocq Core REIT, Inc., a Maryland corporation referred to herein as our company, is offering a minimum of $4,250,000 and a maximum of $50,000,000 in shares of our company’s common stock, which we refer to as shares, at a fixed price of $10.00 per share for the duration of the offering. There are no selling security holders in this offering.

The proposed offering will begin as soon as practicable after this offering circular has been qualified by the United States Securities and Exchange Commission, or the Commission or SEC. This offering will terminate when all the shares offered are sold or eighteen (18) months from the date of qualification. The minimum purchase requirement for any single investment is $1,000 in shares (100 shares); however, we can waive the minimum purchase requirement in our sole discretion. We have engaged Boustead Securities, LLC, or our dealer-manager, a member of the Financial Industry Regulatory Authority, or FINRA, to offer our shares to prospective investors on a best efforts basis, and our dealer-manager will have the right to engage such other FINRA member firms as it determines to assist in the offering. Until we achieve the minimum offering amount, proceeds will be retained in a Rule15c2-4 compliant interest-bearing escrow account, or the escrow account, with Regions Bank, or the escrow agent. Once we achieve the minimum offering amount, proceeds will be disbursed to us and the shares sold will be issued to the investors. If subscription proceeds of at least the minimum offering amount are not deposited in the escrow account as set forth in more detail under “Plan of Distribution” on or before the date that is 18 months following the date of qualification of the offering statement of which this offering circular is a part, all subscriptions will be refunded to subscribers without deduction or interest. We expect to commence the sale of our shares as of the date on which the offering statement of which this offering circular is a part is declared qualified by the Commission, or the SEC qualification date.

Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” beginning on page 12 of this offering circular for a discussion of the risks that should be considered in connection with your investment in our shares.

Generally, if you are not an "accredited investor" as defined in Rule 501(a) of Regulation D (17 CFR §230.501(a)), no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. See “Plan of Distribution – Investment Limitations.”

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Commission. Information contained in this offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission, or the Commission. Information contained in this offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

CAPROCQ CORE REIT, INC.

Minimum Offering Amount: $4,250,000 in Shares of Common Stock

Maximum Offering Amount: $50,000,000 in Shares of Common Stock

$10.00 Per Share

CapRocq Core REIT, Inc., a Maryland corporation, referred to herein as our company, was formed for the purpose of identifying, acquiring, owning, operating and selling a portfolio of commercial properties primarily in the Heartland of the United States, which we describe as the region bounded by the Rockies to the west, the eastern seaboard to the east, the rust belt to the north, and the Gulf of Mexico to the south, primarily through the acquisition of individual commercial investment properties, or Investments, or through portfolios of Investments. The company will focus on the acquisition of individual Investments, generally ranging in value from $2,000,000 to $25,000,000. We intend to operate as an UPREIT, and own our properties through our subsidiary, CapRocq Core Holdings, L.P., a Delaware limited partnership, or our operating partnership. We intend to elect to be treated as a real estate investment trust, or REIT, for federal income tax purposes under the Internal Revenue Code of 1986, as amended, or the Code. We are externally managed and advised by CapRocq Core Advisors, LLC, a Delaware limited liability company, or the Advisor. The Advisor will make all investment decisions for us.

We are offering a minimum of $4,250,000 and a maximum of $50,000,000 of our shares at a fixed price of $10.00 per share for the duration of the offering. The minimum purchase requirement is $1,000 in shares (100 shares); however, we can waive the minimum purchase requirement in our sole discretion. Following achievement of our minimum offering amount, we anticipate holding additional closings at least monthly and the final closing will occur whenever we have reached the maximum offering amount. We have engaged Boustead Securities, LLC, or our dealer-manager, a member of the Financial Industry Regulatory Authority, or FINRA, to offer our shares to prospective investors on a best efforts basis, and our dealer-manager will have the right to engage such other FINRA member firms as it determines to assist in the offering. Until we achieve the minimum offering amount, proceeds will be retained in a Rule15c2-4 compliant interest-bearing escrow account, or the escrow account, with Regions Bank, or the escrow agent. Once we achieve the minimum offering amount, proceeds will be disbursed to us and the shares sold will be issued to the investors. If subscription proceeds of at least the minimum offering amount are not deposited in the escrow account, as set forth in more detail under “Plan of Distribution” on or before the earlier of 18 months following the date of qualification of the offering statement of which this offering circular is a part, or the SEC qualification date, all subscriptions will be refunded to subscribers without deduction or interest. Subscribers have no right to a return of their funds during the period commencing on the SEC qualification date and ending 18 months thereafter, or the minimum offering period. See “Plan of Distribution” and “Description of Capital Stock” for a description of the shares of common stock being sold and the procedures for closing thereon. This offering will continue until we reach the maximum offering amount of $50,000,000, unless we determine that it is in our best interest to earlier terminate this offering or the offering expiration date is reached, which shall be 18 months from the SEC qualification date if we have not, by such time, raised at least the minimum offering amount. We may terminate this offering at any time.

At the closing of the minimum offering amount, we intend to acquire a property from an affiliate for a combination of cash and new debt financing secured by the property. In addition, if we are successful in raising additional offering proceeds, we intend to acquire three additional properties from affiliates, as described further herein.

The sale of shares pursuant to this offering will begin as soon as practicable after this offering circular has been qualified by the Commission, and is expected to continue until the earlier of (i) the date on which the maximum offering amount has been sold, or (ii) the date that is eighteen (18) months from the qualified date of this offering circular, unless extended by the company’s board of directors as permitted under applicable law. We may, however, terminate the offering at any time and for any reason. At this time, there is no public trading market for shares of our common stock.

	Price to Public	Selling Commissions & Fees and Reimbursement Expense(1)	Proceeds to Company(2)	Proceeds to Other Persons
Per Share(3):	$10.00	$0.87	$9.13	$0
Minimum Offering Amount:	$4,250,000	$461,250	$3,788,750	$0
Maximum Offering Amount:	$50,000,000	$4,350,000	$45,650,000	$0

(1)	This table depicts selling commissions and fees and reimbursement expense of (i) 10.9% of the gross offering proceeds if the minimum offering amount is raised, and (ii) 8.7% of the gross offering proceeds if the maximum offering amount is raised. We will pay our dealer-manager selling commissions of up to eight and one-half percent (8.5%) of the gross offering proceeds; provided, however, the selling commission shall be reduced to four percent (4.0%) with respect to that amount of gross offering proceeds received from investors who have a pre-existing relationship with us and our affiliates, including but not limited to any limited partner of CapRocq Core Real Estate Fund, LP, or CapRocq Fund I, and CapRocq Core Real Estate Fund II, LP, or CapRocq Fund II, or any affiliate of the aforementioned. In addition, the dealer-manager shall receive reimbursement for reasonable expenses incurred in connection with this offering, in the anticipated amount of approximately (i) 2.4% of the gross offering proceeds if the minimum offering amount is raised, and (ii) 0.2% of the gross offering proceeds if the maximum offering amount is raised. See “Plan of Distribution.”

(2)	This table does not depict estimated offering expenses of (i) 8.2% of the gross offering proceeds if the minimum offering amount is raised, and (ii) 1.1% of the gross offering proceeds if the maximum offering amount is raised. See “Use of Proceeds.”

(3)	Assuming the maximum offering amount is raised.

Preliminary Offering Circular Dated February 3, 2017.

Generally, if you are not an "accredited investor" as defined in Rule 501(a) of Regulation D (17 CFR §230.501(a)) no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. See “Plan of Distribution – Investment Limitations.”

An investment in our common stock is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 12.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

SUMMARY

This summary highlights the information contained elsewhere in this offering circular. Because it is a summary, it may not contain all the information that you should consider before investing in our shares. To fully understand this offering, you should carefully read this entire offering circular, including the more detailed information set forth under the caption “Risk Factors.” Unless the context otherwise requires or indicates, references in this offering circular to “CapRocq,” “us,” “we,” “our” or “our company” refer to CapRocq Core REIT, Inc., a Maryland corporation, together with its consolidated subsidiaries, including CapRocq Core Holdings, L.P., a Delaware limited partnership, which we refer to as our operating partnership. We refer to CapRocq Core Advisors, LLC, a Delaware limited liability company, as our Advisor.  As used in this offering circular, an affiliate of, or person affiliated with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

Unless the context otherwise requires or indicates, the information set forth in this offering circular assumes (i) the effectiveness of (a) the Advisory Agreement that we expect to enter into simultaneously with the completion of this offering between us and our Advisor, or the Advisory Agreement, and (b) the Limited Partnership Agreement of CapRocq Core Holdings, L.P., or the Limited Partnership Agreement, and (ii) that the value of each unit of limited partnership interest in our operating partnership, or Unit, issuable to persons contributing interests in our Initial Properties (as defined below), if any, is equivalent to the public offering price per share of our common stock in this offering.

Our Company

CapRocq Core REIT, Inc., or the company, was formed in 2016 as a Maryland corporation, and we intend to elect to be taxed as a REIT for federal income tax purposes. The REIT was formed for the purpose of identifying, acquiring, owning, operating, and selling a portfolio of commercial properties located in the Heartland of the United States, primarily through the acquisition of individual commercial investment properties, or Investments, or portfolios of such Investments. The company will focus on the acquisition of Investments, generally ranging in value from $2,000,000 to $25,000,000, with a primary focus on value-added office space. We intend to invest primarily in properties across secondary and tertiary markets in the Heartland of the United States. We intend to operate as an UPREIT, and own our properties through our subsidiary, CapRocq Core Holdings, L.P., a Delaware limited partnership.

We may also pursue, in an opportunistic manner, other real estate-related investments, including but not limited to selective retail/mixed-use and/or medical use properties, equity or other ownership interests in entities that are the direct or indirect owners of real property, or indirect investments in real property, such as those that may be obtained in a joint venture. While we do not intend for these types of Investments to be a primary focus, we may make such Investments in the Advisor’s sole discretion. We anticipate that any such equity or joint venture Investments will primarily be made through controlling interests in such entities, though we may make Investments through noncontrolling interests in the Advisor’s sole discretion, subject to our investment guidelines. We refer to our investments in real property and our real estate-related investments, collectively, as Investments. We are externally managed and advised by CapRocq Core Advisors, LLC, a Delaware limited liability company, or the Advisor. The Advisor will make all investment decisions for us. The Class A Voting Membership Units in the Advisor are owned 25% each by Franklin McLarty, Kevin Huchingson, Beau Blair and Dewitt Smith, each of whom is a managing member and senior officer of the Advisor.

Upon raising the minimum offering amount, we intend to purchase from CapRocq Fund II, a 51,116 square foot office building, known as Village on the Creeks—Colgate, located on 2.93 acres at 5211 West Village Parkway, Rogers, Arkansas 72758, or the Village on the Creeks—Colgate Property. The purchase price for the Village on the Creeks—Colgate Property is expected to be $9,100,000 as agreed by our Advisor and the affiliated seller based, in part, upon an independent, MAI third party appraisal. The purchase price of the Village on the Creeks—Colgate Property does not exceed its appraised value. We expect to pay approximately $3,003,000 in cash and to obtain new debt financing from IBERIABANK in an estimated amount of $6,097,000 to acquire the Village on the Creeks—Colgate Property, in addition to closing and acquisition costs (including acquisition fees payable to our Advisor). While we may issue OP Units as consideration for the acquisition of future properties, we will not issue OP Units as consideration for the acquisition of the Village on the Creeks—Colgate Property. Any future issuances of OP Units (and the issuance of any shares of common stock we may elect to issue upon redemption of any such OP Units) will be effected in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act, and Regulation D promulgated thereunder. The Village on the Creeks—Colgate Property, constructed in 2004, is currently 100% occupied, and is anchored by the Colgate Palmolive Company (17,176 sq. ft.).

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If we are able to raise additional funds above the minimum in the offering of shares, we intend to purchase at least three additional properties from affiliates, if: (i) we are able to agree on purchase price; (ii) we believe the purchase price to be attractive to us; and (iii) customary closing conditions are met. The first additional property is the Atrium at Stoneridge, a suburban office building with approximately 108,236 net rentable square feet located at 140 Stoneridge Drive, Columbia, South Carolina 29210, or the Atrium Property. The Atrium Property, constructed in 1986, sits on 4.46 acres and is currently 91% occupied. We expect to purchase the Atrium Property for a combination of net proceeds of this offering and new debt financing secured by the Atrium Property, but may elect to purchase the Atrium Property for a combination of cash and units of limited partnership interest in our operating partnership, or OP Units. The second additional property is Regency Executive Park Office Buildings, an office park comprised of four Class B buildings with a total of 265,390 net rentable square feet, or the Regency Property. The Regency Property is situated on 25 acres located at 200, 201, 205 and 207 Regency Executive Park Drive in Charlotte, North Carolina 28217. The Regency Property, constructed in 1993, is currently 91.3% occupied, and is anchored by Westmed Practice Partners, LLC (72,327 sq. ft.). We expect to purchase the Regency Property for a combination of net proceeds of this offering and new debt financing secured by the Regency Property, but may elect to purchase the Regency Property for a combination of cash and OP Units, which would reduce our need for cash. The third additional property is 7900 Triad Center, a 88,916 square foot retail property located on 9.15 acres at 7900 Triad Center Drive, Greensboro, North Carolina 27409, or the Triad Property, which is anchored by Columbia Forest Products Inc. (19,630 sq. ft.). We expect to purchase the Triad Property for a combination of net proceeds of this offering and new debt financing secured by the Triad Property, but may elect to purchase the Triad Property for a combination of cash and OP Units, which would reduce our need for cash. The issuance of any such OP Units (and the issuance of any shares of common stock we may elect to issue upon redemption of any such OP Units) will be effected in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. We refer to the Atrium Property, Regency Property and Triad Property collectively as the “Additional Properties,” and we refer to the Additional Properties and the Village on the Creeks—Colgate Property collectively as our “Initial Properties.”

We anticipate that the purchase price of each of our Initial Properties will be supported by an MAI appraisal of the applicable Initial Property, whether obtained by us or by a lender making an acquisition loan to us.

The Advisor and the directors and officers of the company are comprised of individuals with experience in facilitating transactions in the target markets, as well as analyzing and providing back office support for property management and fund management. The company’s strategy is to acquire properties in secondary and tertiary markets located in the Heartland. We believe these markets are underserved, possess strong economic growth, and create better acquisition opportunities for us as less competition exists from other qualified real estate investment trusts. The Advisor intends for the company to acquire real estate properties with an aggregate value of approximately $150 million and exit in whole or part as profitable opportunities arise.

Our target markets are the secondary cities in the Heartland where solid growth is occurring, and institutional investors are not driving down cap rates.  Essentially, we create value by paying attention to the following: avoid overpaying, move quickly with cash, use debt reasonably and fix rates for as long as possible, avoid excessive lease-up risks at purchase, manage each asset aggressively by providing leadership and expectations to property managers and leasing agents, make leases, aggressively eliminate vacancies, avoid deferred maintenance and plan for a long-term hold, and be watchful and opportunistic for profitable exits at any time.

Our team has a deep network of contacts who can be tapped for deal sourcing and due diligence, an established infrastructure and disciplined deal execution process, and an active portfolio management process and approach that allows for close and effective monitoring of Investments.

We believe that in the long-term, we will be able to identify a consistent flow of properties in our target markets for purposes of acquiring, owning, operating and selling Investments, which we expect will enable us to continue our platform into the foreseeable future. We intend to make Investments located across secondary and tertiary markets throughout the Heartland of the United States. We do not anticipate making Investments outside of the United States.

We believe the extensive experience of the managing members of our Advisor, including their knowledge, skill sets, and relationships, in combination with the investment objectives set by us, our existing infrastructure, and our policies and procedures, will provide us with enhanced opportunities to determine investment value and make successful investments. There is no assurance that any of these objectives will be achieved. See “Objectives and Investment Strategies.”

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 We primarily expect to make Investments directly, but we may also invest through indirect investments in real property, such as those that may be obtained in a joint venture which may or may not be managed or affiliated with the Advisor or its affiliates, whereby we own less than a 100% of the beneficial interest in the Investment.  We anticipate that any such equity or joint venture Investments will primarily be made through controlling interests in such entities, though we may make Investments through noncontrolling interests in the Advisor’s sole discretion, subject to our investment guidelines. While the Advisor does not intend for these types of Investments to be a primary focus, we may make such Investments in the Advisor’s sole discretion.

We may make Investments in properties owned by unaffiliated third parties, the Advisor, or affiliates of the Advisor, as determined by the Advisor in its sole discretion. The purchase price of any Investment owned by an affiliated party will be based upon the fair market value of the asset established by third party MAI appraisal or fairness opinion that is dated within the last 90 days prior to the transaction.

Management

We are externally managed by CapRocq Core Advisors, LLC, or the Advisor. The Advisor will make all investment decisions for us. The Advisor and its affiliated companies specialize in acquiring, developing, owning and managing value-added commercial real estate in the Heartland. The Advisor’s principals and their respective affiliates have a strong track record of success, and we intend to leverage this experience to identify suitable Investments. This offering represents an opportunity for outside investors to take advantage of the principals’ expertise through a pooled investment vehicle.

The Advisor will oversee our overall business and affairs, and will have broad discretion to make operating decisions on behalf of us and to make Investments. Our stockholders will not be involved in our day-to-day affairs. CapRocq Real Estate Finance, LLC, or the Subadvisor, will provide the Advisor certain professional services. Summary background information regarding the management of the Advisor appears in the section entitled “The Advisor and Affiliates.”

Investment Strategies

We intend to make Investments located primarily in the Heartland of the United States which we describe as the region bounded by the Rockies to the west, the eastern seaboard to the east, the rust belt to the north, and the Gulf of Mexico to the south. We believe secondary and tertiary markets located in the Heartland are underserved, possess strong economic growth, and create better acquisition opportunities for us as less competition exists from other qualified REITs. The company will focus on the acquisition of individual investment properties, generally ranging in value from $2,000,000 to $25,000,000, with a primary focus on value-added office space. We may also pursue, in an opportunistic manner, other real estate-related investments, including but not limited to selective retail/mixed-use and/or medical use properties, equity or other ownership interests in entities that are the direct or indirect owners of real property, or indirect investments in real property, such as those that may be obtained in a joint venture. We anticipate that any such equity or joint venture investments will primarily be made through controlling interests in such entities, though we may make investments through noncontrolling interests in the Advisor’s sole discretion, subject to our investment guidelines. We refer to our investments in real property and our real estate-related investments, collectively, as Investments.

Our investment strategy is based on the following:

▪	Qualified team with demonstrated track record of investing the same strategy together.
▪	Proven fiduciary with established infrastructure for managing capital and investment properties.
▪	Proven deal flow and sourcing advantage as evidenced by prior programs operated by our principals and their success in deploying $405 million of capital in real estate investments, in the aggregate.
▪	Disciplined approach to deal flow, with a robust due diligence process for transactions and active portfolio monitoring procedures.
▪	Focus on attractive stabilized investments with high quality physical improvements in secondary and tertiary markets located in the Heartland of the United States, with some potential investment in Tier 1 markets as well.
▪	Strong growth demographics.
▪	Invest in completed, well leased properties.
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▪	High quality rental income.
▪	Increasing number of investment opportunities from different sources.
▪	Once the maximum offering amount has been raised, no more than 30% of the total net offering proceeds may be invested in any single Investment without the approval of our board of directors.
▪	Aggregate leverage on the portfolio may not exceed 70% without the approval of our board of directors.

Our investment policies will provide the Advisor with substantial discretion with respect to the selection, purchase and sale of specific Investments, subject to the limitations in the Advisory Agreement. We may revise the investment policies, which are described below, without the approval of our stockholders. We will review the investment policies at least annually to determine whether the policies are in the best interests of our stockholders.

Our Opportunity

We intend to continue to raise money pursuant to multiple Tier 2 offerings under Regulation A, if available, or other securities offerings to continue to grow the assets of our company. Once our board of directors is able to engage an underwriter, we intend to pursue a listing transaction on a registered national securities exchange. If we are unable to list, and there is no current market on an alternative exchange for our shares, we intend to pursue a merger, portfolio sale or liquidation within seven years of the termination of this offering.

Our Initial Portfolio

Upon completion of this offering and closing on the identified affiliated transactions, we expect to own, through wholly owned subsidiaries of our operating partnership, a portfolio of commercial properties, including those identified herein, located primarily in the Heartland of the United States. The following table presents an overview of the properties we have identified and expect to acquire initially if we are able to close on terms satisfactory to us.

Name	Type	Description
Village on the Creeks— Colgate Property	Commercial

51,116 square foot office building located on 2.93 acres at 5211 West Village Parkway, Rogers, Arkansas 72758. Constructed in 2004. Currently 100% occupied, and anchored by the Colgate Palmolive Company.

Triad Property	Commercial	88,916 square foot property located on 9.15 acres at 7900 Triad Center Drive, Greensboro, North Carolina 27409. Constructed in 1999. Currently 78.4% occupied, and anchored by Columbia Forest Products Inc.

Atrium Property	Commercial	Approximately 108,236 net rentable square foot property located on 4.46 acres at 140 Stoneridge Drive, Columbia, South Carolina 29210. Constructed in 1986. Currently 91% occupied, and anchored by South Carolina Youth Advocate Program.

Regency Property	Commercial	265,390 net rentable square foot property located on 25 acres at 200, 201, 205 and 207 Regency Executive Park Drive, Charlotte, North Carolina 28217. Constructed in 1993. Currently 91.3% occupied, and anchored by Westmed Practice Partners, LLC.

Each of the above-referenced potential acquisitions is owned by an affiliated entity: the Village on the Creeks—Colgate Property is owned by CapRocq Fund II; the Triad Property is majority owned by CapRocq Fund II; the Atrium Property is majority owned by CapRocq Fund I; and the Regency Property is majority owned by the CapRocq Fund I and CapRocq Fund II collectively.

We have agreed to a purchase price of $9,100,000 for the Village on the Creeks-Colgate Property based, in part, upon an independent MAI third party appraisal. The purchase price of the Village on the Creeks—Colgate Property does not exceed its appraised value. The Advisor anticipates purchasing a 100% interest in the Village on the Creeks—Colgate Property from CapRocq Fund II for a combination of cash in the amount of $3,003,000 and new debt financing, which we expect to obtain from IBERIABANK in the principal amount of $6,097,000. While we may issue OP Units as consideration for the acquisition of future properties, we will not issue OP Units as consideration for the acquisition of the Village on the Creeks—Colgate Property. Any future issuances of OP Units (and the issuance of any shares of common stock we may elect to issue upon redemption of any such OP Units) will be effected in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Holders of OP Units issued in our acquisition of properties, if any, may have certain registration or qualification rights covering the resale of the shares of common stock into which their OP Units will be convertible, subject to conditions set forth in our operating partner’s limited partnership agreement.

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We have not begun to determine a purchase price or acquisition terms relative to the Atrium Property, the Regency Property or the Triad Property. However, our Advisor is constantly monitoring market terms for such acquisitions so that if we raise sufficient funds to enable the acquisition of the Atrium Property, the Regency Property or the Triad Property, we will be able to efficiently engage their sellers at that time.

Our Competitive Strengths

We believe Messrs. Franklin McLarty, Kevin Huchingson, Beau Blair, Dewitt Smith, or the Investment Team, have extensive experience with the investment objectives to be pursued by the company, including their knowledge, skill-sets, relationships, existing infrastructure, and policies and procedures will provide the company with enhanced opportunities to identify and determine investment value and to successfully make investments. Specifically, our competitive strengths include the following:

▪	Highly experienced investment professionals: The company’s management and Investment Team is comprised of highly experienced real estate, private equity, automotive and investment professionals with over $1.5 billion of combined real estate transaction experience. We gain a competitive advantage by pursuing Investments with unrealized, value-added potential and exercising aggressive asset management strategies. We distinguish ourselves in the marketplace at every step of the deal process by leveraging the strengths and talents of the team. Our leadership’s 80+ years of combined experience covers a wide variety of commercial real estate disciplines including land development, construction, sales and leasing, asset and property management, financial analysis, financing and structuring complex investments.

▪	Highly experienced finance and accounting administration professionals: The REIT’s management and its Advisor are supported by CapRocq Real Estate Finance, LLC, or the Subadvisor, which is comprised of highly skilled professionals in finance, accounting and legal. The Subadvisor’s team includes a certified public accountant, chartered financial analyst, juris doctor, master of business administration, and all have extensive experience in financial management of real estate and private equity operations and monitoring post-acquisition activity. The Subadvisor will be contracted by the Advisor to manage the day-to-day oversight and controls related to the finance and accounting administration functions of the company and the real estate investment portfolio.

▪	Proven investment strategy: Since 2012, our Investment Team has demonstrated a strong track record of success having identified, acquired, owned, operated and managed a portfolio of approximately $325 million in Class A commercial properties primarily located in the Heartland of the United States. In addition, the principals of the Advisor have formed a strategic partnership with a NYSE publicly traded REIT that has executed $80 million of commercial real estate property used by operators of multi-site, multi-franchised automotive dealerships throughout the U.S.

▪	Origination, execution and portfolio management: Our Investment Team has an unparalleled network of contacts who can be tapped for deal sourcing and due diligence, an established infrastructure and disciplined deal execution process, and an active portfolio management process and approach that allows for close and effective monitoring of our investments.

▪	Strong investment track record. The Advisor’s key individuals and its affiliates have a strong track record of success. CapRocq Fund I and CapRocq Fund II have acquired and managed approximately $325 million in assets since 2012. CapRocq Fund I, our first multi-property affiliated investment fund, has invested in 21 properties since its first close in December 2012, representing (i) office properties, (ii) flex industrial, and (iii) retail. CapRocq Fund I has paid out a 5.0% annualized cash distribution in each consecutive quarter since the first quarter of 2013. CapRocq Fund II, our second multi-property affiliated investment fund, has invested in 12 properties since the third quarter of 2014, with a portfolio consisting of predominantly multi-tenant office properties. CapRocq Fund II, has consistently paid out a 5.0% annualized cash return to investors.

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 Summary Risk Factors

An investment in our share of common stock involves a number of risks. See “Risk Factors,” beginning on page 12 of this offering circular. Some of the more significant risks include those set forth below.

•	We will only own one Initial Property upon raising the minimum offering amount and should not be considered diversified. We have currently identified three additional potential acquisition opportunities, but these may not materialize depending on our offering and the timing of funds.
•	Each of the four Initial Properties we have identified are majority owned by entities affiliated with us and our Advisor. While any acquisition of an affiliated property will be based on market terms and in accordance with our investment policies, substantial conflicts of interest exist for our Advisor and management team in advising each side of such transactions.
•	We were recently organized and do not have a significant operating history or financial resources. There is no assurance that we will be able to successfully achieve our investment objectives.
•	Investors will not have the opportunity to evaluate or approve any Investments prior to our financing or acquisition thereof.
•	We may not be able to invest the net proceeds of this offering on terms acceptable to investors, or at all.
•	Investors will rely solely on the Advisor to manage the company and our Investments. The Advisor will have broad discretion to invest our capital and make decisions regarding Investments. Investors will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as an Investor. In addition, our board of directors may approve changes to our policies without your approval.
•	There are substantial risks associated with owning, financing, operating and leasing real estate, and value-added real estate investments may involve additional risks.
•	The amount of distributions we may make is uncertain. We may fund distributions from offering proceeds, borrowings, and/or from the sale of assets, to the extent distributions exceed our earnings or cash flows from operations. There is no limit on the amount of offering proceeds we may use to fund distributions. Distributions paid from sources other than cash flow or funds from operations may constitute a return of capital to our stockholders. Rates of distribution may not be indicative of our operating results.
•	The offering price of our common stock was not established based upon any appraisals of assets we own or may own, and will not be adjusted based upon any such appraisals. Thus, the offering price may not accurately reflect the value of our assets at the time an Investor’s investment is made.
•	Real estate-related investments, including joint ventures, co-investments and real estate-related securities, involve substantial risks.
•	The company will pay substantial fees and expenses to the Advisor and its affiliates. These fees will increase Investors’ risk of loss, and will reduce the amounts available for Investments.
•	Substantial actual and potential conflicts of interest exist between our Investors and our interests or the interests of our Advisor, and our respective affiliates, including conflicts arising out of (a) allocation of personnel to our activities, and/or allocation of investment opportunities between us.
•	Messrs. McLarty, Huchingson, Blair and Smith each own a 25% Class A Voting Membership Units in the Advisor, and each will serve as a managing member and senior officer of the Advisor.
•	The Advisor expects to engage Colliers International Arkansas, or Colliers Arkansas, to serve as the outsourced on-site property manager for the Initial Property and certain other Investments acquired by the company. Colliers Arkansas will receive a property management fee of 4.0% of the monthly gross revenue from each such Investment. Kevin Huchingson, a managing member and senior officer of the Advisor, serves as CEO and President of Colliers Arkansas.
•	An Investor could lose all or a substantial portion of its investment.
•	There is no public trading market for our common stock, and we are not obligated to effectuate a liquidity event by a certain date or at all. It will thus be difficult for an Investor to sell its shares of our common stock.
•	We may fail to qualify or maintain our qualification as a REIT for federal income tax purposes. We would then be subject to corporate level taxation and we would not be required to pay any distributions to our stockholders.

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Compensation to Our Advisor and Affiliates

Type	Description

Organization and Offering Stage

Estimated Offering Expenses	Affiliates of the company, including the Advisor and CapRocq Core III, LLC, an Arkansas limited liability company, or Core III, which is owned and managed by Messrs. McLarty, Huchingson and Blair, will be reimbursed for an estimated $350,000 in offering expenses. Estimated offering expenses include legal, accounting, printing, advertising, travel, marketing, blue sky compliance, consulting and advisory fees, transfer agent and escrow fees, and other expenses of this offering.

Development and Acquisition Stage

Financing Fee	Our Advisor will be entitled to receive a financing fee equal to 1.0% of the principal balance of the financing obtained in connection with the acquisition of each Investment. Assuming that we raise the maximum offering amount, resulting in $45,111,500 in net proceeds, and that we purchase Investments using our target leverage of 70%, we anticipate that financing fees of approximately $1,052,602 will be paid to our Advisor as a result of this offering.

Acquisition Fee	Our Advisor will receive an acquisition fee equal to 1.5% of the purchase price plus transaction costs, for each Investment made on our behalf at the closing of the acquisition of each Investment, in consideration for the Advisor’s assistance in effectuating such acquisition. Assuming that we raise the maximum offering amount, resulting in $45,111,500 in net proceeds, and that we buy properties using our target leverage of 70%, we anticipate that acquisition fees of approximately $2,255,575 will be paid to our Advisor as a result of this offering.

Operating Stage

Asset Management Fee

We will pay our Advisor a monthly asset management fee equal to 2.0% per annum of our stockholders’ equity, which fee will be payable in arrears in cash. For purposes of calculating the asset management fee, our stockholders’ equity means: (a) the sum of (1) the net proceeds from (or equity value assigned to) all issuances of the company’s equity and equity equivalent securities (including common stock, common stock equivalents, preferred stock and OP Units issued by our operating partnership) since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (2) the company’s retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that our company has paid to repurchase our common stock issued in this or any subsequent offering. Stockholders’ equity also excludes (1) any unrealized gains and losses and other non-cash items (including depreciation and amortization) that have impacted stockholders’ equity as reported in the company’s financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between our Advisor and our independent director(s) and approval by a majority of our independent directors. Assuming that we raise the maximum offering amount, we anticipate we will receive $45,111,500 in net proceeds from this offering. Accordingly, we estimate that our Advisor would receive an annual asset management fee of approximately $902,230 if we were to raise no additional equity and no additional adjustments were made.

Property Management Fee	The Advisor expects to engage Colliers Arkansas, an affiliate of our Advisor, to serve as the outsourced on-site property manager for the Initial Property and certain other Investments acquired by the company. In addition, the Advisor may from time to time engage other third parties, including affiliates of Colliers Arkansas or other affiliates of the Advisor, to provide on-site property management services for the Investments. We refer to these service providers, including, in such context, Colliers Arkansas, as Property Managers, and each, a Property Manager. The Property Manager for each of our Investments will receive a property management fee of 4.0% of the monthly gross revenue from the Investment. The property management fee will be paid in arrears on a monthly basis. Kevin Huchingson, a managing member and senior officer of the Advisor, serves as CEO and President of Colliers Arkansas. We cannot estimate the property management fees that will be payable to the Property Manager at this time.

Expense Reimbursements	The Advisor will be reimbursed for expenses relating to preparing tax returns and accounting services.

Incentive Fee

Our Advisor will be entitled to an incentive fee, payable quarterly, equal to an amount, not less than zero, equal to the difference between  (1) the product of (x) 20% and (y) the difference between (i) our Adjusted Funds from Operations (AFFO) (as further defined below) for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price of equity securities issued in this offering and in future offerings and transactions, multiplied by the weighted average number of all shares of our common stock outstanding on a fully-diluted basis (including any restricted stock units, any restricted shares of common stock and OP Units) in the previous 12-month period, exclusive of equity securities issued prior to this offering, and (B) 7.0%, and (2) the sum of any incentive fee paid to our Advisor with respect to the first three calendar quarters of such previous 12-month period. For purposes of calculating the incentive fee during the first 12 months after completion of this offering, AFFO will be determined by annualizing the applicable period following completion of this offering.   See "Our Management and Related Agreements" – "Our Advisor" — "Incentive Compensation" herein for further details of the Incentive Fee.

AFFO is calculated by removing the effect of items that do not reflect ongoing property operations. We further adjust FFO for certain items that are not added to net income in NAREIT’s definition of FFO, such as acquisition expenses, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtract recurring capital expenditures (and, when calculating the incentive fee only, we further adjust FFO to include any realized gains or losses on our real estate investments). The following example illustrates how we would calculate our quarterly incentive fee in accordance with the Advisory Agreement. Our actual results may differ materially from the following example.

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Assume the following:

•	AFFO for the 12-month period equals $4,000,000;

•	3,000,000 shares of common stock are outstanding and the weighted average number of shares of common stock outstanding during the 12-month period is 3,000,000;

•	weighted average issue price per share of common stock is $10.00; and

•	incentive fees paid during the first three quarters of such 12-month period are $300,000.

Under these assumptions, the quarterly incentive fee payable to our Advisor would be $80,000, as calculated below:

1.	AFFO	$4,000,000
2.	Weighted average issue price per share of common stock of $10.00 multiplied by the weighted average number of shares of common stock outstanding of 3,000,000 multiplied by 7%	$2,100,000
3.	Excess of AFFO over amount calculated in 2 above	$1,900,000
4.	20% of the amount calculated in 3 above	$380,000
5.	Incentive fee equals the amount calculated in 4 above less the incentive fees paid during the first three quarters of such previous 12-month period;	$300,000
6.	Quarterly incentive fee payable to our Advisor:	$80,000

Pursuant to the calculation formula, if AFFO increases and the weighted average share price and weighted average number of shares of common stock outstanding remain constant, the incentive fee will increase.

Our Advisor will compute each quarterly installment of the incentive fee within 45 days after the end of the calendar quarter with respect to which such installment is payable and promptly deliver such calculation to our board of directors. The amount of the installment shown in the calculation will be due and payable no later than the date which is five business days after the date of delivery of such computation to our board of directors.

Termination Stage
Termination Fee

Unless terminated for cause, our Advisor will be paid a termination fee equal to three times the sum of the asset management fee and incentive fee earned, in each case, by our Advisor during the 12-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter. The termination of the Advisory Agreement may be, but will not necessarily be, a part of the termination and liquidation of our company.

Our Initial Property Acquisition

Upon raising the minimum offering amount, we intend to purchase the Village on the Creeks—Colgate Property through a combination of cash and new debt financing, which we expect to obtain from IBERIABANK. We have agreed to a purchase price of $9,100,000, comprised of approximately $3,003,000 in cash and anticipated new debt financing of $6,097,000, which purchase price our Advisor and affiliated Seller negotiated based, in part, on an independent, MAI third party appraisal. The purchase price of the Village on the Creeks—Colgate Property does not exceed its appraised value. While we may issue OP Units as consideration for the acquisition of future properties, we will not issue OP Units as consideration for the acquisition of the Village on the Creeks—Colgate Property. Any future issuances of OP Units (and the issuance of any shares of common stock we may elect to issue upon redemption of any such OP Units) will be effected in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Our purchase of the Village on the Creeks—Colgate Property is subject to customary closing conditions and real estate prorations, and raising of the minimum offering amount.

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Conflicts of Interest

Our officers and directors, and the owners and officers of our Advisor and its affiliates are involved in, and will continue to be involved in, the ownership and advising of other real estate entities and programs, including those sponsored by the key individuals of CapRocq and its affiliates or in which one or more of the officers or directors of the company is a manager or participant. These pre-existing interests, and similar additional interests as may arise in the future, may give rise to conflicts of interest with respect to our business, our investments and our investment opportunities. In particular, but without limitation:

•	Our Advisor, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of real estate investments, and such conflicts may not be resolved in our favor. This could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment in us.

•	If we acquire properties from entities owned or sponsored by affiliates of our Advisor, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations with a third party.

•	Our Advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions.

•	Our Advisor and its affiliates, including our officers, some of whom are also our directors, face conflicts of interest caused by their ownership of our Advisor and their roles with other programs, which could result in actions that are not in the long-term best interests of our stockholders.

•	If the competing demands for the time of our Advisor, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and result in lower distributions to you.

We do not have a policy that expressly restricts any of our directors, officers, stockholders or affiliates, including our Advisor and its officers and employees, from having a pecuniary interest in an investment in or from conducting, for their own account, business activities of the type we conduct. We have not adopted any specific conflicts of interest policies, and, therefore, other than in respect of the restrictions placed on our Advisor in the Advisory Agreement, we will be reliant upon the good faith of our Advisor, officers and directors in the resolution of any conflict.

Financing Policy

We anticipate that with respect to Investments either acquired with debt financing or refinanced, the debt financing amount will not exceed 80% of the acquisition price of a particular Investment without the approval of our board of directors, provided, however, we are not restricted in the amount of leverage we may use to finance an Investment. Particular Investments may be more highly leveraged. The overall indebtedness of the company may not exceed a 70% loan-to-value ratio without the approval of our board of directors. Further, the Advisor expects that any debt financing for an Investment will be secured by that Investment or the interests in an entity that owns that Investment.

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Distribution Policy

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual taxable income (excluding net capital gains and income from operations or sales through a taxable REIT subsidiary, or TRS). We intend to make regular cash distributions to our stockholders out of our cash available for distribution, typically on a quarterly basis. Our board of directors will determine the amount of distributions to be distributed to our stockholders on a quarterly basis. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT qualification under the Code. As a result, our distribution rate and payment frequency may vary from time to time. Generally, our policy will be to pay distributions from cash flow from operations. However, our distributions may be paid from sources other than cash flows from operations, such as from the proceeds of this offering, borrowings, advances from our Advisor or from our Advisor’s deferral of its fees and expense reimbursements, as necessary. See “Distribution Policy.”

REIT Status

We intend to elect to be treated as a REIT for federal income tax purposes. As long as we maintain our qualification as a REIT, we generally will not be subject to federal income or excise tax on income that we currently distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gain) to its stockholders. If we fail to maintain our qualification as a REIT in any year, our income will be subject to federal income tax at regular corporate rates, regardless of our distributions to stockholders, and we may be precluded from qualifying for treatment as a REIT for the five-year period immediately following the taxable year in which such failure occurs. Even if we qualify for treatment as a REIT, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income. Moreover, if we establish TRSs, such TRSs generally will be subject to federal income taxation and to various other taxes.

Restriction on Ownership and Transfer of Our Common Stock

Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% in value of the outstanding shares of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, unless otherwise excepted (prospectively or retroactively) by our board of directors. Our charter also contains other restrictions designed to help us maintain our qualification as a REIT. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Background and Corporate Information

We were incorporated on August 24, 2016 under the laws of the State of Maryland for the purpose of raising capital and acquiring a portfolio of real estate assets. Our principal executive offices are located at 1 Allied Drive, Suite 1500, Little Rock, Arkansas 72202. Our telephone number is (501) 372-6161.

Reporting Requirements under Tier 2 of Regulation A

Following this Tier 2 Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file (i) an annual report with the SEC on Form 1-K, (ii) a semi-annual report with the SEC on Form 1-SA, (iii) current reports with the SEC on Form 1-U, and (iv) an exit notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

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The Offering

Common stock offered by us:	5,000,000 shares

Common stock to be outstanding after this offering (assuming the maximum offering amount is sold):	5,000,003 shares

Dividend rights:	Holders of our common stock will share proportionately in any dividends authorized by our board of directors and declared by us.

Voting rights:	Each share of our common stock will entitle its holder to one vote per share.

Use of Proceeds:	We estimate that the net proceeds of this offering will be approximately $3,438,750 if we raise the minimum offering amount and $45,111,500 if we raise the maximum offering amount, after deducting (i) estimated offering expenses, including legal, accounting, printing, advertising, travel, marketing, blue sky compliance, consulting and advisory fees, transfer agent and escrow fees; and other expenses of this offering; (ii) sales commissions of up to eight and one-half percent (8.5%) of the offering proceeds payable to the dealer-manager, which it may re-allow and pay to participating broker-dealers who sell shares provided, however, the selling commission shall be reduced to four percent (4.0%) with respect to that amount of gross offering proceeds received from investors who have a pre-existing relationship with us and our affiliates, including but not limited to any limited partner of CapRocq Fund I and CapRocq Fund II, or any affiliate of the aforementioned; and (iii) reimbursement of the dealer-manager for reasonable expenses incurred in connection with the offering, in the anticipated amount of approximately 2.4% of the gross offering proceeds if the minimum offering amount is raised and approximately 0.2% of the gross offering proceeds if the maximum offering amount is raised. Specified sales may be made net of selling commissions, accountable expense allowance and non-accountable expense allowance. See “Plan of Distribution.” We intend to use the net proceeds of this offering as follows:

•	approximately $3,003,000 to fund our acquisition of our Initial Property; and

•	the balance for future acquisitions (including but not limited to the acquisitions of the Additional Properties from affiliates and the payment of expenses and fees related thereto), and for general corporate and working capital purposes, which may include the repayment of indebtedness and the funding of capital improvements at our Investments.

Tier 2 Offering Under Regulation A

This is a Tier 2 offering under Regulation A, whereby the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we intend to apply for these qualified securities to be eligible for quotation on an alternative trading system. There is no guarantee that we will be quoted or that a market will develop.

Generally, if you are not an "accredited investor" as defined in Rule 501(a) of Regulation D (17 CFR §230.501(a)) no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. See “Plan of Distribution – Investment Limitations.”

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RISK FACTORS

Prospective investors should be aware that an investment in shares of the company’s common stock involves a high, and sometimes speculative, degree of risk, and is suitable only for persons or entities who are able to evaluate the risks of the investment. An investment in our shares should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully read this offering circular prior to making a decision to purchase shares.

It is impossible to accurately predict the results to an investor from an investment in shares of the company’s common stock because of general risks associated with the ownership and operation of real estate, the risks associated with the types of properties the company intends to acquire, and certain tax risks, among other risks. These risks may be exacerbated by the additional risks associated with the specific properties that the company acquires and the ownership structure of the Investment. Such specific risks include, but are not limited to, high vacancy rates, tenants in possession but not paying rent, tenants paying rent but who have “gone dark,” properties that need substantial capital improvements and/or repositioning in their local markets, properties that are not generating income, and risks relating to joint venture and co-investor structures. In addition, prospective investors must rely solely upon the Advisor to identify Investment opportunities and to negotiate any debt financing. Prospective investors who are unwilling to rely solely on the Advisor should not invest in our shares.

Each prospective investor should consider carefully, among other risks, the following risks, and should consult with his own legal, tax, and financial advisors with respect thereto prior to investing in shares of the company’s common stock.

Risks Related to Our Business and Investments

Upon raising the minimum offering amount, we will only own one Investment. Upon raising the minimum offering amount, our portfolio will consist only of the Village on the Creeks-Colgate Property.  We have identified the three Additional Properties that we intend to purchase from affiliates, if the properties are available and we can agree on a price that our Advisor believes is accretive. We cannot provide prospective investors with any specific information as to the identification, location, operating histories, lease terms or other relevant economic and financial data regarding any other Investments we will make with the net proceeds of this offering. Our success is totally dependent on our ability to make Investments consistent with our investment goals, and a failure to do so is likely to materially and adversely affect returns to our stockholders.

Because we will own only one Investment and have only identified three potential acquisitions from affiliates, you will not have the opportunity to evaluate our Investments before we make them. Because we have not identified all of the specific assets that we will acquire with the proceeds raised in this offering, we are not able to provide you with information that you may want to evaluate before deciding to invest in our shares. Our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate, including developed and undeveloped properties, entities owning these assets or other real estate assets regardless of geographic location or property type.  Our Advisor and board of directors have absolute discretion in implementing these policies and strategies, subject to the restrictions on investment objectives and policies set forth in our charter.  Because you cannot evaluate our investments in advance of purchasing shares of our common stock, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

We are different in some respects from other investment vehicles sponsored by the managing members of the Advisor, and therefore the past performance of such investments may not be indicative of our future results, and the managing members of the Advisor may have limited experience in acquiring and operating certain types of real estate investments that we may acquire. We are the Advisor’s first publicly-offered investment vehicle. We collectively refer to real estate joint ventures, funds and programs as investment vehicles. All of the previous investment vehicles of CapRocq-affiliated entities were conducted through privately-held entities, which were not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations that govern us, including reporting requirements under the federal securities laws and tax and other regulations applicable to REITs. Only two of the previous investment vehicles sponsored by the managing members of the Advisor have been multi-property programs. Thus, the past performance of other investment vehicles sponsored by the Advisor’s affiliates may not be indicative of our future results, and we may not be able to successfully operate our business and implement our investment strategy, which may be different in a number of respects from the operations previously conducted by affiliates of the Advisor. As a result of all of these factors, you should not rely on the past performance of other investment vehicles sponsored by the Advisor and its affiliates to predict or as an indication of our future performance.

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Our future growth will depend upon our ability to acquire and lease properties in a competitive real estate business and to raise additional capital. Our future growth will depend, in large part, upon our ability to acquire and lease properties and raise additional capital. In order to grow we need to continue to acquire and finance investment properties and sell non-core properties. We face significant competition with respect to our acquisition and origination of assets from many other companies, including other REITs, insurance companies, private investment funds, hedge funds, specialty finance companies and other investors. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, there is significant competition on a national, regional and local level with respect to property management services and in commercial real estate services generally, and we are subject to competition from large national and multi-national firms as well as local or regional firms that offer similar services to ours. Some of our competitors may have greater financial and operational resources, larger customer bases, and more established relationships with their customers and suppliers than we do. The competitive pressures we face, if not effectively managed, may have a material adverse effect on our business, financial condition, liquidity and results of operations.

Also, as a result of this competition, we may not be able to take advantage of attractive origination and investment opportunities, and therefore may not be able to identify and pursue opportunities that are consistent with our objectives. Competition may limit the number of suitable investment opportunities offered to us. It may also result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay our investment in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to declare and make distributions to our stockholders.

Our Advisor may not be successful in identifying and consummating suitable investment opportunities. Our investment strategy requires us, through our Advisor, to identify suitable investment opportunities compatible with our investment criteria. Our Advisor may not be successful in identifying suitable opportunities that meet our criteria or in consummating investments, including those identified as part of our investment pipeline, on satisfactory terms or at all. Our ability to make investments on favorable terms may be constrained by several factors including, but not limited to, competition from other investors with significant capital, including publicly-traded REITs and institutional investment funds, which may significantly increase investment costs; and/or the inability to finance an investment on favorable terms or at all. The failure to identify or consummate investments on satisfactory terms, or at all, may impede our growth and negatively affect our cash available for distribution to our stockholders.

If we cannot obtain additional capital, our ability to make acquisitions and lease properties will be limited. We are subject to risks associated with debt and capital stock issuances, and such issuances may have consequences to holders of shares of our common stock. Our ability to make acquisitions and lease properties will depend, in large part, upon our ability to raise additional capital. If we were to raise additional capital through the issuance of equity securities, we could dilute the interests of holders of shares of our common stock. Our board of directors may authorize the issuance of classes or series of preferred stock which may have rights that could dilute, or otherwise adversely affect, the interest of holders of shares our common stock.

Further, we expect to incur additional indebtedness in the future, which may include a corporate credit facility. Such indebtedness could also have other important consequences to holders of our common and preferred stock, including subjecting us to covenants restricting our operating flexibility, increasing our vulnerability to general adverse economic and industry conditions, limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, requiring the use of a portion of our cash flow from operations for the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements, and limiting our flexibility in planning for, or reacting to, changes in our business and our industry.

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Lack of diversification in number of investments increases our dependence on individual investments. If we acquire property interests that are large in relation to our overall size, our portfolio could become even more concentrated, increasing the risk of loss to stockholders if a default or other problem arises. Alternatively, property sales may reduce the aggregate amount of our property investment portfolio in value or number. As a result, our portfolio could become concentrated in larger assets, thereby reducing the benefits of diversification by geography, property type, tenancy or other measures.

We may never reach sufficient size to achieve diversity in our portfolio. Our present investment objectives currently anticipate us beginning operations, following the completion of raising the minimum offering amount, as a comparatively small company with a relatively modest number of Investments, resulting in a portfolio that may lack geographic and/or tenant diversity. While we intend to endeavor to grow and diversify our portfolio through additional property acquisitions, we may never reach a significant size to achieve true portfolio diversity.

We have no operating history and limited capitalization. We were organized on August 24, 2016 for the purpose of engaging in the activities set forth in this offering circular. We have no history of operations and, accordingly, no performance history to which a potential investor may refer in determining whether to invest in us. While we will engage in this offering to raise capital, we will nonetheless have limited capitalization. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by new ventures, including our reliance on the Advisor and its key personnel and affiliates and other factors. The Advisor believes that the risks associated with real estate investing can be reduced by diversifying among multiple Investments. However, there is no assurance that any attempts by the Advisor to diversify will reduce the potential for the company to incur losses. A significant financial reversal for the Advisor or its affiliates could adversely affect the ability of the Advisor to satisfy its obligation to manage the company.

The market for real estate investments is highly competitive. Identifying attractive real estate investment opportunities, particularly in the value-added real estate arena, is difficult and involves a high degree of uncertainty. Furthermore, the historical performance of a particular property or market is not a guarantee or prediction of the property’s or market’s future performance. There can be no assurance that we will be able to locate suitable acquisition opportunities, achieve our investment goal and objectives, or fully deploy for investment the net proceeds of this offering.

Because of the recent growth in demand for real estate investments, there may be increased competition among investors to invest in the same asset classes as the company. This competition may lead to an increase in the investment prices or otherwise less favorable investment terms. If this situation occurs with a particular Investment, our return on that Investment is likely to be less than the return we could have achieved if we had invested at a time of less investor competition for the Investment. For this and other reasons, the Advisor is under no restrictions concerning the timing of Investments.

We are required to make a number of judgments in applying accounting policies, and different estimates and assumptions in the application of these policies could result in changes to our reporting of financial condition and results of operations. Various estimates are used in the preparation of our financial statements, including estimates related to asset and liability valuations (or potential impairments) and various receivables. Often these estimates require the use of market data values that may be difficult to assess, as well as estimates of future performance or receivables collectability that may be difficult to accurately predict. While we have identified those accounting policies that are considered critical and have procedures in place to facilitate the associated judgments, different assumptions in the application of these policies could result in material changes to our financial condition and results of operations.

We utilize, and intend to continue to utilize, leverage, which may limit our financial flexibility in the future. We make acquisitions and operate our business in part through the utilization of leverage pursuant to loan agreements with various financial institutions. These loan agreements contain financial covenants that restrict our operations. These financial covenants, as well as any future financial covenants we may enter into through further loan agreements, could inhibit our financial flexibility in the future and prevent distributions to stockholders.

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We may incur losses as a result of ineffective risk management processes and strategies. We seek to monitor and control our risk exposure through a risk and control framework encompassing a variety of separate but complementary financial, credit, operational, compliance and legal reporting systems, internal controls, management review processes and other mechanisms. While we employ a broad and diversified set of risk monitoring and risk mitigation techniques, those techniques and the judgments that accompany their application cannot anticipate every economic and financial outcome or the specifics and timing of such outcomes. Thus, we may, in the course of our activities, incur losses due to these risks.

We are dependent on information systems and third parties, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to make distributions to our stockholders. Our business is dependent on communications and information systems, some of which are provided by third parties. Any failure or interruption of our systems could cause delays or other problems, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to make distributions to our stockholders.

Inflation may adversely affect our financial condition and results of operations. Although inflation has not materially impacted the results of operations of our affiliates in the recent past, increased inflation could have a more pronounced negative impact on any variable rate debt we incur in the future and on our results of operations. During times when inflation is greater than increases in rent, the contracted rent increases called for under our leases may be unable to keep pace with the rate of inflation. Likewise, substantial inflationary pressures and increased costs may have an adverse impact on our tenants, which may adversely affect the ability of our tenants to pay rent.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses. Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, new Securities and Exchange Commission regulations and stock exchange rules and state blue sky laws, regulations and filing requirements, are creating uncertainty for companies such as ours. These new or changed laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations, and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Risks Related to our Management and Relationships with our Advisor

We are dependent on our Advisor and its key personnel for our success. Currently, we are advised by our Advisor and, pursuant to the Advisory Agreement, our Advisor is not obligated to dedicate any specific personnel exclusively to us, nor is its personnel obligated to dedicate any specific portion of their time to the management of our business. As a result, we cannot provide any assurances regarding the amount of time our Advisor will dedicate to the management of our business. Moreover, several of our officers and non-independent directors are also members of our Advisor or one of its affiliates, and these individuals have significant responsibilities for other investment vehicles currently managed by affiliates, and may not always be able to devote sufficient time to the management of our business. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed.

In addition, we offer no assurance that our Advisor will remain our Advisor, or that we will continue to have access to our Advisor’s principals and professionals. The initial term of our Advisory Agreement with our Advisor only extends 24 months, with automatic one-year renewals thereafter, and may be terminated earlier under certain circumstances. If the Advisory Agreement is terminated or not renewed and no suitable replacement is found to manage us, we may not be able to execute our business plan, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

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The inability of our Advisor to retain or obtain key personnel could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment. Our Advisor is obligated to supply us with substantially all of our senior management team, including our president, treasurer, secretary, chief accounting officer, chief investment officer and chief operating officer. Subject to investment, leverage and other guidelines or policies adopted by our board of directors, our Advisor has significant discretion regarding the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend significantly upon the experience, skill, resources, relationships and contacts of the senior officers and key personnel of our Advisor and its affiliates. In particular, our success depends to a significant degree upon the contributions of Messrs. Franklin McLarty, Kevin Huchingson, Beau Blair and Dewitt Smith, who are managing members and senior officers of our Advisor. We do not have employment agreements with any of these key personnel and do not have key man life insurance on any of them. If any of Messrs. McLarty, Huchingson, Blair or Smith were to cease their affiliation with us or our Advisor, our Advisor may be unable to find suitable replacements, and our operating results could suffer. We believe that our future success depends, in large part, upon our Advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled personnel is intense, and our Advisor may be unsuccessful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of highly skilled personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our Advisor’s limited operating history makes it difficult for you to evaluate this investment. Our Advisor has less than one year of operating history and may not be able to successfully operate our business or achieve our investment objectives. We may not be able to conduct our business as described in our plan of operation.

Termination of our Advisory Agreement, even for poor performance, could be difficult and costly, including as a result of termination or incentive fees, and may cause us to be unable to execute our business plan. Termination of our Advisory Agreement without cause, even for poor performance, could be difficult and costly. We may generally terminate our Advisor for “cause” (as defined in our Advisory Agreement); provided, that if we are terminating due to a “change of control” of our Advisor (as defined in our Advisory Agreement), a majority of our directors must determine such change of control is materially detrimental to us prior to any termination. If we terminate the Advisory Agreement without cause or in connection with an internalization, or if the Advisor terminates the Advisory Agreement because of a material breach thereof by us or as a result of a change of control of our company, we must pay our Advisor a termination fee payable in cash or, in connection with an internalization, acquire our Advisor at an equivalent price, which may include a contribution of the Advisor’s assets in exchange for OP Units or other tax-efficient transaction. The termination fee, if any, will be equal to three times the sum of the asset management fee and incentive fee earned, in each case, by our Advisor during the 12-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may substantially restrict our ability to terminate the Advisory Agreement without cause and would cause us to incur substantial costs in connection with such a termination. Furthermore, in the event that our Advisory Agreement is terminated, with or without cause, and we are unable to identify a suitable replacement to manage us, our ability to execute our business plan could be adversely affected.

Because we are dependent upon our Advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our Advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment. We are dependent on our Advisor and its affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Under the direction of our board of directors, and subject to our investment guidelines, our Advisor makes all decisions with respect to the management of our company. Our Advisor depends upon the fees and other compensation that it receives from us in connection with managing our company to conduct its operations. Any adverse changes in the financial condition of our Advisor or its affiliates, or our relationship with our Advisor, could hinder its ability to successfully manage our operations and our portfolio of investments, which would adversely affect us and our stockholders.

Our board of directors has approved very broad investment guidelines for our Advisor and will not approve each investment and financing decision made by our Advisor unless such approval is required by our investment guidelines. Our Advisor is authorized to follow very broad investment guidelines established by our board of directors. Our board of directors will periodically review our investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed investments, except in limited circumstances as set forth in our investment guidelines. In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to them by our Advisor. Furthermore, transactions entered into by our Advisor may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our board of directors will be controlled by affiliates of our Advisor. Our Advisor has great latitude within the broad parameters of our investment guidelines in determining the types and amounts of assets in which to invest on our behalf, including making investments that may result in returns that are substantially below expectations or result in losses, which would materially and adversely affect our business and results of operations, or may otherwise not be in the best interests of our stockholders.

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Our Advisor and our senior management team have no experience managing a REIT. Our Advisor and our senior management team have no experience managing a REIT. We cannot assure you that the past experience of our Advisor and our senior management team will be sufficient to successfully operate our company as a REIT, including the requirements to timely meet disclosure requirements of the SEC, state requirements, and requirements relative to maintaining our qualification as a REIT.

The Advisor may fail to identify acceptable Investments. There can be no assurances that the Advisor will be able to identify, make or acquire suitable Investments meeting our investment criteria. There is no guarantee that any Investment selected by the Advisor will generate operating income or gains. While affiliates of the Advisor have been successful in the past in identifying and structuring favorable real estate investments, there is no guarantee that the Advisor will be able to identify and structure favorable Investments in the future.

We must pay the Advisor certain fees regardless of performance. The Advisor will receive fees in connection with transactions involving the purchase, origination, management and sale of our Investments regardless of the quality of the Investment acquired or the services provided by the Advisor. For example, acquisition fees are based on the amount funded by the company to originate or acquire an Investment, which may create an incentive for the Advisor to accept a higher origination value or acquisition price for those Investments than would otherwise be in our best interest. Additionally, financing fees are based on the amount of financing obtained to acquire an Investment, which may create an incentive for our Advisor to increase the leverage on acquisitions than would otherwise be in our best interest.

Risks Related to the Real Estate Industry and Investments in Real Estate

Our real estate investments are subject to risks particular to real property. Real estate investments are subject to risks particular to real property, including:

•	adverse changes in national and local economic and market conditions, including the credit and securitization markets;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	takings by condemnation or eminent domain;

•	real estate conditions, such as an oversupply of or a reduction in demand for real estate space in the area;

•	the perceptions of tenants and prospective tenants of the convenience, attractiveness and safety of our properties;

•	competition from comparable properties;

•	the occupancy rate of our properties;

•	the ability to collect all rent from tenants on a timely basis;

•	the effects of any bankruptcies or insolvencies of major tenants;

•	the expense of re-leasing space;

•	changes in interest rates and in the availability, cost and terms of mortgage funding;

•	the impact of present or future environmental legislation and compliance with environmental laws;

•	acts of war or terrorism, including the consequences of terrorist attacks;

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses; and

•	cost of compliance with the Americans with Disabilities Act.

If any of these or similar events occur, it may reduce our return from an affected property or investment and reduce or eliminate our ability to make distributions to stockholders.

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Real estate investments are not as liquid as other types of assets, which may reduce economic returns to our stockholders. Real estate investments are not as liquid as other types of investments. In addition, the instruments that we purchase in connection with privately negotiated transactions are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to sell under-performing assets in our portfolio or respond to changes in economic and other conditions may be relatively limited.

Investments in real estate-related assets can be speculative. Investments in real estate-related assets can involve speculative risks and always involve substantial risks. No assurance can be given that the Advisor will be able to execute the investment strategy or that stockholders in the company will realize their investment objectives. No assurance can be given that our stockholders will realize a substantial return (if any) on their investment or that they will not lose their entire investment in the company. For this reason, each prospective purchaser of shares of our common stock should carefully read this offering circular and all exhibits to this offering circular. All such persons or entities should consult with their attorney or business advisor prior to making an investment.

Our Investments may be concentrated. We expect to diversify our Investments, and do not expect to concentrate on any single Investment. However, our Investments may nonetheless result in significant concentration in a single Investment, especially in our initial stages of operation. If such an Investment experienced a material adverse event, the company and our stockholders would likely be significantly and adversely affected.

Liability relating to environmental matters may impact the value of the properties that we may acquire or underlying our Investments. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. If we fail to disclose environmental issues, we could also be liable to a buyer or lessee of a property.

There may be environmental problems associated with our properties which we were unaware of at the time of acquisition. The presence of hazardous substances may adversely affect our ability to sell real estate, including the affected property, or borrow using real estate as collateral. The presence of hazardous substances, if any, on our properties may cause us to incur substantial remediation costs, thus harming our financial condition. In addition, although our leases will generally require our tenants to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a tenant’s activities on the property, we nonetheless would be subject to strict liability by virtue of our ownership interest for environmental liabilities created by such tenants, and we cannot ensure the stockholders that any tenants we might have would satisfy their indemnification obligations under the applicable sales agreement or lease. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders.

Discovery of previously undetected environmentally hazardous conditions, including mold or asbestos, may lead to liability for adverse health effects and costs of remediating the problem could adversely affect our operating results. Under various U.S. federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims related to any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our security holders.

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We may invest in real-estate related Investments, including joint ventures and co-investment arrangements. We expect to primarily invest in properties as sole owner. However, we may, in the Advisor's sole discretion subject to our investment guidelines, invest as a joint venture partner or co-investor in an Investment. In such event, we generally anticipate owning a controlling interest in the joint venture or co-investment vehicle. However, our joint venture partner or co-investor may have a consent or similar right with respect to certain major decisions with respect to an Investment, including a refinancing, sale or other disposition. Additionally, we may rely on our joint venture partner or co-investor to act as the property manager or developer, and, thus, our returns will be subject to the performance of our joint venture partner or co-investor. In addition, we are not restricted from making investments through noncontrolling interests. While the Advisor does not intend for these types of Investments to be a primary focus of the company, the Advisor may make such Investments in its sole discretion.

We expect to lease a significant portion of our real estate to middle-market businesses, which may be more susceptible to adverse market conditions. We expect that a substantial number of our properties will be leased to middle-market businesses that generally have less financial and other resources than larger businesses. Middle-market companies are more likely to be adversely affected by a downturn in their respective businesses or in the regional, national or international economy. As such, negative market conditions affecting existing or potential middle-market tenants, or the industries in which they operate, could materially adversely affect our financial condition and results of operations.

Adverse economic conditions may negatively affect our results of operations and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our Investments. Our operating results may be adversely affected by market and economic challenges, which may negatively affect our returns and profitability and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our Investments. These market and economic challenges include, but are not limited to, the following:

•	any future downturn in the U.S. economy and the related reduction in spending, reduced home prices and high unemployment could result in tenant defaults under leases, vacancies at our properties, and concessions or reduced rental rates under new leases due to reduced demand;

•	the rate of household formation or population growth in our target markets or a continued or exacerbated economic slow-down experienced by the local economies where our properties are located or by the real estate industry generally may result in changes in supply of or demand for our properties in our target markets; and

•	the failure of the real estate market to attract the same level of capital investment in the future that it attracts at the time of our purchases or a reduction in the number of companies seeking to acquire properties may result in the value of our investments not appreciating or decreasing significantly below the amount we pay for these investments.

The length and severity of any economic slow-down or downturn cannot be predicted. Our operations and, as a result, our ability to make distributions to our stockholders and/or our ability to realize appreciation in the value of our properties could be materially and adversely affected to the extent that an economic slow-down or downturn is prolonged or becomes severe.

We may be adversely affected by unfavorable economic changes in the specific geographic areas where our Investments are concentrated. Adverse conditions (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) in the areas where our Investments are located and/or concentrated, and local real estate conditions (such as oversupply of, or reduced demand for, office properties, as well as for retail/mixed-use and/or medical properties) may have an adverse effect on the value of our Investments. A material decline in the demand or the ability of tenants to pay rent for properties in these geographic areas may result in a material decline in our cash available for distribution to our stockholders.

We may not be able to re-lease or renew leases at the Investments held by us on terms favorable to us or at all. We are subject to risks that upon expiration or earlier termination of the leases for space located at our Investments the space may not be re-leased or, if re-leased, the terms of the renewal or re-leasing (including the costs of required renovations or concessions to tenants) may be less favorable than current lease terms. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by an Investment. If we are unable to re-lease or renew leases for all or substantially all of the spaces at these Investments, if the rental rates upon such renewal or re-leasing are significantly lower than expected, if our reserves for these purposes prove inadequate, or if we are required to make significant renovations or concessions to tenants as part of the renewal or re-leasing process, we will experience a reduction in net income and may be required to reduce or eliminate distributions to our stockholders.

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The bankruptcy, insolvency or diminished creditworthiness of our tenants under their leases or delays by our tenants in making rental payments could seriously harm our operating results and financial condition. We lease our properties to tenants, and we receive rents from our tenants during the terms of their respective leases. A tenant’s ability to pay rent is often initially determined by the creditworthiness of the tenant. However, if a tenant’s credit deteriorates, the tenant may default on its obligations under its lease and the tenant may also become bankrupt. The bankruptcy or insolvency of our tenants or other failure to pay is likely to adversely affect the income produced by our real estate investments. Any bankruptcy filings by or relating to one of our tenants could bar us from collecting pre-bankruptcy debts from that tenant or its property, unless we receive an order permitting us to do so from the bankruptcy court. A tenant bankruptcy could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. If a tenant files for bankruptcy, we may not be able to evict the tenant solely because of such bankruptcy or failure to pay. A court, however, may authorize a tenant to reject and terminate its lease with us. In such a case, our claim against the tenant for unpaid, future rent would be subject to a statutory cap that might be substantially less than the remaining rent owed under the lease. In addition, certain amounts paid to us within 90 days prior to the tenant’s bankruptcy filing could be required to be returned to the tenant’s bankruptcy estate. In any event, it is highly unlikely that a bankrupt or insolvent tenant would pay in full amounts it owes us under its lease. In other circumstances, where a tenant’s financial condition has become impaired, we may agree to partially or wholly terminate the lease in advance of the termination date in consideration for a lease termination fee that is likely less than the agreed rental amount. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages. Any unsecured claim we hold against a bankrupt entity may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. We may recover substantially less than the full value of any unsecured claims, which would harm our financial condition.

Lease defaults or terminations or landlord-tenant disputes may adversely reduce our income from our leased property portfolio. Lease defaults or terminations by one or more of our significant tenants may reduce our revenues unless a default is cured or a suitable replacement tenant is found promptly. In addition, disputes may arise between the landlord and tenant that result in the tenant withholding rent payments, possibly for an extended period. These disputes may lead to litigation or other legal procedures to secure payment of the rent withheld or to evict the tenant. In other circumstances, a tenant may have a contractual right to abate or suspend rent payments. Even without such right, a tenant might determine to do so. Any of these situations may result in extended periods during which there is a significant decline in revenues or no revenues generated by the property. If this were to occur, it could adversely affect our results of operations.

Net leases may require us to pay property-related expenses that are not the obligations of our tenants. Under the terms of net leases, in addition to satisfying their rent obligations, tenants are responsible for the payment of real estate taxes, insurance and ordinary maintenance and repairs. However, pursuant to leases we may assume or enter into in the future, we may be required to pay certain expenses, such as the costs of environmental liabilities, roof and structural repairs, insurance, certain non-structural repairs and maintenance and other costs and expenses for which insurance proceeds or other means of recovery are not available. If one or more of our properties incur significant expenses under the terms of the leases, such property, our business, financial condition and results of operations will be adversely affected and the amount of cash available to meet expenses and to make distributions to our stockholders may be reduced.

Net leases may not result in fair market lease rates over time, which could negatively impact our income and reduce the amount of funds available to make distributions to our stockholders. A portion of our rental income may come from net leases, which generally provide the tenant greater discretion in using the leased property than ordinary property leases, such as the right to freely sublease the property, to make alterations in the leased premises and to terminate the lease prior to its expiration under specified circumstances. Furthermore, net leases typically have longer lease terms and, thus, there is an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years. As a result, our income and distributions to our stockholders could be lower than they would otherwise be if we did not engage in net leases.

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We could be adversely affected by various facts and events related to our Investments over which we have limited or no control. We could be adversely affected by various facts and events over which we have limited or no control, such as (i) oversupply of space and changes in market rental rates; (ii) economic or physical decline of the areas where the Investments are located; and (iii) deterioration of the physical condition of our Investments. Negative market conditions or adverse events affecting our existing or potential tenants, or the industries in which they operate, could have an adverse impact on our ability to attract new tenants, re-lease space, collect rent or renew leases, any of which could adversely affect our financial condition.

We may be required to reimburse tenants for overpayments of estimated operating expenses. Under certain of our leases, tenants pay us as additional rent their proportionate share of the costs we incur to manage, operate and maintain the buildings and properties where they rent space. These leases often limit the types and amounts of expenses we can pass through to our tenants and allow the tenants to audit and contest our determination of the operating expenses they are required to pay. Given the complexity of certain additional rent calculations, tenant audit rights under large portfolio leases can remain unresolved for several years. If as a result of a tenant audit it is determined that we have collected more additional rent than we are permitted to collect under a lease, we must refund the excess amount back to the tenant and, sometimes, also reimburse the tenant for its audit costs. Such unexpected reimbursement payments could materially adversely affect our financial condition and results of operations.

An uninsured loss or a loss that exceeds the policies on our Investments could subject us to lost capital or revenue on those properties. Under the terms and conditions of the leases expected to be in force on our Investments, tenants are generally expected to be required to indemnify and hold us harmless from liabilities resulting from injury to persons, air, water, land or property, on or off the premises, due to activities conducted on the Investments, except for claims arising from the negligence or intentional misconduct of us or our agents. Additionally, tenants are generally expected to be required, at the tenants’ expense, to obtain and keep in full force during the term of the lease, a liability insurance policy. Insurance policies are generally expected to be obtained by the tenant providing general liability coverage in varying amounts depending on the facts and circumstances surrounding the tenant and the industry in which it operates. These policies may include liability coverage for bodily injury and property damage arising out of the ownership, use, occupancy or maintenance of the properties and all of their appurtenant areas. To the extent that losses are uninsured or underinsured, we could be subject to lost capital and revenue on those Investments.

Acquired Investments may not meet projected occupancy. If the tenants in an Investment do not renew or extend their leases or if tenants terminate their leases, the operating results of the Investment could be substantially and adversely affected by the loss of revenue and possible increase in operating expenses not reimbursed by the tenants. There can be no assurance that the Investments will be substantially occupied at projected rents. We will anticipate a minimum occupancy rate for each Investment, but there can be no assurance that the Investments will maintain the minimum occupancy rate or meet our anticipated lease-up schedule. In addition, lease-up of the unoccupied space may be achievable only at rental rates less than those we anticipate.

Distributions may represent a return of capital. A portion of the distributed cash may constitute a return of each stockholder’s capital investment in the company. Any such distributions would constitute a return of capital. Accordingly, such distributed cash will not constitute profit or earnings but merely a return of capital.

We could be exposed to environmental liabilities with respect to Investments to which we take title. In the course of our business, and taking title to properties, we could be subject to environmental liabilities with respect to such properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Properties may contain toxic and hazardous materials. Federal, state and local laws impose liability on a landowner for releases or the otherwise improper presence on the premises of hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances. A landowner may be held liable for hazardous materials brought onto the property before it acquired title and for hazardous materials that are not discovered until after it sells the property. Similar liability may occur under applicable state law. If any hazardous materials are found within an Investment that are in violation of law at any time, we may be liable for all cleanup costs, fines, penalties and other costs. This potential liability will continue after we sell the Investment and may apply to hazardous materials present within the Investment before we acquired such Investment. If losses arise from hazardous substance contamination which cannot be recovered from a responsible party, the financial viability of that property may be substantially affected. It is possible that we will acquire an Investment with known or unknown environmental problems which may adversely affect us.

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Properties may contain mold. Mold contamination has been linked to a number of health problems, resulting in recent litigation by tenants seeking various remedies, including damages and ability to terminate their leases. Originally occurring in residential property, mold claims have recently begun to appear in commercial properties as well. Several insurance companies have reported a substantial increase in mold-related claims, causing a growing concern that real estate owners might be subject to increasing lawsuits regarding mold contamination. No assurance can be given that a mold condition will not exist at one or more of our Investments, with the risk of substantial damages, legal fees and possibly loss of tenants. It is unclear whether such mold claims would be covered by the customary insurance policies to be obtained for us.

Significant restrictions on transfer and encumbrance of Investments are expected. The terms of any debt financing for an Investment are expected to prohibit the transfer or further encumbrance of that Investment or any interest in that Investment except with the lender’s prior consent, which consent each lender is expected to be able to withhold. The relative illiquidity of the Investments may prevent or substantially impair our ability to dispose of an Investment at times when it may be otherwise advantageous for us to do so. If we were forced to immediately liquidate some or all of our Investments, the proceeds are likely to result in a significant loss, if such a liquidation is possible at all.

We will likely receive limited representations and warranties from sellers. Investments will likely be acquired with limited representations and warranties from the seller regarding the condition of the Investment, the status of leases, the presence of hazardous substances, the status of governmental approvals and entitlements and other significant matters affecting the use, ownership and enjoyment of the Investment. As a result, if defects in an Investment or other matters adversely affecting an Investment are discovered, we may not be able to pursue a claim for damages against the seller of the Investment. The extent of damages that we may incur as a result of such matters cannot be predicted, but potentially could result in a significant adverse effect on the value of the Investments.

We may experience delays in the sale of an Investment. If a trading market does not develop for our shares and we are not able to list on a registered national securities exchange, we anticipate pursuing a merger, portfolio sale or liquidate our Investments within seven years of the termination of this offering. However, it may not be possible to sell any or all of our Investments at a favorable price, or at all, in such a time frame. If we are unable to sell our Investments in the time frames or for the prices anticipated, our ability to make distributions to you may be materially delayed or reduced, you may not be able to get a return of capital as expected or you may not have any liquidity.

We may be subject to the risk of liability and casualty loss as the owner of an Investment. It is expected that the Advisor will maintain or cause to be maintained insurance against certain liabilities and other losses for an Investment, but the insurance obtained will not cover all amounts or types of loss. There is no assurance that any liability that may occur will be insured or that, if insured, the insurance proceeds will be sufficient to cover the loss. There are certain categories of loss that may be or may become uninsurable or not economically insurable, such as earthquakes, floods and hazardous waste.

Further, if losses arise from hazardous substance contamination that cannot be recovered from a responsible party, the financial viability of the affected Investment may be substantially impaired. It is expected that lenders will require a Phase I environmental site assessment to determine the existence of hazardous materials and other environmental problems prior to making a Loan secured by an Investment. However, a Phase I environmental site assessment generally does not involve invasive testing, but instead is limited to a physical walk through or inspection of an Investment and a review of governmental records. It is possible that we will acquire an Investment with known or unknown environmental problems that may adversely affect our Investments.

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Risks Related to Our Taxation as a REIT

Our failure to qualify as a REIT would result in higher taxes and reduced cash available for stockholders. We intend to continue to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. Our initial and continued qualification as a REIT depends on our satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. Our ability to satisfy some of the asset tests depends upon the fair market values of our assets, some of which are not able to be precisely determined and for which we will not obtain independent appraisals. If we were to fail to qualify as a REIT in any taxable year, and certain statutory relief provisions were not available, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to stockholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution. Unless entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock. Even if we qualify as a REIT, we may be subject to the corporate alternative minimum tax on our items of tax preference if our alternative minimum taxable income exceeds our taxable income.

REIT distribution requirements could adversely affect our liquidity. In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our net taxable income including any net capital gain. We intend to make distributions to our stockholders to comply with the requirements of the Internal Revenue Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions as a result of differences in timing between the actual receipt of income and the recognition of income for federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

Further, amounts distributed will not be available to fund investment activities. We expect to fund our investments by raising equity capital and through borrowings from financial institutions and the debt capital markets. If we fail to obtain debt or equity capital in the future, it could limit our ability to grow, which could have a material adverse effect on the value of our common stock.

The stock ownership limit imposed by the Internal Revenue Code for REITs and our charter may inhibit market activity in our stock and may restrict our business combination opportunities. In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year. Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year for each taxable year. Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by the board of directors, no person may own more than 9.8% of the aggregate value of the outstanding shares of our stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock. The board of directors may not grant such an exemption to any proposed transferee whose ownership in excess of 9.8% of the value of our outstanding shares or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, would result in the termination of our status as a REIT. These ownership limits could delay or prevent a transaction or a change in our control that might be in the best interest of our stockholders.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends. The maximum tax rate applicable to “qualified dividend income” payable to U.S. stockholders that are taxed at individual rates is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

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The prohibited transactions tax may subject us to tax on our gain from sales of property and limit our ability to dispose of our properties. A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we intend to acquire and hold all of our assets as investments and not for sale to customers in the ordinary course of business, the IRS may assert that we are subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property. Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, not all of our prior property dispositions qualified for the safe harbor and we cannot assure you that we can comply with the safe harbor in the future or that we have avoided, or will avoid, owning property that may be characterized as held primarily for sale to customers in the ordinary course of business. Consequently, we may choose not to engage in certain sales of our properties or may conduct such sales through a taxable REIT subsidiary, or TRS, which would be subject to federal and state income taxation. Additionally, in the event that we engage in sales of our properties, any gains from the sales of properties classified as prohibited transactions would be taxed at the 100% prohibited transaction tax rate.

We may be unable to generate sufficient revenue from operations, operating cash flow or portfolio income to pay our operating expenses, and our operating expenses could rise, diminishing our ability and to pay distributions to our stockholders. As a REIT, we are generally required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and not including net capital gains, each year to our stockholders. To qualify for the tax benefits accorded to REITs, we have and intend to continue to make distributions to our stockholders in amounts such that we distribute all or substantially all our net taxable income each year, subject to certain adjustments. However, our ability to make distributions may be adversely affected by the risk factors described herein. Our ability to make and sustain cash distributions is based on many factors, including the return on our investments, the size of our investment portfolio, operating expense levels, and certain restrictions imposed by Maryland law. Some of the factors are beyond our control and a change in any such factor could affect our ability to pay future dividends. No assurance can be given as to our ability to pay distributions to our stockholders. In the event of a downturn in our operating results and financial performance or unanticipated declines in the value of our asset portfolio, we may be unable to declare or pay quarterly distributions or make distributions to our stockholders. The timing and amount of distributions are in the sole discretion of our board of directors, which considers, among other factors, our earnings, financial condition, debt service obligations and applicable debt covenants, REIT qualification requirements and other tax considerations and capital expenditure requirements as our board of directors may deem relevant from time to time.

Although our use of TRSs may partially mitigate the impact of meeting the requirements necessary to maintain our qualification as a REIT, our ownership of and relationship with our TRSs will be limited, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax. A REIT may own up to 100% of the stock of one or more TRSs. A TRS generally may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs; however, beginning as of December 31, 2017, pursuant to the Protecting Americans from Tax Hikes Act of 2015, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Any TRSs that we own will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but will not be required to be distributed to us. We will monitor the value of our investments in TRSs for the purpose of ensuring compliance with the rule that no more than 25% (and beginning as of December 31, 2017, no more than 20%) of the value of a REIT’s assets may consist of TRS securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with any TRSs for the purpose of ensuring that they are entered into on arm’s-length terms in order to avoid incurring the 100% excise tax described above. The value of the securities that we hold in TRSs may not be subject to precise valuation. Accordingly, there can be no assurance that we will be able to comply with the 25% REIT subsidiaries limitation or to avoid application of the 100% excise tax.

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We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock. At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in the U.S. federal income tax laws, regulations or administrative interpretations.

If our operating partnership failed to qualify as a partnership for federal income tax purposes, we would cease to qualify as a REIT and suffer other adverse consequences. We believe that our operating partnership will be treated as a partnership for federal income tax purposes. As a partnership, our operating partnership will not be subject to federal income tax on its income. Instead, each of its partners, including us, will be allocated, and may be required to pay tax with respect to, its share of our operating partnership’s income. We cannot assure you, however, that the IRS will not challenge the status of our operating partnership or any other subsidiary partnership in which we own an interest as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our operating partnership or any such other subsidiary partnership as an entity taxable as a corporation for federal income tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, we would likely cease to qualify as a REIT. Also, the failure of our operating partnership or any subsidiary partnerships to qualify as a partnership could cause it to become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

Non-U.S. stockholders may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled qualified investment entity.” A non-U.S. person disposing of a United States real property interest, including shares of a United States corporation whose assets consist principally of United States real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition of such interest. Certain “qualified foreign pension funds” and certain “qualified shareholders” are exempt from FIRPTA. FIRPTA does not apply, however, to the disposition of shares in a REIT if the REIT is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five-year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-U.S. stockholders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a non-U.S. investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the non-U.S. investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock.

Risks Related to Conflicts of Interest

The Advisory Agreement with our Advisor was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party. Our executive officers, including a majority of our directors, are executives of our Advisor. Our Advisory Agreement was negotiated between related parties and its terms, including fees payable to our Advisor, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Advisory Agreement because of our desire to maintain our ongoing relationship with the Advisor and other affiliates of CapRocq.

We may have conflicts of interest with our Advisor and other affiliates, which could result in investment decisions that are not in the best interests of our stockholders. There are numerous conflicts of interest between our interests and the interests of our Advisor, the CapRocq companies and their respective affiliates, including conflicts arising out of allocation of personnel to our activities, allocation of investment opportunities between us and investment vehicles affiliated with our Advisor, purchase or sale of properties, including from or to CapRocq or its affiliates and fee arrangements with our Advisor that might induce our Advisor to make investment decisions that are not in our best interests. Examples of these potential conflicts of interest include:

•	Competition for the time and services of personnel that work for us and our affiliates;

•	Compensation payable by us to our Advisor and its affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our stockholders receive distributions;

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•	The possibility that our Advisor, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties, and that such conflicts may not be resolved in our favor, thus potentially limiting our investment opportunities, impairing our ability to make distributions and adversely affecting the trading price of our stock;

•	The possibility that if we acquire properties from CapRocq affiliates, the price may be higher than we would pay if the transaction were the result of arm’s-length negotiations with a third party;

•	The possibility that the Class A members of our Advisor will face conflicts of interest between managing the company and other entities, such as CapRocq Fund I and CapRocq Fund II, some of whose officers also serve as directors and officers of us, resulting in actions that may not be in the long-term best interests of our stockholders;

•	Our Advisor has considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions;

•	The possibility that we may acquire or merge with our Advisor, resulting in an internalization of our management functions; and

•	The possibility that the competing demands for the time of our Advisor, its affiliates and our officers may result in them spending insufficient time on our business, which may result in our missing investment opportunities or having less efficient operations, which could reduce our profitability and result in lower distributions to you.

Any of these and other conflicts of interest between us and our Advisor could have a material adverse effect on the returns on our investments, our ability to make distributions to stockholders and the trading price of our stock.

Our executive officers have interests that may conflict with the interests of stockholders. Our executive officers are also affiliated with or are executive and/or senior officers of our Advisor, CapRocq Fund I, CapRocq Fund II, and their affiliates. These individuals may have personal and professional interests that conflict with the interests of our stockholders with respect to business decisions affecting us and our operating partnership. As a result, the effect of these conflicts of interest on these individuals may influence their decisions affecting the negotiation and consummation of the transactions whereby we acquire properties in the future from CapRocq affiliates, or in the allocation of investment opportunities to us by CapRocq affiliates.

Risks Associated with Debt Financing

We have used and may continue to use mortgage and other debt financing to acquire properties or interests in properties and otherwise incur other indebtedness, which increases our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments. We are permitted to acquire real properties and other real estate-related investments, including entity acquisitions, by assuming either existing financing secured by the asset or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our stockholders. We also may borrow funds if necessary to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income,” or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Once the maximum offering amount has been raised, the amount we may invest in any single property or other asset is limited to 30% of the total net proceeds of this offering except as may be approved by our board of directors, and leverage on our portfolio as a whole is limited to a 70% loan-to-value ratio, except with the approval of our board of directors. With respect to a particular Investment, the loan to value ratio may not exceed 80%, except with the approval of our board of directors. If we mortgage a property and have insufficient cash flow to service the debt, we risk an event of default which may result in our lenders foreclosing on the properties securing the mortgage.

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If we cannot repay or refinance loans incurred to purchase our properties, or interests therein, then we may lose our interests in the properties secured by the loans we are unable to repay or refinance.

High levels of debt or increases in interest rates could increase the amount of our loan payments, which could reduce the cash available for distribution to stockholders. Our policies do not limit us from incurring debt. For purposes of calculating our leverage, we assume full consolidation of all of our real estate investments, whether or not they would be consolidated under GAAP, include assets we have classified as held for sale, and include any joint venture level indebtedness in our total indebtedness.

High debt levels will cause us to incur higher interest charges, resulting in higher debt service payments, and may be accompanied by restrictive covenants. Interest we pay reduces cash available for distribution to stockholders. Additionally, with respect to our variable rate debt, increases in interest rates increase our interest costs, which reduces our cash flow and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss. In addition, if we are unable to service our debt payments, our lenders may foreclose on our interests in the real property that secures the loans we have entered into.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash distributions we can make. To qualify as a REIT, we will be required to distribute at least 90% of our annual taxable income (excluding net capital gains) to our stockholders in each taxable year, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you. When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our Advisor. These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

Our ability to obtain financing on reasonable terms would be impacted by negative capital market conditions. If domestic and international financial markets experience unusual volatility or uncertainty, our ability to obtain financing on reasonable terms could be negatively impacted. If liquidity were to tighten in overall financial markets, including the investment grade debt and equity capital markets, there would be greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

Some of our mortgage loans may have “due on sale” provisions, which may impact the manner in which we acquire, sell and/or finance our properties. In purchasing properties subject to financing, we may obtain financing with “due-on-sale” and/or “due-on-encumbrance” clauses. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. In such event, we may be required to sell our properties on an all-cash basis, which may make it more difficult to sell the property or reduce the selling price.

Lenders may be able to recover against our other Investments under our mortgage loans. In financing our acquisitions, we will seek to obtain secured nonrecourse loans. However, only recourse financing may be available, in which event, in addition to the Investment securing the loan, the lender would have the ability to look to our other assets for satisfaction of the debt if the proceeds from the sale or other disposition of the Investment securing the loan are insufficient to fully repay it. Also, in order to facilitate the sale of an Investment, we may allow the buyer to purchase the Investment subject to an existing loan whereby we remain responsible for the debt.

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If we are required to make payments under any “bad boy” carve-out guaranties that we may provide in connection with certain mortgages and related loans, our business and financial results could be materially adversely affected. In obtaining certain nonrecourse loans, we may provide standard carve-out guaranties. These guaranties are only applicable if and when the borrower directly, or indirectly through agreement with an affiliate, joint venture partner or other third party, voluntarily files a bankruptcy or similar liquidation or reorganization action or takes other actions that are fraudulent or improper (commonly referred to as “bad boy” guaranties). Although we believe that “bad boy” carve-out guaranties are not guaranties of payment in the event of foreclosure or other actions of the foreclosing lender that are beyond the borrower’s control, some lenders in the real estate industry have recently sought to make claims for payment under such guaranties. In the event such a claim were made against us under a “bad boy” carve-out guaranty following foreclosure on mortgages or related loan, and such claim were successful, our business and financial results could be materially adversely affected.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders. We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Although not intended to be a focus of the company, we may enter into derivative or hedging contracts that could expose us to contingent liabilities and certain risks and costs in the future. Part of our investment strategy may involve entering into derivative or hedging contracts that could require us to fund cash payments in the future under certain circumstances, such as the early termination of the derivative agreement caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the derivative contract. The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses would be reflected in our financial results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition and results of operations.

Further, the cost of using derivative or hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our derivative or hedging activity and thus increase our related costs during periods when interest rates are volatile or rising and hedging costs have increased.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, in many cases, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be assured that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

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Complying with REIT requirements may limit our ability to hedge risk effectively. The REIT provisions of the Code may limit our ability to hedge the risks inherent to our operations. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates, will not be treated as gross income for purposes of either the 75% or the 95% income test, as defined below in “Material Federal Income Tax Considerations — Gross Income Tests,” unless specific requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry real estate assets or (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% income test (or assets that generate such income). To the extent that we do not properly identify such transactions as hedges, hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the 75% and 95% income tests. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Interest rates might increase. Based on historical interest rates, current interest rates are low and, as a result, it is likely that the interest rates available for future real estate loans and refinances will be higher than the current interest rates for such loans, which may have a material and adverse impact on the company and our Investments. If there is an increase in interest rates, any debt servicing on Investments could be significantly higher than currently anticipated, which would reduce the amount of cash available for distribution to the stockholders. Also, rising interest rates may affect the ability of the Advisor to refinance an Investment. Investments may be less desirable to prospective purchasers in a rising interest rate environment and their values may be adversely impacted by the reduction in cash flow due to increased interest payments.

We may use floating rate, interest-only or short-term loans to acquire Investments. The Advisor has the right, in its sole discretion, to negotiate any debt financing, including obtaining (i) interest-only, (ii) floating rate and/or (iii) short-term loans to acquire Investments. If the Advisor obtains floating rate loans, the interest rate would not be fixed but would float with an established index (probably at higher interest rates in the future). No principal would be repaid on interest-only loans. Finally, we would be required to refinance short term loans at the end of a relatively short period. No assurance can be given that the Advisor would be able to refinance with fixed-rate permanent loans in the future, on favorable terms or at all, to refinance the short-term loans. In addition, no assurance can be given that the terms of such future loans to refinance the short-term loans would be favorable to the company.

We may use leverage to make Investments. The Advisor, in its sole discretion, may leverage the Investments. As a result of the use of leverage, a decrease in revenues of a leveraged Investment may materially and adversely affect that Investment’s cash flow and, in turn, our ability to make distributions. No assurance can be given that future cash flow of a particular Investment will be sufficient to make the debt service payments on any borrowed funds for that Investment and also cover operating expenses. If the Investment’s revenues are insufficient to pay debt service and operating expenses, we would be required to use net income from other Investments, working capital or reserves, or seek additional funds. There can be no assurance that additional funds will be available, if needed, or, if such funds are available, that they will be available on terms acceptable to us.

Leveraging an Investment allows a lender to foreclose on that Investment. Lenders to an Investment, even non-recourse lenders, are expected in all instances to retain the right to foreclose on that Investment if there is a default in the loan terms. If this were to occur, we would likely lose our entire investment in that Investment.

Lenders may have approval rights with respect to an encumbered Investment. A lender to an Investment will likely have numerous other rights, which may include the right to approve any change in the property manager for a particular Investment.

Availability of financing and market conditions will affect the success of the company. Market fluctuations in real estate financing may affect the availability and cost of funds needed in the future for Investments. In addition, credit availability has been restricted in the past and may become restricted again in the future. Restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect the Investments and our ability to execute its investment goals.

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We do not have guaranteed cash flow. There can be no assurance that cash flow or profits will be generated by the Investments. If the Investments do not generate the anticipated amount of cash flow, we may not be able to pay the anticipated distributions to the stockholders without making such distributions from the net proceeds of this offering or from reserves.

Risks Related to Our Organization and Structure

A limit on the percentage of our securities a person may own may discourage a takeover or business combination, which could prevent our stockholders from realizing a premium price for their stock. Our charter restricts direct or indirect ownership by one person or entity to no more than 9.8% in value of the outstanding shares of our capital stock or 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of our common stock unless exempted (prospectively or retroactively) by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any such stock. Our board of directors could also authorize the issuance of up to 250,000,000 shares of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business. Neither we, nor our operating partnership, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. We expect that our operating partnership’s and subsidiaries’ investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act. In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage, through our operating partnership and our wholly and majority owned subsidiaries, primarily in the business of buying real estate, and these investments must be made within one year after an offering ends. If we are unable to invest a significant portion of the proceeds of an offering in properties within one year of the termination of such offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to stockholders and possibly lower your returns.

We expect that most of our assets will be held through wholly owned or majority owned subsidiaries of our operating partnership. We expect that most of these subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we invest primarily in real property, through our wholly or majority owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through the operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor the operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor the operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the operating partnership’s wholly-owned or majority owned subsidiaries, we and the operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

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In the event that the value of investment securities held by the subsidiaries of our operating partnership were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 70% to 90% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited to these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain joint venture investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the real estate business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority owned subsidiaries of our operating partnership.

To ensure that neither we, nor our operating partnership nor subsidiaries are required to register as an investment company, each entity may be unable to sell assets they would otherwise want to sell and may need to sell assets they would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our respective portfolios periodically and prior to each acquisition or disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business. Finally, if we were to become an investment company then we would not be permitted to rely upon Regulation A for future offerings of our securities, which may adversely impact our ability to raise additional capital.

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We may change our investment and operational policies without stockholder consent. We may change our investment and operational policies, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the types of investments described in this filing. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect our ability to make distributions.

We may in the future choose to pay dividends in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive. We may in the future distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

Risks Related to Ownership of Our Common Stock

Future sales of shares of our common stock in the public market or the issuance of other equity may adversely affect the market price of our common stock. Sales of a substantial number of shares of common stock or other equity-related securities in the public market could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The price of our common stock may fluctuate significantly. If a trading market develops, our trading price of our common stock may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results, funds from operations, or FFO, cash flows, liquidity or distributions;

•	changes in our earnings estimates or those of analysts;

•	publication of research reports about us or the real estate industry or sector in which we operate;

•	increases in market interest rates that lead purchasers of our shares to demand a higher dividend yield;

•	changes in market valuations of companies similar to us;

•	adverse market reaction to any securities we may issue or additional debt it incurs in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	continuing high levels of volatility in the credit markets;

•	the realization of any of the other risk factors included herein; and

•	general market and economic conditions.

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The availability and timing of cash distributions is uncertain. We are generally required to distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, each year in order for us to qualify as a REIT under the Code, which we intend to satisfy through quarterly cash distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. Our board of directors will determine the amount and timing of any distributions. In making such determinations, our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditures, general operational requirements and applicable law. We intend over time to make regular quarterly distributions to holders of shares of our common stock. However, we bear all expenses incurred by our operations, and the funds generated by operations, after deducting these expenses, may not be sufficient to cover desired levels of distributions to stockholders. In addition, our board of directors, in its discretion, may retain any portion of such cash in excess of our REIT taxable income for working capital. We cannot predict the amount of distributions we may make, maintain or increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Because we may receive rents and income from our properties at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distribution will be affected by many factors, including without limitation, the amount of income we will earn from investments in target assets, the amount of its operating expenses and many other variables. Actual cash available for distribution may vary substantially from our expectations.

While we intend to fund the payment of quarterly distributions to holders of shares of our common stock entirely from distributable cash flows, we may fund quarterly distributions to its stockholders from a combination of available net cash flows, equity capital and proceeds from borrowings. In the event we are unable to consistently fund future quarterly distributions to stockholders entirely from distributable cash flows, the value of our common stock may be negatively impacted.

An increase in market interest rates may have an adverse effect on the market price of our common stock and our ability to make distributions to its stockholders. One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate on shares of common stock or seek alternative investments paying higher distributions or interest. As a result, interest rate fluctuations and capital market conditions can affect the market price of shares of our common stock. For instance, if interest rates rise without an increase in our distribution rate, the market price of shares of our common stock could decrease because potential investors may require a higher distribution yield on shares of our common stock as market rates on interest-bearing instruments such as bonds rise. In addition, to the extent we have variable rate debt, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting our cash flow and its ability to service our indebtedness and make distributions to our stockholders.

Risks Related to the Offering and Lack of Liquidity

Shares of our common stock will have limited transferability and liquidity. While we intend to pursue listing on an alternative exchange and once our size permits a listing on a registered national exchange, a market may not develop for our shares. Initially stockholders cannot expect to be able to liquidate their investment in case of an emergency. Further, the sale of the shares may have adverse federal income tax consequences.

The price of the shares is arbitrary. The purchase price of the shares of our common stock has been determined primarily by our capital needs and bears no relationship to any established criteria of value such as book value or earnings per shares, or any combination thereof. Further, the price of the shares is not based on our past earnings.

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Material Federal Income Tax Risks

Failure to remain qualified as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders. We have elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ending December 31, 2017. We intend to operate in a manner qualifying us as a REIT commencing with our taxable year ending December 31, 2017 and to continue to so operate. However, we cannot assure you that we will remain qualified as a REIT. In connection with this offering, we have received an opinion from our tax counsel that our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2017 and in the future. Investors should be aware that tax counsel’s opinion is based upon customary assumptions, conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the Internal Revenue Service, or the IRS, or any court and speaks as of the date issued. In addition, tax counsel’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Tax counsel will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

•	we would not be able to deduct dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock. See “Material Federal Income Tax Considerations” for a discussion of material federal income tax consequences relating to us and our common stock.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments. To maintain our qualification as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our capital stock. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

In particular, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets. The remainder of our investment in securities (other than government securities, securities of TRSs and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities, securities of TRSs and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by the securities of one or more TRSs; however, after December 31, 2017, pursuant to the Protecting Americans from Tax Hikes Act of 2015, no more than 20% of the value of our total assets can be represented by the securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flows. Even if we remain qualified as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. In addition, any TRS in which we own an interest will be subject to regular corporate federal, state and local taxes. Any of these taxes would decrease cash available for distributions to stockholders.

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Failure to make required distributions would subject us to U.S. federal corporate income tax. We intend to continue to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. In order to remain qualified as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, each year to our stockholders. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under the Code.

The prohibited transactions tax may subject us to tax on our gain from sales of property and limit our ability to dispose of our properties. A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we intend to acquire and hold all of our assets as investments and not for sale to customers in the ordinary course of business, the IRS may assert that we are subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property.

Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, not all of our prior property dispositions qualified for the safe harbor and we cannot assure you that we can comply with the safe harbor in the future or that we have avoided, or will avoid, owning property that may be characterized as held primarily for sale to customers in the ordinary course of business. Consequently, we may choose not to engage in certain sales of our properties or may conduct such sales through a TRS, which would be subject to federal and state income taxation. Additionally, in the event that we engage in sales of our properties, any gains from the sales of properties classified as prohibited transactions would be taxed at the 100% prohibited transaction tax rate.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders. Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders.

Our ownership of any TRSs will be subject to limitations and our transactions with any TRSs will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm’s-length terms. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs; however, after December 31, 2017, pursuant to the Protecting Americans from Tax Hikes Act of 2015, no more than 20% of the value of our total assets can be represented by the securities of one or more TRSs. In addition, the Code limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. Furthermore, we will monitor the value of our respective investments in any TRSs for the purpose of ensuring compliance with TRS ownership limitations and will structure our transactions with any TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% REIT subsidiaries limitation (or, after December 31, 2017, the 20% REIT subsidiaries limitation) or to avoid application of the 100% excise tax.

You may be restricted from acquiring or transferring certain amounts of our common stock. The stock ownership restrictions of the Code for REITs and the 9.8% stock ownership limits in our charter may inhibit market activity in our capital stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our capital stock under this requirement. Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of shares of our capital stock.

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Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted, prospectively or retroactively, by our board of directors, our charter prohibits any person from beneficially or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of capital stock or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of such thresholds does not satisfy certain conditions designed to ensure that we will not fail to qualify as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock. At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in the U.S. federal income tax laws, regulations or administrative interpretations.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for certain dividends. The maximum tax rate applicable to “qualified dividend income” payable to U.S. stockholders taxed at individual rates is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

Distributions to tax-exempt investors may be classified as unrelated business taxable income and tax-exempt investors would be required to pay tax on the unrelated business taxable income and to file income tax returns. Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, such that we are a “pension-held” REIT (which we do not expect to be the case);

•	part of the income and gain recognized by a tax exempt investor with respect to our stock would constitute unrelated business taxable income if such investor incurs debt in order to acquire our common stock; and

•	part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor. See “Material Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders.”

Benefit Plan Risks Under ERISA or the Code

If you fail to meet the fiduciary and other standards under the Employee Retirement Income Security Act of 1974, as amended or the Code as a result of an investment in our stock, you could be subject to criminal and civil penalties. Special considerations apply to the purchase of stock by employee benefit plans subject to the fiduciary rules of title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, including pension or profit sharing plans and entities that hold assets of such plans, which we refer to as ERISA Plans, and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts. (Collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as “Benefit Plans” or “Benefit Plan Investors”). If you are investing the assets of any Benefit Plan, you should consider whether:

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•	your investment will be consistent with your fiduciary obligations under ERISA and the Code;

•	your investment will be made in accordance with the documents and instruments governing the Benefit Plan, including the Plan’s investment policy;

•	your investment will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment will impair the liquidity of the Benefit Plan;

•	your investment will produce “unrelated business taxable income” for the Benefit Plan;

•	you will be able to satisfy plan liquidity requirements as there may be only a limited market to sell or otherwise dispose of our stock; and

•	your investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. Benefit Plan Investors should consult with counsel before making an investment in shares of our common stock.

Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law. The fiduciaries of such plans should satisfy themselves that the investment satisfies applicable law.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “continue,” “could,” “project,” “predict,” or the negative of such terms and other comparable terminology or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for distribution, cash flows, liquidity and prospects include, but are not limited to, the factors discussed under the heading “Risk Factors” and otherwise referenced in this offering circular, as well as the following:

•	national, international, regional and local economic conditions;

•	capital expenditures;

•	the availability of capital;

•	interest rates;

•	financing risks;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	our ability to maintain our qualification as a REIT; and

•	related industry developments, including trends affecting our business, financial condition and results of operations.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this offering circular. Readers are cautioned not to place undue reliance on any forward-looking statements included in this offering circular, which reflect our views as of the date of this offering circular. The matters summarized below and elsewhere in this offering circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

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USE OF PROCEEDS

We estimate that the net proceeds from the offering of the shares pursuant to this offering circular, after deducting selling commissions and fees and offering costs and expenses payable by us, will be approximately $3,438,750 if we raise the minimum offering amount and $45,111,500 if we raise the maximum offering amount, following the payment of selling commissions, dealer-manager fees and other offering costs. Set forth below is a table showing the estimated sources and uses of the proceeds from this offering, for both the minimum and maximum offering amounts.

	Minimum Offering Amount	Offering Amount %	Maximum Offering Amount	Offering Amount %
Gross Proceeds	$4,250,000	100.0%	$50,000,000	100.0%

Estimated Offering Expenses [1]	$350,000	8.2%	$538,500	1.1%

Selling Commissions & Fees [2]	$361,250	8.5%	$4,250,000	8.5%

Reimbursement Expense [3]	$100,000	2.4%	$100,000	0.2%

Net Proceeds	$3,438,750	80.9%	$45,111,500	90.2%

Acquisition of Assets [4]	$3,200,470	75.3%	$44,611,500	89.2%

Working Capital [5]	$238,280	5.6%	$500,000	1.0%

Total Use of Proceeds	$4,250,000	100.0%	$50,000,000	100.0%

1.	Estimated offering expenses include legal, accounting, printing, advertising, travel, marketing, blue sky compliance, consulting and advisory fees, transfer agent and escrow fees, and other expenses of this offering. Affiliates of the company, including the Advisor and CapRocq Core III, LLC, an Arkansas limited liability company, or Core III, which is owned and managed by Messrs. McLarty, Huchingson and Blair, will be reimbursed for an estimated $350,000 in offering expenses. Core III was formed for the sole purpose of incurring the initial organization and offering expenses related to the formation of the company and the Advisor, legal and accounting retainers, and other initial expenses related to the offering. Once Core III has been reimbursed for these expenses and completed any other activities related to the organization of the company, Core III will be dissolved and it will have no further role in the company’s operations.

2.	Our dealer-manager will receive selling commissions of up to eight and one-half percent (8.5%) of the gross offering proceeds, which it may re-allow and pay to participating broker-dealers; provided, however, the selling commission shall be reduced to four percent (4.0%) with respect to that amount of gross offering proceeds received from investors who have a pre-existing relationship with us and our affiliates, including but not limited to any limited partner of CapRocq Fund I and CapRocq Fund II, or any affiliate of the aforementioned.

3.	We will reimburse our dealer-manager for all reasonable expenses incurred in connection with the offering, including but not limited to marketing and due diligence expenses, legal fees incurred through underwriting, and expenses related to the filing of FINRA documents and SEC forms on our behalf, in the anticipated amount of approximately 2.4% of the gross offering proceeds if the minimum offering amount is raised and 0.2% of the gross offering proceeds if the maximum offering amount is raised.

4.	If the minimum offering amount is raised, we intend to use approximately 75.3% of the gross proceeds of this offering ($3,200,470) to acquire the Village on the Creeks—Colgate Property. If the maximum offering amount is raised, we intend to use approximately 87.3% of the gross proceeds of this offering to acquire all four of the Initial Properties from our affiliates, if available, and to pursue the acquisition of additional properties and Investments. Amounts payable for acquisition and closing costs, including the 1.5% acquisition fee and 1.0% financing fee payable to our Advisor, are included herein.

5.	If the minimum offering amount is raised, we intend to use approximately 5.6% of the gross offering proceeds to manage our business and provide working capital for operations including new contracts and acquisitions and for increased marketing and transition expenses for organic growth. If the maximum offering amount is raised, we intend to use approximately 1.0% of the gross offering proceeds to manage our business and provide working capital for operations including costs related to new contracts and acquisitions and for increased marketing and transition expenses for organic growth. These amounts may be used to pay salaries and other compensation to members of our board of directors and our officers or new employees we need to hire, such as analysts or asset managers.

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DISTRIBUTION POLICY

We intend to continue to qualify as a REIT for federal income tax purposes. The Code generally requires that a REIT annually distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain, and imposes tax on any taxable income retained by a REIT, including capital gains.

To satisfy the requirements for qualification as a REIT and generally not be subject to federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our REIT taxable income, determined without regard to dividends paid, to our stockholders out of assets legally available for such purposes. Our board of directors has not yet determined the rate for our future dividends, and all future distributions will be determined at the sole discretion of our board of directors on a quarterly basis. When determining the amount of future distributions, we expect that our board of directors will consider, among other factors, (i) the amount of cash generated from our operating activities, (ii) our expectations of future cash flows, (iii) our determination of near-term cash needs for acquisitions of new properties, general property capital improvements and debt repayments, (iv) our ability to continue to access additional sources of capital, (v) the requirements of Maryland law, (vi) the amount required to be distributed to maintain our status as a REIT and to reduce any income and excise taxes that we otherwise would be required to pay and (vii) any limitations on our distributions contained in our credit or other agreements.

We cannot assure you that we will generate sufficient cash flows to make distributions to our stockholders or that we will be able to sustain those distributions. If our operations do not generate sufficient cash flow to allow us to satisfy the REIT distribution requirements, we may be required to fund distributions from working capital, borrow funds, sell assets, make a taxable distribution of our equity or debt securities, or reduce such distributions. In addition, while we have no intention to do so, prior to the time we have fully invested the net proceeds of this offering, we may fund our distributions out of the net proceeds of this offering, which could adversely impact our results of operations. Our distribution policy enables us to review the alternative funding sources available to us from time to time. Our actual results of operations will be affected by a number of factors, including the revenues we receive from our properties, our operating expenses, interest expense, the ability of our tenants to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see “Risk Factors.”

For income tax purposes, dividends to stockholders will be characterized as ordinary income, capital gains, or as a return of a stockholder’s invested capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital qualified dividend income or capital gain.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

We were incorporated as a Maryland corporation on August 24, 2016, with the purpose of identifying, acquiring, owning, operating and selling a portfolio of commercial properties, with a primary focus on value-added office space. We may also pursue, in an opportunistic manner, other real estate-related investments, including but not limited to selective retail/mixed-use and/or medical use properties, equity or other ownership interests in entities that are the direct or indirect owners of real property, or indirect investments in real property, such as those that may be obtained in a joint venture. We anticipate that any such equity or joint venture investments will primarily be made through controlling interests in such entities, though we may make investments through noncontrolling interests in the Advisor’s sole discretion, subject to our investment guidelines.

As of the date of this offering circular, we have not yet commenced active operations. Offering proceeds will be applied to the acquisition of Investments and the payment or reimbursement of selling commissions and other fees and expenses. We will experience a relative increase in liquidity as we receive net offering proceeds and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition, development and operation of our assets.

As of the date of this offering circular, we have entered into an arrangement to purchase the Village on the Creeks—Colgate Property, but we have not otherwise entered into any arrangements with regards to the Atrium Property, the Regency Property, the Triad Property or any other Investment which would create a reasonable probability that we will acquire a specific property or other asset. The number of properties and other assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties and other assets. Until required for the acquisition, development or operation of assets, we will keep the net proceeds of this offering in short-term, liquid investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available or, if available, that the terms will be acceptable to us.

We intend to make an election to be taxed as a REIT under Section 856(c) of the Internal Revenue Code. In order to qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our taxable income (excluding net capital gains and income from operations or sales through a TRS). If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify as a REIT for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and results of operations.

Results of Operations

As of the date of this offering circular, we have not yet commenced business operations, as we are currently in our organizational and development stage. We do not intend to begin our operations until we have sold at least the minimum offering amount of $4,250,000 in shares of our common stock. As we currently do not own any Investments, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the commercial real estate industry and real estate generally, that may be reasonably anticipated to have a material impact on either our capital resources, or the revenues or incomes to be derived from the operation of our assets.

Operating Results

We intend to operate on a fiscal year basis from January 1 to December 31. We have not yet had any operations.

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Liquidity and Capital Resources

As of September 23, 2016, we had cash on hand of $100.00. We also expect that the proceeds from this offering will significantly improve our financial performance through changes in our capital structure, enabling us to further implement our acquisition strategy, and increase cash flows. We have identified no additional material internal or external sources of liquidity as of the date of this offering circular.

We anticipate that raising our minimum offering proceeds will sufficiently capitalize us to acquire and operate the Village on the Creeks—Colgate Property, and that we will not require any additional funds in order to operate the Village on the Creeks—Colgate Property over the six months following our initial closing. We anticipate that if we are able to raise additional funds in this offering we will acquire the Additional Properties and additional Investments. We anticipate that acquisition costs for Investments will be our primary cash expenditure over the next twelve months; however, our level of cash expenditures will be entirely dependent on factors that we cannot predict at this time, among others: (i) the aggregate proceeds raised in this offering; (ii) the sourcing and negotiation of acquisitions of the Additional Properties and other additional Investments; (iii) interest rate fluctuation; and (iv) the ability of our Advisor to source whole or partial contributions of Investments for OP Units, thereby reducing our cash needs. In addition we expect to make expenditures on renovations and repositioning of our Investments. We cannot predict with any certainty the timing of any expenditures beyond our initial investment in the Village on the Creeks—Colgate Property.

Off-Balance Sheet Arrangements

As of the date of this offering circular, we did not have any off-balance sheet arrangements that have had or are reasonably likely to have a material effect on our financial condition, revenues or expenses, results of operations, liquidity, capital resources or capital expenditures.

Recent Accounting Pronouncements Not Yet Adopted

There has been no issued accounting guidance not yet adopted by us that we believe is material or potentially material to our consolidated financial statements.

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OUR INDUSTRY AND MARKET OPPORTUNITY

Market Outlook*

In 1999, Standard and Poor’s (S&P) created a system to classify companies into industries for purposes of tracking. From 1999 to August 2016, 10 industry sectors have represented the overall market. Embedded in the financial industry sector, however, real estate had grown to 5% of the overall value of all companies. In order to isolate this growing sector, S&P created the real estate category which, in value terms, now represents more than telecom services & utilities. The creation of this separate category is expected to have the following effects: (1) the new sector reflects real estate as a distinct class, rather than as an alternative investment in the financials sector; (2) because of the uncorrelated nature of real estate with the broader market, investors may be more likely to view real estate as a foundational component of modern portfolio theory; and (3) these factors may lead to higher allocations of dollars to real estate which, according to Lazard Asset Management, could represent more than $30 billion in new money into the asset class.

These potential allocations of capital should drive demand for real estate and we anticipate this will drive up prices. There are also two other tailwinds that may be good for the REIT sector: (1) real estate is positively correlated with inflation, and according to Lazard, in every quarter since 1991, quarterly REIT income returns have exceeded inflation rates; and (2) new construction, and similarly, new construction lending, continues to lag long-term averages creating limited supply.

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Office Outlook**

The commercial office outlook remains strong as stable and growing U.S. office markets continue to benefit from economic expansion. Slow and steady economic growth has led the U.S. office market’s trajectory over the last several years, and that trend is expected to continue over the near term. As long as employment continues to grow, occupancy in the office market should continue to expand. The commercial office outlook remains strong. In 2016, U.S. office-using employment is expected to grow by nearly 600,000 jobs and in 2017, by almost 500,000 jobs, with professional and technical services and administrative positions accounting for more than two-thirds of these increases. In addition, U.S. rent growth is expected to hit 5.5% — its highest rate in the cycle — in 2016, — and in secondary markets where new supply is limited but tenant demand is high, vacancy is projected to constrict below prerecession levels. Consistent with recent quarters, growth in the office market has been strongest in secondary markets which benefit from broad-based economic gains and lower occupancy and labor costs. In 2017, secondary markets are expected to garner more interest from developers as tenant demand increases and availability decreases.

Commercial real estate fundamentals remain particularly strong in the Southeast within all property types, a testament to the region’s expanding economic base and overall desirability. Both owners and tenants of real estate find the Southeast to be a rapidly growing, yet relatively affordable region with an array of attractive amenities and quality of life characteristics. Low overall office vacancies, restrained office space development activity and tenant expansion and relocation activity are leading the Southeast office markets into expansion mode. The average drop in vacancy across Southeast markets since 2010 has been 400 basis points. This has forced tenants and real estate professionals to realign their rental rate expectations in submarkets throughout the region. The evidence suggests tenants are willing to pay more in order to secure space and the general lack of new product in the pipeline in most markets indicates that rents should see more increases in the coming years.

We believe our focus on acquiring attractive, stabilized investments with high quality physical improvements in secondary and tertiary markets located in the Heartland of the United States will enable us to capitalize on these opportunities, particularly given our focus on target markets where cap rates are less volatile and yields are attractive.

*Sources: Lazard Asset Management LLC; PricewaterhouseCoopers and Urban Land Institute

**Sources: Jones Lang LaSalle IP, Inc., Cushman and Wakefield Research and CBRE Research

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OUR BUSINESS

CapRocq Core REIT, Inc. was formed in 2016 as a Maryland corporation, and we intend to elect to be taxed as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2017. The company will focus on the acquisition of individual investment properties, generally ranging in value from $2,000,000 to $25,000,000, with a primary focus on value-added office space. We may also pursue, in an opportunistic manner, other real estate-related investments, including but not limited to selective retail/mixed-use and/or medical use properties, equity or other ownership interests in entities that are the direct or indirect owners of real property, or indirect investments in real property, such as those that may be obtained in a joint venture. We refer to our investments in real property and our real estate-related investments, collectively, as Investments. We anticipate that any such equity or joint venture investments will primarily be made through controlling interests in such entities, though we may make investments through noncontrolling interests in the Advisor’s sole discretion, subject to our investment guidelines. We intend to invest primarily in properties in the Heartland of the United States. We intend to operate as an UPREIT, and own our properties through our subsidiary, CapRocq Core Holdings, L.P., a Delaware limited partnership, or the operating partnership. We are externally managed and advised by CapRocq Core Advisors, LLC, a Delaware limited liability company, or the Advisor. The Advisor will make all investment decisions for us. Mr. Franklin McLarty, Mr. Kevin Huchingson, Mr. Beau Blair and Mr. Dewitt Smith comprise the managing members of the Advisor. The Advisor will outsource certain professional functions of the management of the company to CapRocq Real Estate Finance, LLC, or the Subadvisor. The relationship between the Advisor and the Subadvisor will be governed by a Subadvisory Agreement, and the Subadvisor will primarily be responsible for functions involving legal, finance, accounting and CPA services to the Advisor. The following chart shows the relationship between the Company and the Operating Partnership, as well as the relationship between the Company, the Advisor and the Subadvisor:

Upon raising the minimum offering amount, we intend to purchase a 100% interest from CapRocq Fund II, an affiliate, a 51,116 square foot office building known as Village on the Creeks—Colgate, located on 2.93 acres at 5211 West Village Parkway, Rogers, Arkansas 72758, or the Village on the Creeks—Colgate Property. The purchase price for the Village on the Creeks—Colgate Property is $9,100,000, as agreed by our Advisor and the affiliated seller based, in part, upon an independent, MAI third party appraisal. The purchase price of the Village on the Creeks—Colgate Property does not exceed its appraised value. We expect to pay an estimated $3,003,000 in cash and to obtain new debt financing from IBERIABANK estimated at $6,097,000 to acquire the Village on the Creeks—Colgate Property, in addition to closing and acquisition costs (including acquisition fees payable to our Advisor). While we may issue OP Units as consideration for the acquisition of future properties, we will not issue OP Units as consideration for the acquisition of the Village on the Creeks—Colgate Property. Any future issuances of OP Units (and the issuance of any shares of common stock we may elect to issue upon redemption of any such OP Units) will be effected in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Village on the Creeks—Colgate Property, constructed in 2004, is currently 100% occupied, and is anchored by the Colgate Palmolive Company (17,176 sq. ft.).

If we are able to raise additional funds in this offering, we intend to purchase three Additional Properties from affiliates, if (i) we are able to agree on purchase price, (ii) we believe the purchase price to be attractive to us, and (iii) customary closing conditions are met.

The first Additional Property is the Atrium at Stoneridge, a suburban office building with approximately 108,236 net rentable square feet located at 140 Stoneridge Drive, Columbia, South Carolina 29210, or the Atrium Property. The Atrium Property, constructed in 1986, sits on 4.46 acres and is currently 91% occupied and anchored by South Carolina Youth Advocate Program (25,080 sq. ft.) We expect to purchase the Atrium Property for a combination of net proceeds of this offering and new debt financing secured by the Atrium Property, but may elect to purchase the Atrium Property for a combination of cash and units of limited partnership interest in our operating partnership, or OP Units. The second additional property is Regency Executive Park Office Buildings, an office park comprised of four Class B buildings with a total of 265,390 net rentable square feet, or the Regency Property. The Regency Property is situated on 25 acres located at 200, 201, 205 and 207 Regency Executive Park Drive in Charlotte, North Carolina 28217. The Regency Property, constructed in 1993, is currently 91.3% occupied, and is anchored by Westmed Practice Partners, LLC (72,327 sq. ft.). We expect to purchase the Regency Property for a combination of net proceeds of this offering and new debt financing secured by the Regency Property, but may elect to purchase the Regency Property for a combination of cash and OP Units, which would reduce our need for cash. The third additional property is 7900 Triad Center, a 88,916 square foot retail property located on 9.15 acres at 7900 Triad Center Drive, Greensboro, North Carolina 27409, or the Triad Property, which is anchored by Columbia Forest Products Inc. (19,630 sq. ft.). We expect to purchase the Triad Property for a combination of net proceeds of this offering and new debt financing secured by the Triad Property, but may elect to purchase the Triad Property for a combination of cash and OP Units, which would reduce our need for cash. The issuance of any such OP Units (and the issuance of any shares of common stock we may elect to issue upon redemption of any such OP Units) will be effected in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. We refer to the Atrium Property, the Regency Property and the Triad Property collectively as the “Additional Properties,” and we refer to the Additional Properties and the Village on the Creeks—Colgate Property collectively as our “Initial Properties.”

Our target markets are the secondary cities in the Heartland where solid growth is occurring, and institutional investors are not driving down cap rates.  Essentially, we create value by paying attention to the following: avoid overpaying, move quickly with cash, use debt reasonably and fix rates for as long as possible, avoid excessive lease-up risks at purchase, manage each asset aggressively by providing leadership and expectations to property managers and leasing agents, make leases, aggressively eliminate vacancies, avoid deferred maintenance and plan for a long-term hold, and be watchful and opportunistic for profitable exits at any time.

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We believe that in the long-term, we will be able to identify a consistent flow of properties in our target markets for acquiring, owning, operating and selling Investments, which we expect will enable us to continue our platform into the foreseeable future. We intend to make Investments located across secondary and tertiary markets throughout the Heartland of the United States. We do not anticipate making Investments outside of the United States. There is no assurance that any of these objectives will be achieved. See “Objectives and Investment Strategies.”

We expect to make Investments primarily located in the secondary and tertiary markets in the Heartland of the United States, with certain potential Investments in Tier 1 markets. The company will focus on the acquisition of individual investment properties, generally ranging in value from $2,000,000 to $25,000,000, with a primary focus on value-added office space. We may also pursue, in an opportunistic manner, other real estate-related investments, including but not limited to selective retail/mixed-use and/or medical use properties, equity or other ownership interests in entities that are the direct or indirect owners of real property, or indirect investments in real property, such as those that may be obtained in a joint venture. We anticipate that any such equity or joint venture investments will primarily be made through controlling interests in such entities, though we may make investments through noncontrolling interests in the Advisor’s sole discretion, subject to our investment guidelines. We refer to our investments in real property and our real estate-related investments, collectively, as Investments. Our investment policies give broad discretion to our Advisor and officers to source, approve and consummate acquisitions. However, our investment guidelines currently require the approval of our board of directors for any acquisition or other investment that: (i) requires an equity Investment in excess of $15 million; (ii) would be leveraged, on an individual basis, more than 80%; (iii) would cause the aggregate leverage of our portfolio to exceed 70%; (iv) that, once the maximum offering amount has been raised, exceeds 30% of total net proceeds; or (v) would otherwise materially differ from the investment parameters approved by our board of directors.

We primarily expect to make Investments directly, but we may also invest through indirect investments in real property, such as those that may be obtained in a joint venture which may or may not be managed or affiliated with the Advisor or its affiliates, whereby we own less than a 100% of the beneficial interest in the Investment.  We anticipate that any such equity or joint venture Investments will primarily be made through controlling interests in such entities, though we may make Investments through noncontrolling interests in the Advisor’s sole discretion, subject to our investment guidelines. While the Advisor does not intend for these types of Investments to be a primary focus, we may make such Investments in the Advisor’s sole discretion.

We may make Investments in properties owned by unaffiliated third parties, the Advisor, or affiliates of the Advisor, as determined by the Advisor in its sole discretion. The purchase price of any Investment owned by an affiliated party will be based upon the fair market value of the asset established by third party MAI appraisal or fairness opinion that is dated within the last 90 days prior to the transaction.

Investment Strategies

We intend to make Investments located primarily in the Heartland of the United States, which we describe as the region bounded by the Rockies to the west, the eastern seaboard to the east, the rust belt to the north, and the Gulf of Mexico to the south. We believe secondary and tertiary markets located in the Heartland are underserved, possess strong economic growth, and create better acquisition opportunities for us as less competition exists from other qualified REITs. We will specifically target investments in value-added office space. We may also pursue, in an opportunistic manner, other real estate-related investments, including but not limited to selective retail/mixed-use and/or medical use properties, equity or other ownership interests in entities that are the direct or indirect owners of real property, or indirect investments in real property, such as those that may be obtained in a joint venture. We anticipate that any such equity or joint venture investments will primarily be made through controlling interests in such entities, though we may make investments through noncontrolling interests in the Advisor’s sole discretion, subject to our investment guidelines.

Our investment strategy is based on the following:

▪	Qualified team with demonstrated track record of investing the same strategy together.
▪	Proven fiduciary with established infrastructure for managing capital and investment properties.

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▪	Proven deal flow and sourcing advantage as evidenced by prior programs operated by our principals and their success in deploying $405 million of capital in real estate investments, in the aggregate.
▪	Disciplined approach to deal flow, with a robust due diligence process for transactions and active portfolio monitoring procedures.
▪	Focus on attractive stabilized investments with high quality physical improvements in secondary and tertiary markets located in the Heartland of the United States, with some potential investment in Tier 1 markets as well.
▪	Strong growth demographics.
▪	Invest in completed, well leased properties.
▪	High quality rental income.
▪	Increasing number of investment opportunities from different sources.
▪	Once the maximum offering amount has been raised, no more than 30% of the total net offering proceeds may be invested in any single Investment without the approval of our board of directors.
▪	Aggregate leverage on the portfolio may not exceed 70% without the approval of our board of directors.

Our Opportunity

We intend to continue to raise money pursuant to multiple Tier 2 offerings under Regulation A, if available, or other securities offerings to continue to grow the assets of our company. We intend to pursue a listing transaction on a registered national securities exchange. We make no assurances that such a listing can or will be made. If we are unable to list, and there is no current market on an alternative exchange or alternative trading system for our shares, we intend to pursue a merger, portfolio sale or liquidation within seven years of the termination of this offering.

Our Initial Portfolio

Upon completion of this offering and closing on the identified affiliated transactions, we expect to own, through wholly owned subsidiaries of our operating partnership, an interest in a portfolio of commercial office properties, including those identified herein, located primarily in the Heartland of the United States. The following table presents an overview of the properties we have identified and expect to acquire initially if we are able to close on terms satisfactory to us.

Name	Type	Description

Village on the Creeks- Colgate Property	Commercial

51,116 square foot office building located on 2.93 acres at 5211 West Village Parkway, Rogers, Arkansas 72758. Constructed in 2004. Currently 100% occupied, and anchored by the Colgate Palmolive Company.

Triad Property	Commercial	88,916 square foot property located on 9.15 acres at 7900 Triad Center Drive, Greensboro, North Carolina 27409. Constructed in 1999. Currently 78.4% occupied, and anchored by Columbia Forest Products Inc.

Atrium Property	Commercial	Approximately 108,236 net rentable square foot property located on 4.46 acres at 140 Stoneridge Drive, Columbia, South Carolina 29210. Constructed in 1986. Currently 91% occupied, and anchored by South Carolina Youth Advocate Program.

Regency Property	Commercial	265,390 net rentable square foot property located on 25 acres at 200, 201, 205 and 207 Regency Executive Park Drive, Charlotte, North Carolina 28217. Constructed in 1993. Currently 91.3% occupied, and anchored by Westmed Practice Partners, LLC.

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Village on the Creeks—Colgate Property Description

The Village on the Creeks—Colgate Property is a Class B, two-story, multi-tenant office building totaling approximately 51,116 square feet, constructed in 2004. The building is slab-on-grade, with continuous concrete footings around the perimeter walls and concrete footings at the columns. The structure of the building is steel-framed with bar joists supporting cast-in-place concrete floors and a metal deck for the roof. Perimeter walls are wood stud walls with exterior sheathing and stucco veneer. The roof consists of a single-ply, ballasted, TPO roofing. Interior finishes include carpet, ceramic tile, polished concrete, vinyl flooring material; painted gypsum board and wood veneer paneling for the walls materials; and acoustical tile, painted gypsum board and decorative metal for the ceiling materials. The building includes four elevators and four interior staircases. It is currently, as of October 1, 2016, 100% occupied. The parking area comprises 270 spaces, including 4 handicapped spaces. Perimeter sidewalks are concrete. The building is considered to be in overall good and well-maintained condition.

Material leases in place as of September 30, 2016:

Tenant	Approximate Square Footage	Lease Expiration
Colgate Palmolive Company	17,176	11/30/2018
Country Creek Farms LLC	15,139	11/30/2020
Mercy Health System of Northwest Arkansas Inc.	9,811	12/31/2026
Meyer Corporation US	5,717	2/29/2020
Mercy Health Foundation of Northwest Arkansas Inc.	3,273	12/31/2026

Triad Property Description

The Triad Property is a Class A, four-story, multi-tenant office building totaling approximately 88,916 square feet, constructed in 1999. The building is slab-on-grade, with continuous concrete footings around the perimeter walls and concrete footings at the columns. The structure of the building is steel-framed with bar joists supporting cast-in-place concrete floors and a metal deck for the roof. Perimeter walls are light-gauge metal stud walls with exterior sheathing and brick veneer. The roof consists of a single-ply, ballasted, ethylene propylene diene monomer (EPDM) roofing. Interior finishes include carpet, ceramic tile, vinyl flooring material; painted gypsum board and wood veneer paneling for the walls materials; and acoustical tile, painted gypsum board and decorative metal for the ceiling materials. The building includes two elevators and one interior staircase. It is currently, as of June 1, 2016, 78.4% occupied. The parking area comprises 310 spaces, including 9 handicapped spaces. Perimeter sidewalks are concrete. The building is considered to be in overall good and well-maintained condition.

Material leases in place as of September 30, 2016:

Tenant	Approximate Square Footage	Lease Expiration
Columbia Forest Products Inc.	19,630	1/31/2018
Convatec, Inc.	17,916	11/30/2020
OnePath Systems (fka Confiance)	10,199	11/30/2020

Atrium Property Description

The Atrium Property is a Class B, six story office building totaling approximately 108,236 net rentable square feet. It is currently, as of June 1, 2016, 91% occupied. The building foundation is concrete slab on compacted fill. The exterior walls are a combination of composite concrete blocks and glass panels. The building has a flat tar and gravel roof. The building has two sets of interior stairwells located at opposite ends of the main lobby area to provide access to the basement and upper stories. The building also includes two elevators, located in the main lobby, dedicated to passenger service. The parking area comprises 367 spaces. The property is considered to be overall good condition, with average landscaping.

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Material leases in place as of September 30, 2016:

Tenant	Approximate Square Footage	Lease Expiration
South Carolina Youth Advocate Program	25,080	1/31/2020
Parrish and Partners, LLC	10,591	7/31/2020
South Carolina Virtual Charter School	10,432	1/31/2018
Allstar Financial Group, Inc.	8,845	6/30/2020

Regency Property Description

The Regency Property is a four-building business complex (three buildings with two stories and one with five stories), totaling approximately 265,390 net rentable square feet on approximately 25 acres. As of June 1, 2016, the Regency Property is 91.3% occupied. The building was constructed in 1993, and consists of cast-in-place concrete strip footings at wall locations and spread footings or grade beams at column locations. Floor slab construction consists of concrete slab-on-grade and suspended slabs above. The exterior walls of buildings 200 and 207 consist of a combination of brick veneer with commercial glazed horizontal ribbon style windows and door systems and sealants at intersections between different materials. The exterior walls of the 201 and 205 building consist of a combination of precast concrete panels, with commercial glazed horizontal ribbon style windows and door systems sealants at intersections between different materials. The roofing system over the buildings consists of a Carlisle loose laid ballasted ethylene propylene diene monomer (EPDM) single-ply membrane roofing system. The office portions of each of the building’s interior finishes included painted gypsum wallboard, acoustical ceilings, track and fluorescent lighting. Floor finishes vary from ceramic tile, vinyl tile and carpeting. The entry doors from the hallways were wood doors in metal frames. The lobby and common areas of each of the buildings’ interior finishes included painted gypsum wallboard, acoustical ceilings, track and fluorescent lighting. Floor finishes vary from marble to ceramic tile, and carpeting. Observable elements of the property and buildings are considered to be in good overall condition. The parking area comprises approximately 866 spaces, with 18 ADA spaces.

Material leases in place as of September 30, 2016:

Tenant	Approximate Square Footage	Lease Expiration
Westmed Practice Partners, LLC	72,327	3/31/2021
Ditech Financial, LLC	34,029	9/30/2018
ADP, Inc.	31,600	8/31/2017

Our Competitive Strengths

We believe Messrs. Franklin McLarty, Kevin Huchingson, Beau Blair and Dewitt Smith, or the Investment Team, have extensive experience with the investment objectives to be pursued by the company, including their knowledge, skill-sets, relationships, existing infrastructure, and policies and procedures will provide the company with enhanced opportunities to identify and determine investment value and to successfully make investments. Specifically, our competitive strengths include the following:

▪	Highly experienced investment professionals: The company’s management and Investment Team is comprised of highly experienced real estate, private equity, automotive and investment professionals with over $1.5 billion of combined real estate transaction experience. We gain a competitive advantage by pursuing Investments with unrealized, value-added potential and exercising aggressive asset management strategies. We distinguish ourselves in the marketplace at every step of the deal process by leveraging the strengths and talents of the team. Our leadership’s 80+ years of combined experience covers a wide variety of commercial real estate disciplines including land development, construction, sales and leasing, asset and property management, financial analysis, financing and structuring complex investments.

▪	Highly experienced finance and accounting administration professionals: The company’s management and its Advisor are supported by CapRocq Real Estate Finance, LLC, or the Subadvisor, which is comprised of highly skilled professionals in finance, accounting and legal. The Subadvisor’s team includes a certified public accountant, chartered financial analyst, juris doctor, master of business administration, and all have extensive experience in financial management of real estate and private equity operations and monitoring post-acquisition activity. The Subadvisor will be contracted by the Advisor to manage the day-to-day oversight and controls related to the finance and accounting administration functions of the company and the real estate investment portfolio.

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▪	Proven investment strategy: Since 2012, our Investment Team has demonstrated a strong track record of success having identified, acquired, owned, operated and managed a portfolio of approximately $325 million in Class A commercial properties primarily located in the Heartland of the United States. In addition, the principals of the Advisor have formed a strategic partnership with a NYSE publicly traded REIT that has executed $80 million of commercial real estate property used by operators of multi-site, multi-franchised automotive dealerships throughout the U.S.

▪	Origination, execution and portfolio management: Our Investment Team has an unparalleled network of contacts who can be tapped for deal sourcing and due diligence, an established infrastructure and disciplined deal execution process, and an active portfolio management process and approach that allows for close and effective monitoring of our investments.

▪	Strong investment track record. The Advisor’s key individuals and its affiliates have a strong track record of success. CapRocq Fund I and CapRocq Fund II, have acquired and managed approximately $325 million in assets since 2012. CapRocq Fund I, our first multi-property affiliated investment fund, has invested in 21 properties since its first close in December 2012, representing (i) office properties, (ii) flex industrial, and (iii) retail. CapRocq Fund I has paid out a 5.0% annualized cash distribution in each consecutive quarter since the first quarter of 2013. CapRocq Fund II, our second multi-property affiliated investment fund, has invested in 12 properties since the third quarter of 2014, with a portfolio consisting of predominantly multi-tenant office properties. CapRocq Fund II has consistently paid out a 5.0% annualized cash return to investors.

Tier 2 Offering Under Regulation A

This is a Tier 2 offering under Regulation A where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we intend to apply for these qualified securities to be eligible for quotation on an alternative trading system not requiring the filing of reports under the Exchange Act to be eligible. Once we are eligible, we intend to pursue listing on a registered national securities exchange in a listing transaction.

Generally, if you are not an "accredited investor" as defined in Rule 501(a) of Regulation D (17 CFR §230.501(a)) no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. See “Plan of Distribution – Investment Limitations.”

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MANAGEMENT

Our Board of Directors

We operate under the direction of our board of directors. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained our Advisor to manage our day-to-day operations and our portfolio of real estate assets, subject to the supervision of our board of directors.

Our directors must perform their duties in good faith and in a manner each director reasonably believes to be in our best interests. Further, our directors must act with such care as an ordinarily prudent person in a like position would use under similar circumstances. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

We intend to have five directors, two of whom will be independent directors. Until we are subject to certain listing requirements, our directors will serve until they resign or upon death or disability and until his successor has been duly elected and qualifies. At any stockholder meeting, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter constitutes a quorum.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed only for cause, and then only by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

In addition to meetings of the various committees of our board of directors, which committees we describe below, we expect our directors to hold at least four regular board meetings each year.

Our Executive Officers and Directors

The individuals listed as our executive officers below also serve as officers and employees of our Advisor. As executive officers of the Advisor, they serve to manage the day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities and operating acquired investments and monitoring the performance of those investments to ensure that they are consistent with our investment objectives.

The following table and biographical descriptions set forth certain information with respect to the individuals who currently serve as our executive officers and directors, as well as our two independent director nominees, who we anticipate will be appointed by our board of directors at the initial closing of the offering:

Name	Age*	Position
Franklin McLarty	42	Co-Chairman of the Board of Directors, President
Kevin Huchingson	46	Co-Chairman of the Board of Directors, Chief Investment Officer
Beau Blair	44	Director, Chief Operating Officer, Treasurer and Secretary
Michael A. Ross	55	Independent Director Nominee
David M. Brain	59	Independent Director Nominee

*As of January 31, 2017

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Franklin McLarty, Co-Chairman of the Board of Directors and President. Franklin McLarty is Co-Chairman of the Board of Directors, President and Co-Founder of CapRocq Core REIT, Inc. and President of CapRocq Core Advisors, LLC. Mr. McLarty and Mr. Huchingson are Co-Founders of CapRocq and all of its affiliates. Since 2012, Mr. McLarty has co-managed property portfolios with approximate asset of $380 million, including CapRocq Fund I, CapRocq Fund II and CapRocq Automotive LLC. Mr. McLarty’s background in commercial real estate is vast, and he enjoyed a successful career in hotel-oriented private equity. From 2003-2005, Mr. McLarty was Vice President of McKibbon Hotel Group, a privately held development and management firm, where he was responsible for raising third-party capital and divesting more than $135 million in hotel assets to REIT’s listed on the New York Stock Exchange. Before joining the McKibbon Group, Mr. McLarty was a managing director for the Seaway Group, based in Miami, Florida, where he was responsible for hotel acquisitions, development, and divestitures. Mr. McLarty continues to serve on Seaway’s Advisory Board. He currently serves as Vice Chairman of RML Automotive. As a founding executive and shareholder of RML Automotive’s predecessor firm, McLarty Landers LLC in 2005, Mr. McLarty has been involved in all aspects of the company’s growth into the nation’s largest minority-owned automotive group in the United States and the 19th largest automotive group overall, according to Automotive News. In addition to serving as Vice Chairman of RML Automotive, Mr. McLarty serves on the Board of Directors of the McLarty Companies, a fourth-generation family office with business interests in automotive, hotel real estate, commercial real estate, financial services, and other activities. Mr. McLarty is also the Co-Founder and Vice Chairman of McLarty Capital Partners (“MCP”), and the Chairman of the Advisory Board of MCP's Small Business Fund. Mr. McLarty is a past chairman of the Arkansas Economic Development Commission, and currently serves on the Board of Directors of the Greater Little Rock Regional Chamber of Commerce, Fifty for the Future, Tire Group International, and P.A.M. Transportation Services, Inc. (NASDAQ: PTSI). He is a graduate of the University of Richmond and received his MBA from the University of Miami.

Kevin Huchingson, Co-Chairman of the Board of Directors and Chief Investment Officer. Kevin Huchingson is Co-Founder, Co-Chairman of the Board of Directors and Chief Investment Officer of CapRocq Core REIT, Inc., Chief Investment Officer of the Advisor, and Co-Founder of CapRocq Fund I and CapRocq Fund II. Mr. Huchingson and Mr. McLarty are Co-Founders of CapRocq and all of its affiliates. Mr. Huchingson received a BS from Centenary College of Louisiana, thereafter obtaining his M.B.A. from the University of Arkansas at Little Rock. He joined Barnes, Quinn, Flake & Anderson, Inc. (now Colliers International) in 1993 and became a Principal in 1997. Mr. Huchingson was elected President and CEO of the firm in 2002. As President and CEO, Mr. Huchingson guided the firm through two mergers – first with IBR Real Estate, Inc. in 2003 and later with Lane Real Estate Services, Inc. in 2005. In 2004, he led the firm in becoming affiliated with Colliers International. As President and CEO, Mr. Huchingson is responsible for oversight of company management and client development and retention. As a broker, he is active in industrial, office and investment brokerage and also handles consulting assignments for individual and corporate clients. Mr. Huchingson is a Counselor of Real Estate (CRE)®, a past member and president of the Society of Industrial and Office Realtors (SIOR) and Certified Commercial Investment Member (CCIM) and a member of International Council of Shopping Centers (ICSC). Kevin is a past member of the Real Estate Council of the Federal Reserve Bank of St. Louis, was a 2003 Arkansas Business selection to the “40 Under 40” list of businesspeople in Arkansas, and a 2003 Little Rock Monthly selection to the “25 to Watch” list. He currently serves as a member of Fifty for the Future and on the Board of the Baptist Health Foundation.

Beau Blair, Director and Chief Operating Officer. Beau Blair serves on both the Board of Directors and as Chief Operating Officer, Treasurer, and Secretary of CapRocq Core REIT, Inc., and serves as Chief Operating Officer of the Advisor. Mr. Blair is a Co-Founder of CapRocq Core REIT, Inc. and CapRocq Core Advisors, LLC. Mr. Blair is a Co-Founder of CapRocq Automotive LLC, currently managing a real estate portfolio of $80 million. In addition to CapRocq, Mr. Blair is a Managing Principal of McLarty Capital Partners’ Small Business Fund and sits on the investment committee. Mr. Blair is a Co-Founder and Director of GDV Imports Mexico S.A.P.I de C.V., the exclusive wholesale distributor of Jaguar Land Rover to Mexico. Mr. Blair has worked with the McLarty family for several years facilitating both new partnerships and the expansion of existing business units. Previously, Mr. Blair was an Executive Director of global investment banking at J.P. Morgan in New York where he started as an Associate in mergers & acquisitions before becoming a senior member of the industrials group advising on a wide variety of corporate finance transactions. Mr. Blair began his professional career at Stephens Inc. in the bank broker dealer and corporate finance advisory groups prior to focusing on strategic and business development for Alltel Information Services. Mr. Blair earned a B.A. from the University of Tennessee, Knoxville and an M.B.A from the McCombs School of Business at the University of Texas in Austin. Mr. Blair serves as Executive Vice Chairman of the University of Arkansas for Medical Sciences (UAMS) Foundation Fund Board, and was Co-Chair of the Catholic High School for Boys steering committee.

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Michael A. Ross, Independent Director Nominee. Michael Ross is an independent director nominee and is anticipated to become a member of our board of directors as of the initial closing date of this offering. Mr. Ross currently serves as an officer and Senior Vice President for Government Affairs and Public Relations for Little Rock based Southwest Power Pool (SPP). As a Federal Energy Regulatory Commission (FERC) designated regional transmission organization (RTO), SPP manages the electric grid, operates the wholesale electricity market and provides transmission planning for all or part of 14 states. His responsibilities include leading SPP’s government affairs at the federal level and the 14 state region it serves; and has responsibility for external affairs and corporate communications for the company. Before joining SPP in 2013, Mr. Ross served six terms in the U.S. House of Representatives from Arkansas’ Fourth Congressional District. During his 12 years in the congress, Mr. Ross was a member of the House Energy and Commerce Committee, House Financial Services Committee, House Foreign Affairs Committee, House Agriculture Committee, House Small Business Committee, and House Science and Technology Committee. He was appointed by the house leadership to represent the United States as a member of the NATO Parliamentary Assembly, and was later elected its vice president. Additionally, Mr. Ross spent 10 years in the Arkansas State Senate, becoming its youngest member at the age of 29. He also owned a family pharmacy and home medical equipment business, was a regional sales manager for McKesson Corporation and was a licensed independent insurance agent. Mr. Ross currently serves on the University of Arkansas at Little Rock College of Business Advisory Council, the Philander Smith College Business Advisory Board, the Arkansas Water Foundation Board and Mount Sequoyah Board of Trustees. Mr. Ross earned his Bachelor of Arts Degree from the University of Arkansas at Little Rock.

David M. Brain, Independent Director Nominee. David Brain currently serves as CEO of Brown Cow Capital, LLC, a real estate development and investment firm he founded in late 2015 located in Kansas City. Mr. Brain served as the President and Chief Executive Officer as well as a Board Member/Trustee of Entertainment Properties Trust/EPR Properties, or EPR, an NYSE traded real estate investment trust (NYSE:EPR) for over 15 years, a company which Mr. Brain co-founded in 1997 and served as its original CFO. In September 1999 he was named CEO, a position he held until he stepped down in the first quarter of 2015. Under Mr. Brain’s leadership, EPR: grew from zero to over $5.5B in enterprise value; delivered common shareholders a compound rate of return in excess of 18%; successfully expanded its original single strategic specialty property focus from exclusively movie theatres to a broad portfolio of destination entertainment, recreation and education properties; earned investment grade ratings from all major credit rating agencies despite no investment grade rated tenants. Mr. Brain previously served on the Board of American Residential Properties, Inc., (ARPI), a fully integrated and internally managed single-family residential REIT 2013-2016. Mr. Brain currently serves on the Board of Maxus Properties, (MRTI), a public externally managed multi-family residential REIT. Mr. Brain also previously served as a Senior Vice President in the Investment Banking department of George K. Baum & Company, and as Managing Director of the Corporate Finance group in the Kansas City office of KPMG. Mr. Brain has received numerous honors throughout his career, including: appointment to the National Association of Real Estate Investment Trust’s (NAREIT) Board of Governors; recipient of the 2011 Ernst & Young Master Entrepreneur of the Year for the Central Midwest region, an honor which is reserved for those who inspire others with their vision, leadership, and innovation, placing Mr. Brain among a prestigious group of leading entrepreneurs and community-conscious innovators; named 2010 Real Estate Industry Innovator of the Year by the Grasskamp Real Estate Center at the University of Wisconsin; honored as the UMKC 2013 Regional Entrepreneur of the Year; and appeared on numerous national programs including Mad Money, Squawk Box, Closing Bell, Power Lunch and regularly contributes and appears as a guest commentator on television networks including CNBC, CNNfn, and Fox Business Network. Mr. Brain has served on numerous community and charitable boards and currently contributes in as follows: serving as a Board member of AltCap, a community development financial institution (CDFI) committed to serving as a catalyst for investment in economically distressed communities throughout Kansas City, Missouri; serving on the Board of Trustees for the University of Missouri at Kansas City; and serving as District Council Chair for the Urban Land Institute Kansas City. Mr. Brain received a Bachelor of Arts degree in Economics with honors from Tulane University, where he was also named Phi Beta Kappa in 1978, and a Masters of Business Administration from the A. B. Freeman Graduate Business School at Tulane University in 1979 where he was honored with an Academic Fellowship. Mr. Brain resides in Kansas City, where he was born, with his wife Cathi with one of their four children still at home.

Our general investment and borrowing policies are set forth in this offering circular. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and Advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this offering circular.

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Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting. We currently do not anticipate having any committees since the board has appointed our Advisor to manage our day to day affairs.

Compensation of Directors and Officers

Director Compensation

We will pay our independent directors an annual retainer of $20,000, payable quarterly. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. Our directors who are also executive officers will not receive any additional compensation from us for acting as directors.

Executive Officer Compensation

We do not currently have any employees and our executive officers are employed by the Advisor. We will not reimburse our Advisor for compensation paid to our executive officers.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages and our charter authorizes us to obligate ourselves to indemnify and advance expenses to our directors, our officers, and our Advisor, except to the extent prohibited by the Maryland General Corporation Law, or MGCL, and as set forth below. In addition, our bylaws require us to indemnify and advance expenses to our directors and our officers, and permit us, with the approval of our board of directors, to indemnify and advance expenses to our Advisor, except to the extent prohibited by the MGCL.

Under the MGCL, a Maryland corporation may limit in its charter the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

In addition, the MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

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To the maximum extent permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and our charter authorizes us to obligate ourselves to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, and our Advisor (including any director or officer who is or was serving at the request of our company as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise). In addition, our bylaws require us to indemnify and advance expenses to our directors and our officers, and permit us, with the approval of our board of directors, to provide such indemnification and advance of expenses to any individual who served a predecessor of us in any of the capacities described above and to any employee or agent of us, including our Advisor, or a predecessor of us.

However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

We do not intend to purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

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PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs, sponsored by principals of our Advisor and their affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this offering circular. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior real estate programs addressed below. Investors who purchase shares of our common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

As of the date of this offering circular, affiliates of the company including principals of our Advisor, have previously sponsored two private programs, both of which were initially “blind pool” offerings and thus both had investment objectives similar to those of the company. These programs, CapRocq Fund I and CapRocq Fund II (collectively referred to herein as the “Prior CapRocq Funds”), are private real estate limited partnerships that invest in commercial real estate. CapRocq Fund I has raised a total of approximately $56,707,000 and CapRocq Fund II has raised a total of approximately $50,916,000, for an aggregate of $107,623,000 from a total of 79 investments by a total of 73 investors. Collectively, the Prior CapRocq Funds have acquired a total of thirty-three properties with an aggregate property value of approximately $324,575,000. Neither of the two programs have closed or been completed. Descriptions of the performance of each of CapRocq Fund I and CapRocq Fund II are below. As of the date hereof, have been no major adverse business developments or conditions experienced in the formation or performance of CapRocq Fund I or CapRocq Fund II.

CapRocq Fund I, a private offering under Regulation D, commenced its offering on December 27, 2012, had fully deployed $50,000,000 in capital by October 2014, and holds commercial properties representing value-added office space, selective retail/mixed-use, medical use and industrial. CapRocq Fund I has invested in twenty-one (21) commercial properties with an original aggregate property value of approximately $165,800,000. The investment strategy for CapRocq Fund I is to acquire value-added office space and selective retail/mixed-use properties located in secondary and tertiary markets across the Heartland. CapRocq Fund I has distributed a 5% annualized distribution to investors since inception. To date, CapRocq Fund I has consummated eight (8) dispositions of properties or capital events. CapRocq Fund I has not yet reached its anticipated liquidity event.

CAPROCQ FUND I PROPERTIES
Property Name	Location	Date of Acquisition	Date of Disposition
Center Point	Columbia, SC	12/28/2012	N/A
Lowell Office	Lowell, AR	12/31/2012	N/A
Lowell Medical I	Lowell, AR	12/31/2012	N/A
Lowell Medical II	Lowell, AR	12/31/2012	5/4/2016
Conway Towne Center	Conway, AR	3/1/2013	N/A
Atrium	Columbia, SC	3/20/2013	N/A
Halifax - New Bern	New Bern, NC	4/29/2013	8/8/2016
Halifax - Shelby	Shelby, NC	4/29/2013	3/15/2016
Halifax - Lexington	Lexington, NC	6/7/2013	1/29/2016
Halifax - Jacksonville	Jacksonville, NC	4/29/2013	3/23/2016
Halifax - Burlington	Burlington, NC	4/29/2013	3/1/2016
Halifax - Gastonia	Gastonia, NC	4/29/2013	N/A
Halifax - Panama City	Panama City, FL	5/1/2013	N/A
Halifax - Winter Haven	Winter Haven, FL	5/1/2013	11/20/2015
Willow Creek	Johnson, AR	9/16/2013	7/30/2015
Faber	North Charleston, SC	1/1/2014	N/A
Alliance	Oklahoma City, OK	1/21/2014	N/A
One Memorial	Tulsa, OK	5/23/2014	N/A
Stoneridge	Columbia, SC	5/23/2014	N/A
1001 Technology	Little Rock, AR	8/1/2014	N/A
Regency	Charlotte, NC	10/20/2014	N/A

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CapRocq Fund II commenced its offering on July 3, 2014, and as of February 3, 2017, has made approximately $54,443,103 in equity investments. CapRocq Fund II currently has an original aggregate property value of approximately $158,775,000, representing the aggregate purchase value of twelve (12) commercial properties. The investment strategy for CapRocq Fund II is the same as CapRocq Fund I. To date, CapRocq Fund II has not yet consummated dispositions of any of its properties. CapRocq Fund II anticipates, but is not obligated, to liquidate by December 31, 2021, subject to a 3-year extension at the discretion of CapRocq Fund II’s general partner, subject to the right of limited partners after January 1, 2021 to vote to extend or terminate CapRocq Fund II by a vote of majority interest. Therefore, CapRocq Fund II has not yet reached its anticipated liquidity event.

CAPROCQ FUND II PROPERTIES
Property Name	Location	Date of Acquisition	Date of Disposition
Village on the Creeks	Rogers, AR	7/3/2014	N/A
Regency	Charlotte, NC	10/20/2014	N/A
Webster	Columbia, SC	4/28/2015	N/A
Mulberry	Savannah, GA	8/25/2015	N/A
North Park	Omaha, NE	10/15/2015	N/A
Mission Tower	Mission, KS	11/13/2015	N/A
Grandview	Columbus, OH	12/11/2015	N/A
Triad	Greensboro, NC	12/18/2015	N/A
Goodale	Columbus, OH	3/31/2016	N/A
Mission Corporate	Mission, KS	7/8/2016	N/A
Brewery Tower	Columbus, OH	9/15/2016	N/A
Wells Fargo Center	Greenville, SC	12/1/2016	N/A

100% of the properties acquired by the Prior CapRocq Funds are located in the Heartland. Calculated by acquisition cost, 71.1% of the properties acquired by Prior CapRocq Funds are commercial office buildings, 13.3% are selective retail/mixed-use properties, 11.0% are industrial properties, 4.0% are medical-use properties, and 0.7% are residential properties.

Please see Appendix A, “Table II - Compensation to Sponsor” and “Table V - Sales or Disposals of Properties” for more detailed information regarding the Prior CapRocq Funds.

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Historical Realized Investment Performance of CapRocq Fund I

We define Historical Realized Investment Performance as the contract sales price for each property acquired by CapRocq Fund I, or the Acquisition Price, compared to the contract sales price for each such property upon its sale by CapRocq Fund I, or the Exit Price.

	Acquisition	Acquisition
	Date	Price	Exit Date	Exit Price
Lowell Medical II	12/31/2012	$3,216,488	5/4/2016	$3,300,000
Halifax - Winter Haven	5/1/2013	$1,000,000	11/20/2015	$1,179,411
Halifax - Burlington	4/29/2013	$1,840,000	3/1/2016	$2,120,000
Halifax - Shelby	4/29/2013	$940,000	3/15/2016	$1,100,000
Halifax - Lexington	6/7/2013	$930,000	1/29/2016	$1,096,718
Halifax - Jacksonville	4/29/2013	$1,420,000	3/23/2016	$1,674,764
Halifax - New Bern	4/29/2013	$3,250,000	8/8/2016	$3,850,000
Willow Creek	9/16/2013	$2,223,541	7/30/2015	$2,899,724

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OUR ADVISOR AND RELATED AGREEMENTS

Our Advisor

We are externally managed and advised by CapRocq Core Advisors, LLC, or our Advisor, pursuant to an Advisory Agreement. See “— The Advisory Agreement.” Each of our officers is also an officer of our Advisor. Our Advisor is primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our board of directors. Our Advisor maintains a contractual as opposed to a fiduciary relationship with us. Our Advisor will conduct our operations and manage our portfolio of real estate investments. We have no paid employees.

The officers of our Advisor are as follow:

Name	Age*	Position
Franklin McLarty	42	President
Kevin Huchingson	46	Chief Investment Officer
Beau Blair	44	Chief Operating Officer
Dewitt Smith	69	Senior Asset Advisor

*As of January 31, 2017

The background and experience of Messrs. McLarty, Huchingson and Blair are described above in “Management — Our Executive Officers and Directors.”

Dewitt Smith, Senior Asset Advisor. Dewitt Smith is the Senior Asset Advisor of the Advisor for CapRocq Core REIT, Inc. Mr. Smith’s professional career spans four decades and covers a wide variety of commercial real estate disciplines including land development, construction, sales and leasing, asset and property management, financial analysis, financing and structuring complex investments. Devereux Management Company, a company he founded in 1986, is currently involved in commercial projects in six states. Mr. Smith previously served as president and CEO of Cooper Realty Investments, or CRI, a private real estate operating company at which he managed a $450 million portfolio of Class A office, retail, mixed use and warehouse properties comprising 3.5 million square feet of commercial space. In addition to operating 100% owned properties, CRI formed a number of joint ventures and limited partnerships that were controlled and managed by CRI and capitalized with equity capital from both institutional and private investors. He also held executive positions with Fairfield Communities where he managed large scale recreation/retirement communities in both Arkansas and North Carolina. He has served as an Adjunct Instructor at the Walton College of Business, University of Arkansas, where he taught Advanced Real Estate Finance and Investments at the MBA level and Macroeconomics at the undergraduate level. Mr. Smith is a licensed Professional Engineer, licensed Real Estate Broker, and a member of the National Society of Professional Engineers and the American Society of Civil Engineers. He serves on the boards of directors for the Washington Regional Medical Foundation, the United Methodist Foundation of Arkansas (past chairman), Mt Sequoyah Assembly (current chairman), the University of Arkansas for Medical Sciences (UAMS) Foundation Fund Board, and is a commissioner for the Arkansas Martin Luther King Jr. Commission. Mr. Smith holds a bachelor of science in Civil Engineering degree from the University of Arkansas, and a MBA from Harvard Business School.

Advisory Agreement

Upon completion of this offering, we will enter into an Advisory Agreement with our Advisor pursuant to which it will provide for the day-to-day management of our operations. The Advisory Agreement will require our Advisor to manage our business affairs in conformity with the investment guidelines and other policies as approved and monitored by our board of directors. Our Advisor’s role as Advisor will be under the supervision and direction of our board of directors. Our Advisor does not currently manage or advise any other entities and is not actively seeking new clients in such a capacity, although it is not prohibited from doing so under the Advisory Agreement.

Advisory Services

Our Advisor will be responsible for (1) the selection, purchase and sale of our portfolio investments, (2) our financing activities, and (3) providing us with advisory services. Our Advisor will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate. The Advisor may delegate certain responsibilities, such as financial and legal services that are contemplated to be administered by the Subadvisor.

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Term and Termination

The initial term of our Advisory Agreement will have an initial term of 24 months, with automatic one-year renewals thereafter. The Advisory Agreement may be amended or modified by agreement between us and our Advisor. Our independent directors will review our Advisor’s performance and the fees payable to the Advisor under the Advisory Agreement annually and, following the initial term, the Advisory Agreement may be terminated annually upon the affirmative vote of at a majority of our independent directors, based upon (1) unsatisfactory performance that is materially detrimental to us. Unless terminated for cause as described below, our Advisor will be paid a termination fee equal to three times the sum of the asset management fee and incentive fee earned, in each case, by our Advisor during the 12-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter.

We may also terminate the Advisory Agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days prior written notice from our board of directors for cause, which is defined as:

•	our Advisor’s continued breach of any material provision of the Advisory Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Advisor, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	the occurrence of certain events with respect to the bankruptcy or insolvency of our Advisor, including an order for relief in an involuntary bankruptcy case or our Advisor authorizing or filing a voluntary bankruptcy petition;

•	any change of control of our Advisor which a majority of our independent directors determines is materially detrimental to us;

•	our Advisor’s inability to perform its obligations under the Advisory Agreement;

•	our Advisor commits fraud against us, misappropriates or embezzles our funds, or acts, or fails to act, in a manner constituting gross negligence, or acts in a manner constituting bad faith or willful misconduct, in the performance of its duties under the Advisory Agreement; provided, however, that if any of these actions or omissions is caused by an employee and/or officer of our Advisor or one of its affiliates and the Advisor takes all necessary and appropriate action against such person and cures the damage caused by such actions or omissions within 30 days of the Advisor’s actual knowledge of its commission or omission, the Advisory Agreement shall not be terminable; and

•	the dissolution of our Advisor.

Our Advisor may assign the agreement in its entirety or delegate certain of its duties under the Advisory Agreement to any of its affiliates without the approval of our independent directors subject to certain caveats.

Our Advisor may terminate the Advisory Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Advisor may decline to renew the Advisory Agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, our Advisor may terminate the Advisory Agreement upon 60 days’ written notice. If the Advisory Agreement is terminated by our Advisor upon our breach, we would be required to pay our Advisor the termination fee described above.

We may not assign our rights or responsibilities under the Advisory Agreement without the prior written consent of our Advisor, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the Advisory Agreement and by the terms of such assignment in the same manner as we are bound under the Advisory Agreement.

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Compensation to Our Advisor and Affiliates

Type	Description

Organization and Offering Stage

Estimated Offering Expenses	Affiliates of the company, including the Advisor and CapRocq Core III, LLC, an Arkansas limited liability company, or Core III, which is owned and managed by Messrs. McLarty, Huchingson and Blair, will be reimbursed for an estimated $350,000 in offering expenses. Estimated offering expenses include legal, accounting, printing, advertising, travel, marketing, blue sky compliance, consulting and advisory fees, transfer agent and escrow fees, and other expenses of this offering.

Development and Acquisition Stage

Financing Fee	Our Advisor will be entitled to receive a financing fee equal to 1.0% of the principal balance of the financing obtained in connection with the acquisition of each Investment. Assuming that we raise the maximum offering amount, resulting in $45,111,500 in net proceeds, and that we purchase Investments using our target leverage of 70%, we anticipate that financing fees of approximately $1,052,602 will be paid to our Advisor as a result of this offering.

Acquisition Fee	Our Advisor will receive an acquisition fee equal to 1.5% of the purchase price plus transaction costs, for each Investment made on our behalf at the closing of the acquisition of each Investment, in consideration for the Advisor’s assistance in effectuating such acquisition. Assuming that we raise the maximum offering amount, resulting in $45,111,500 in net proceeds, and that we buy properties using our target leverage of 70%, we anticipate that acquisition fees of approximately $2,255,575 will be paid to our Advisor as a result of this offering.

Operating Stage

Asset Management Fee

We will pay our Advisor a monthly asset management fee equal to 2.0% per annum of our stockholders’ equity, which fee will be payable in arrears in cash. For purposes of calculating the asset management fee, our stockholders’ equity means: (a) the sum of (1) the net proceeds from (or equity value assigned to) all issuances of the company’s equity and equity equivalent securities (including common stock, common stock equivalents, preferred stock and OP Units issued by our operating partnership) since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (2) the company’s retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that our company has paid to repurchase our common stock issued in this or any subsequent offering. Stockholders’ equity also excludes (1) any unrealized gains and losses and other non-cash items (including depreciation and amortization) that have impacted stockholders’ equity as reported in the company’s financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between our Advisor and our independent director(s) and approval by a majority of our independent directors.  Assuming that we raise the maximum offering amount, we anticipate we will receive $45,111,500 in net proceeds from this offering. Accordingly, we estimate that our Advisor would receive an annual asset management fee of approximately $902,230 if we were to raise no additional equity and no additional adjustments were made.

Property Management Fee	The Advisor expects to engage Colliers Arkansas, an affiliate of our Advisor, to serve as the outsourced on-site property manager for the Initial Property and certain other Investments acquired by the company. In addition, the Advisor may from time to time engage other third parties, including affiliates of Colliers Arkansas or other affiliates of the Advisor, to provide on-site property management services for the Investments. We refer to these service providers, including, in such context, Colliers Arkansas, as Property Managers, and each, a Property Manager. The Property Manager for each of our Investments will receive a property management fee of 4.0% of the monthly gross revenue from the Investment. The property management fee will be paid in arrears on a monthly basis. Kevin Huchingson, a managing member and senior officer of the Advisor, serves as CEO and President of Colliers Arkansas. We cannot estimate the property management fees that will be payable to the Property Manager at this time.

Expense Reimbursements	The Advisor will be reimbursed for expenses relating to preparing tax returns and accounting services.

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Incentive Fee

Our Advisor will be entitled to an incentive fee, payable quarterly, equal to an amount, not less than zero, equal to the difference between  (1) the product of (x) 20% and (y) the difference between (i) our Adjusted Funds from Operations (AFFO) (as further defined below) for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price of equity securities issued in this offering and in future offerings and transactions, multiplied by the weighted average number of all shares of our common stock outstanding on a fully-diluted basis (including any restricted stock units, any restricted shares of common stock and OP Units) in the previous 12-month period, exclusive of equity securities issued prior to this offering, and (B) 7.0%, and (2) the sum of any incentive fee paid to our Advisor with respect to the first three calendar quarters of such previous 12-month period. For purposes of calculating the incentive fee during the first 12 months after completion of this offering, AFFO will be determined by annualizing the applicable period following completion of this offering.   See "Our Management and Related Agreements" – "Our Advisor" — "Incentive Compensation" herein for further details of the Incentive Fee.

AFFO is calculated by removing the effect of items that do not reflect ongoing property operations. We further adjust FFO for certain items that are not added to net income in NAREIT’s definition of FFO, such as acquisition expenses, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtract recurring capital expenditures (and, when calculating the incentive fee only, we further adjust FFO to include any realized gains or losses on our real estate investments). The following example illustrates how we would calculate our quarterly incentive fee in accordance with the Advisory Agreement. Our actual results may differ materially from the following example.

Assume the following:

•	AFFO for the 12-month period equals $4,000,000;

•	3,000,000 shares of common stock are outstanding and the weighted average number of shares of common stock outstanding during the 12-month period is 3,000,000;

•	weighted average issue price per share of common stock is $10.00; and

•	incentive fees paid during the first three quarters of such 12-month period are $300,000.

Under these assumptions, the quarterly incentive fee payable to our Advisor would be $80,000, as calculated below:

1.	AFFO	$4,000,000
2.	Weighted average issue price per share of common stock of $10.00 multiplied by the weighted average number of shares of common stock outstanding of 3,000,000 multiplied by 7%	$2,100,000
3.	Excess of AFFO over amount calculated in 2 above	$1,900,000
4.	20% of the amount calculated in 3 above	$380,000
5.	Incentive fee equals the amount calculated in 4 above less the incentive fees paid during the first three quarters of such previous 12-month period;	$300,000
6.	Quarterly incentive fee payable to our Advisor:	$80,000

Pursuant to the calculation formula, if AFFO increases and the weighted average share price and weighted average number of shares of common stock outstanding remain constant, the incentive fee will increase.

Our Advisor will compute each quarterly installment of the incentive fee within 45 days after the end of the calendar quarter with respect to which such installment is payable and promptly deliver such calculation to our board of directors. The amount of the installment shown in the calculation will be due and payable no later than the date which is five business days after the date of delivery of such computation to our board of directors.

Termination Stage
Termination Fee

Unless terminated for cause, our Advisor will be paid a termination fee equal to three times the sum of the asset management fee and incentive fee earned, in each case, by our Advisor during the 12-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter. The termination of the Advisory Agreement may be, but will not necessarily be, a part of the termination and liquidation of our company.

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Liability and Indemnification

Pursuant to the Advisory Agreement and unless provided otherwise therein, our Advisor will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Advisor maintains a contractual as opposed to a fiduciary relationship with us (however, to the extent that officers of our Advisor also serve as officers of our company, such officers will owe us duties under Maryland law in their capacity as officers of our company, which may include the duty to exercise reasonable care in the performance of such officers’ responsibilities, as well as the duties of loyalty, good faith and candid disclosure). Under the terms of the Advisory Agreement, our Advisor, its officers, members, managers, directors, personnel, any person controlling or controlled by our Advisor and any person providing sub-advisory services to our Advisor will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Advisory Agreement, except because of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Advisory Agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify and hold harmless our Advisor, its officers, members, managers, directors, personnel, any person controlling or controlled by our Advisor and any person providing sub-advisory services to our Advisor with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Advisory Agreement as determined by a final, non-appealable order of a court of competent jurisdiction, or those incurred in connection with the Advisor’s proper release of the company’s money or other property, as set forth in the Advisory Agreement. Additionally, we have agreed to advance funds to any of the indemnified parties for legal fees and other costs and expenses incurred as a result of any claim, suit, action or proceeding for which indemnification is sought, provided, that such Advisor indemnified party undertakes to repay the advanced funds to us in the event it is ultimately determined that indemnification is not appropriate. Our Advisor has agreed to indemnify and hold harmless us, our directors and officers, personnel, agents and any persons controlling or controlled by us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Advisor constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Advisory Agreement or any claims by our Advisor’s personnel relating to the terms and conditions of their employment by our Advisor. Our Advisor will not be liable for errors that may result from ordinary negligence, such as errors in the investment decision making process (such as a transaction that was effected in violation of our investment guidelines).

Subadvisor to the Advisor

The Advisor will outsource certain professional functions of the management of the company to CapRocq Real Estate Finance, LLC, or the Subadvisor. The relationship between the Advisor and the Subadvisor will be governed by a Subadvisory Agreement, and the Subadvisor will primarily be responsible for functions involving legal, finance, accounting and CPA services to the Advisor.

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POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by our board of directors and may be amended or revised from time to time by our board of directors without a vote of our stockholders, except as set forth below. However, any change to any of these policies would be made by our board of directors only after a review and analysis of such change, in light of then-existing business and other circumstances, and then only if our directors believe, in the exercise of their business judgment, that it is advisable to do so and in our and our stockholders’ best interests.

Our Investment Policies

Investment in Real Estate or Interests in Real Estate

We conduct all of our investment activities through our operating partnership and its affiliates. We will focus on acquiring attractive, stabilized investments with high quality physical improvements in secondary and tertiary markets located in the Heartland of the United States.  Our strategy is to make investments in these target markets where cap rates for acquired properties are less volatile and yields are attractive.

Our extensive experience with the investment objectives to be pursued by the company, along with our relationships, existing infrastructure, and policies and procedures will provide us with enhanced opportunities to identify and determine investment value and to successfully build an investment portfolio of commercial properties.

Our primary investment characteristics include a focus on:

▪	Acquisition of commercial properties located in the Heartland of the United States

▪	Investments in secondary and tertiary markets

▪	Value-added office space, with the possibility of selective investments in retail/mixed-use and medical use properties

▪	Acquisition of Investments generally ranging in value from $2 million to $25 million

▪	Once the maximum offering amount has been raised, no more than 30% of the total net offering proceeds may be invested in any single Investment without the approval of our board of directors.

▪	Aggregate leverage on the portfolio may not exceed 70% without the approval of our board of directors.

Our investments are expected to be geographically concentrated in the Heartland of the United States. We expect our investment portfolio to consist of direct and indirect equity interests in individual properties and/or larger property portfolios. We will generally target equity investments ranging from approximately $2 million to $15 million, and leverage may not exceed 70% on the entire investment portfolio without the approval of our board of directors. We will target potential investments that we believe will be accretive to our dividend, although there can be no assurance that such results can or will be achieved.

Our investment policies give broad discretion to our Advisor and officers to source, approve and consummate acquisitions. However, our investment guidelines currently require the approval of our board of directors for any acquisition or other investment that: (i) requires an equity Investment in excess of $15 million; (ii) would be leveraged, on an individual basis, more than 80%; (iii) would cause the aggregate leverage of our portfolio to exceed 70%; (iv) that, once the maximum offering amount has been raised, exceeds 30% of total net proceeds; or (v) would otherwise materially differ from the investment parameters approved by our board.

Financing

The overall indebtedness to the total value of our investment portfolio is not expected to exceed 70% of the estimated fair market value of all the properties owned, except with the approval of our board of directors.  With respect to a particular Investment, the loan to value ratio may not exceed 80%, except with the approval of our board of directors.

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We may leverage our Investments by means of debt financing or in any other method we determine.  For example, we may incur or increase mortgage debt on a property by obtaining loans secured by some or all of our Investments in order to obtain funds for the acquisition of additional Investments.  We may also incur indebtedness that bears interest at a variable rate.  In addition, from time to time we may pay mortgage loans or finance and refinance the properties in a rising interest rate environment. Although the use of leverage may enhance returns and increase the number of investments that can be made, it may also substantially increase the risk of loss. See “Risk Factors.”

The Advisor may also elect to enter into one or more credit facilities with financial institutions. Any such credit facility may be unsecured or secured, including by a pledge of or security interest granted in our assets.

Disposition Terms

We expect to have several exit options for our Investments including a sale of a portfolio of assets or single asset sales to real estate funds, real estate companies, real estate investment trusts, individuals, and 1031 exchange buyers.  It is the sole discretion of the Advisor to determine the terms of any sale, including the forms of consideration.

Interested Director and Officer Transactions

Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest. The common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof will not render the transaction void or voidable if:

•	the fact of the common directorship or interest is disclosed or known to our board of directors or a committee of our board of directors, and our board of directors or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•	the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director or corporation or other entity; or

•	the transaction or contract is fair and reasonable to us at the time it is authorized, ratified or approved.

Conflict of Interest Policies

Our management will be subject to various conflicts of interest arising out of our relationship with our Advisor and its affiliates. See “Risk Factors — Risks Related to Conflicts of Interest.” We are entirely dependent upon our Advisor for our day-to-day management and do not have any independent employees. Our executive officers serve as managing members of our Advisor. Messrs. McLarty, Huchingson, Blair, and Smith each own 25% of the Class A Voting Membership Units in our Advisor. As a result, conflicts of interest may arise between our Advisor and its affiliates, on the one hand, and us on the other.

Other than the limitations placed upon our Advisor’s sponsorship or management of new real estate entities or investment programs during the pendency of this offering and the deployment of the net proceeds hereof, we have not established any formal procedures to resolve the conflicts of interest. Our stockholders will therefore be dependent on the good faith of the respective parties to resolve conflicts equitably, and reliant upon the fiduciary duties of our directors and executive officers. We do not have a policy that expressly restricts any of our directors, officers, stockholders or affiliates, including our Advisor and its officers and employees, from having a pecuniary interest in an investment in or from conducting, for their own account, business activities of the type we conduct.

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Investment Parameters

We will seek to provide an attractive and stable current yield to our investors with a risk profile that is comparable to other real estate opportunities.  Yield will be driven by the cash flow generated by long-term leases and CPI or fixed rental escalators.  The cash flow from the Village on the Creeks—Colgate Property, as our Initial Property, is expected to be reasonably stable, given the credit strength and diversity of the tenant base.  We intend to identify, acquire, own and operate a portfolio of commercial properties primarily located in the Heartland of the United States that we believe will be accretive to our dividend. The company will focus on the acquisition of individual investment properties, generally ranging in value from $2,000,000 to $25,000,000, with a primary focus on value-added office space. We may also pursue, in an opportunistic manner, other real estate-related investments, including but not limited to selective retail/mixed-use and/or medical use properties, equity or other ownership interests in entities that are the direct or indirect owners of real property, or indirect investments in real property, such as those that may be obtained in a joint venture. We anticipate that any such equity or joint venture investments will primarily be made through controlling interests in such entities, though we may make investments through noncontrolling interests in the Advisor’s sole discretion, subject to our investment guidelines. In other words, our investments are expected to be wholly owned by us but there is the potential for some investments to be participations with other investors. There is no guarantee that we will be able to identify investments that will permit us to achieve such returns or investment objectives. Prospective investors should further note that these parameters refer to the type of investments we intend to source, and do not represent projected returns to investors in the offering, which will be subject to additional factors including company expenses (including offering expenses) and the timing of an investor’s investment in our common stock.

We expect our investment portfolio to consist of equity interests in individual properties and/or larger property portfolios. The Advisor will exercise control over the real estate being acquired, with affiliates of the Advisor providing property management and related services on market terms post-investment as appropriate.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisory Agreement

Prior to the initial closing of this offering, we will enter into the Advisory Agreement with our Advisor. We describe this agreement and the associated fees in “Our Advisor and Related Agreements — Advisory Agreement.” Our executive officers serve as officers of our Advisor. Messrs. McLarty, Huchingson, Blair, and Smith each own 25% of the Class A Voting Membership Units in our Advisor.

Property Management

The Advisor expects to engage Colliers International Arkansas, or Colliers Arkansas, an arm of Colliers International, to serve as the outsourced on-site property manager for the Initial Property and certain other Investments acquired by the company. In addition, the Advisor may from time to time engage other third parties, including affiliates of Colliers Arkansas or other affiliates of the Advisor, to provide on-site property management services for the Investments. We refer to these service providers, including, in such context, Colliers Arkansas, as Property Managers, and each, a Property Manager. The Property Manager for each of our Investments will receive a property management fee of 4.0% of the monthly gross revenue from the Investment. The property management fee will be paid in arrears on a monthly basis.

Colliers Arkansas is a commercial real estate firm established more than 40 years ago, and manages more than 10 million square feet of commercial space through its offices in Little Rock, Arkansas, and Bentonville, Arkansas. Colliers Arkansas engages in a wide array of services, including commercial real estate brokerage, investment services, project management, property marketing, real estate management services, research services, and valuation and advisory services. Kevin Huchingson, a managing member and senior officer of the Advisor, serves as CEO and President of Colliers Arkansas. Colliers Arkansas has an address at 1 Allied Drive, Suite 1500, Little Rock, Arkansas 72202.

 Initial Transactions

In connection with our intended initial acquisitions, specified directors and officers of the company, principals of the Advisor or other affiliates will receive material benefits as described below.

•	Messrs. McLarty, Huchingson and Smith each respectively own a 0.2%, 0.1% and 1.5% limited partnership interest in CapRocq Fund II, which owns a 100% interest in the Villages on the Creek Properties (a sixty-four acre development with more than 270,000 square feet, which development includes the Villages on the Creek—Colgate Property). CapRocq Fund II is also the owner of a 27.8% interest in the Regency Property and a 59.4% interest in the Triad Property. Messrs. McLarty, Huchingson and Smith are owners of CapRocq Fund II Managing GP, LLC, the general partner of CapRocq Fund II, or Fund II GP, and Fund II GP received a 10% deemed capital contribution in CapRocq Fund II, and is further entitled to a carried interest according to the following waterfall: (i) First, 100% to the investors, an 8.0% cumulative noncompounded preferred return, (ii) Second, 100% to investors until they have received a 100% return of their capital contributions, (iii) Third, an 8.0% preferred return to Fund II GP on its unreturned 10% deemed capital contribution; (iv) Fourth, 100% to Fund II GP until it has received the return of its deemed capital contribution; (v), Fifth, 90% to the investors and 10% to Fund II GP until the investors have received a cumulative preferred return equal to 13.0% of their capital contributions; and (vi) Sixth, 75% to the investors in proportion to their capital contributions and 25% to Fund II GP. Because we do not know the aggregate value of the purchase prices to be received by CapRocq Fund II for the Villages on the Creek—Colgate Property, the Regency Property or the Triad Property at this time, we cannot determine the aggregate value that will be received by Messrs. McLarty, Huchingson and Smith relative to the potential sales of the Villages on the Creek—Colgate Property, the Regency Property or the Triad Property to us at this time.

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•	Messrs. McLarty, Huchingson, Smith and Blair each respectively own a 0.4%, 0.2%, 0.2% and less than 0.1% limited partnership interest in CapRocq Fund I, which owns a 60.5% interest in the Atrium Property and a 46.3% interest in the Regency Property. Additionally, Messrs. McLarty, Huchingson and Smith are owners of CMDL Managing GP, LLC, an Arkansas limited liability company, or Fund I GP, and Fund I GP received a 10% deemed capital contribution in Fund I, and is further entitled to a carried interest according to the following waterfall: (i) First, 100% to the investors, an 8.0% cumulative noncompounded preferred return, (ii) Second, 100% to investors until they have received a 100% return of their capital contributions, (iii) Third, an 8.0% preferred return to Fund I GP on its unreturned 10% deemed capital contribution; (iv) Fourth, 100% to Fund I GP until it has received the return of its deemed capital contribution; (v), Fifth, 90% to the investors and 10% to Fund I GP until the investors have received a cumulative preferred return equal to 13.0% of their capital contributions; and (vi) Sixth, 80% to the investors in proportion to their capital contributions and 20% to Fund I GP. Because we do not know the purchase prices of the Atrium Property or the Regency Property at this time, we cannot determine the aggregate value that will be received by Messrs. McLarty, Huchingson, Smith and Blair relative to the potential sales of the Atrium Property or the Regency Property to us at this time.

We anticipate that the purchase price of each of our Initial Properties will be supported by an MAI appraisal of the applicable Initial Property, whether obtained by us or by a lender making an acquisition loan to us.

Strategic Affiliation with McLarty Capital Partners

The Advisor has a strategic affiliation with McLarty Capital Partners, or MCP, an investment platform focused on making opportunistic investments in middle market companies across various industries.  The collaboration between these two organizations provides a unique ability to leverage the expertise and infrastructure of both parties.  Mr. McLarty, along with his partner Christopher Smith, is the Co-Founder and Co-President of MCP. Mr. Blair has been involved in MCP since inception as both a Principal and Managing Principal in MCP’s investment funds.

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PRINCIPAL STOCKHOLDERS

The table below sets forth, as of the date of this offering circular, certain information regarding the beneficial ownership of our shares of common stock and shares of common stock issuable upon redemption of OP Units for (1) each person who is expected to be the beneficial owner of 5% or more of our outstanding shares of common stock, (2) each of our directors and named executive officers, and (3) all of our directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person. The extent to which a person will hold shares of common stock as opposed to OP Units is set forth in the footnotes below.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our shares of common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of the completion of this offering or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Number of Shares and OP Units Beneficially Owned(2)	Percentage of all Shares	Percentage of all Shares and OP Units
Franklin McLarty	1	1	33.33%	33.33%
Kevin Huchingson	1	1	33.33%	33.33%
Beau Blair	1	1	33.33%	33.33%
All Named Executive Officers and Directors as a Group	3	3	100%	100%

(1)	The address of each beneficial owner listed is 1 Allied Drive, Suite 1500, Little Rock, Arkansas 72202.
(2)	As of the date of this offering circular, each beneficial owner will hold only shares of common stock and no OP Units.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire offering circular, our charter and bylaws and the relevant provisions of Maryland law for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the offering statement of which this offering circular is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Additional Information.”

General

Our charter provides that we may issue up to 750,000,000 shares of common stock and 250,000,000 shares of preferred stock, both having par value of $0.001 per share. Immediately prior to this offering, we had three (3) outstanding shares of common stock. Upon completion of this offering 5,000,003 shares of common stock will be issued and outstanding, and no shares of preferred stock will be issued and outstanding.

Common Stock

The shares of our common stock offered by this offering circular, when issued, will be duly authorized, fully paid and nonassessable. Our common stock is not convertible or subject to redemption.

Holders of our common stock:

•	are entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of preferred stock then outstanding;

•	in the event of any voluntary or involuntary liquidation or dissolution of our company, are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities; and

•	do not have preference, conversion, exchange, sinking fund, or redemption rights or preemptive rights to subscribe for any of our securities and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights.

Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to affect a transfer. Direct Transfer, LLC, a Delaware limited liability company, acts as our registrar and as the transfer agent for our shares, or the Transfer Agent. Transfers can be effected simply by mailing to the Transfer Agent a transfer and assignment form, which will be provided to you at no charge upon written request.

Stockholder Voting

Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, each share of common stock will have one vote per share on all matters voted on by stockholders, including election of directors. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors.

Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director and except as set forth in the next paragraph.

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Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote in these situations. Our charter further provides that any or all of our directors may be removed from office for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” means, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland law and our bylaws, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of our company, unless the action is advised, and submitted to the stockholders for approval, by our board of directors, in which case such action may be approved by the consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders.

Preferred Stock

Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 250,000,000 shares of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors approves. As of the date of this offering circular, there are no shares of preferred stock outstanding and we have no present plans to issue any preferred stock.

Issuance of Additional Securities and Debt Instruments

Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company into other classes or series of stock without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering or as part of other financial arrangements. Our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.8% of:

•	the total value of the outstanding shares of our capital stock; or

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•	the total value or number (whichever is more restrictive) of outstanding shares of our common stock.

This limitation regarding the ownership of our shares is the “9.8% Ownership Limitation.” Further, our charter provides for certain circumstances where our board of directors may exempt (prospectively or retroactively) a person from the 9.8% Ownership Limitation and establish or increase an excepted holder limit for such person. This exception is the “Excepted Holder Ownership Limitation.” Subject to certain conditions, our board of directors may also increase the 9.8% Ownership Limitation for one or more persons and decrease the 9.8% Ownership Limitation for all other persons.

To assist us in preserving our status as a REIT, among other purposes, our charter also contains limitations on the ownership and transfer of shares of common stock that would:

•	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws; and

•	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property, under the federal income tax laws or otherwise fail to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void, with the intended transferee acquiring no rights in such shares of stock. If any transfer of our stock occurs which, if effective, would result in any person owning shares in violation of the other limitations described above (including the 9.8% Ownership Limitation), then that number of shares the ownership of which otherwise would cause such person to violate such limitations will automatically result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but it will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company. If the transfer to the trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. The trust will vote all shares-in-trust and, subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary as follows. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust.

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The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions that have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for the shares that exceeds the amount such prohibited owner was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such gift or devise; or

•	the market price per share on the date that our company, or our designee, accepts such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions that have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the beneficiary. We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

“Market price” on any date means the closing price for our stock on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

If you acquire or attempt to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred stock that was transferred to a trust, then we will require you to give us immediate written notice of such event or, in the case of a proposed or attempted transaction, at least 15 days’ written notice, and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our qualification as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the IRS or an opinion of counsel and upon such other conditions as our board of directors may direct, including the receipt of certain representations and undertakings required by our charter, may exempt (prospectively or retroactively) a person from the ownership limit and establish or increase an excepted holder limit for such person. However, the ownership limit will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

All certificates, if any, representing our common or preferred stock, will bear a legend referring to the restrictions described above.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

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Distributions

Some or all of our distributions may be paid from sources other than cash flow from operations, such as from the proceeds of this offering, cash advances to us by our Advisor, the sale of our assets, cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom. Generally, our policy is to pay distributions from cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. We may fund such distributions from third party borrowings, offering proceeds, sale proceeds, advances from our Advisor or sponsors or from our Advisor’s deferral of its base management fee. To the extent that we make payments or reimburse certain expenses to our Advisor pursuant to our Advisory Agreement, our cash flow and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, will be negatively impacted. See “Our Advisor and Related Agreements.” In addition, to the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, these properties will not immediately generate operating cash flow, although we intend to structure many of these investments to provide for income to us during the development stage. Our ability to make distributions may be negatively impacted, especially during our early periods of operation.

Following completion of this offering, our board of directors intends to, on a quarterly basis, establish the distribution amount for our common stock for the quarter. The record date and payment date will be as determined by our board of directors in their sole discretion. We expect to declare distributions on a quarterly basis and to pay distributions to our stockholders on a quarterly basis, in arrears. Distributions will be paid to stockholders as of the record dates for the periods selected by the directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its intention to cause us to continue to qualify as a REIT.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

Under Maryland law, we may issue our own securities as stock dividends in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

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IMPORTANT PROVISIONS OF MARYLAND CORPORATE LAW AND
OUR CHARTER AND BYLAWS

The following is a summary of some important provisions of Maryland law, our charter and our bylaws in effect as of the date of this offering circular, copies of which are filed as an exhibit to the offering statement to which this offering circular relates and may also be obtained from us.

Our Charter and Bylaws

Stockholder rights and related matters are governed by the Maryland General Corporation Law, or MGCL, and our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Stockholders’ Meetings

An annual meeting of our stockholders will be held each year on the date and at the time and place set by our board of directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the president, the chief investment officer, one of the co-chairmen of the board, or our board of directors, and, subject to certain procedural requirements set forth in our bylaws, must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting. Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, at any meeting of the stockholders, each outstanding share of common stock entitles the owner of record thereof on the applicable record date to one vote on all matters submitted to a vote of stockholders. In general, the presence in person or by proxy of a majority of our outstanding shares of common stock entitled to vote constitutes a quorum, and the majority vote of our stockholders will be binding on all of our stockholders.

Our Board of Directors

A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Any director may resign at any time and may be removed only for cause, and then only by our stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and our charter authorizes us to obligate ourselves to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, and our Advisor (including any director or officer who is or was serving at the request of our company as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise). In addition, our bylaws require us to indemnify and advance expenses to our directors and our officers, and permit us, with the approval of our board of directors, to provide such indemnification and advance of expenses to any individual who served a predecessor of us in any of the capacities described above and to any employee or agent of us, including our Advisor, or a predecessor of us.

However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

We may also purchase and maintain insurance to indemnify such parties against the liability assumed by them whether or not we are required or have the power to indemnify them against this same liability.

Takeover Provisions of the MGCL

The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation’s then outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year prohibition, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

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Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL provided that the business combination is first approved by our board of directors, in which case, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

•	a person who makes or proposes to make a control share acquisition;

•	an officer of the corporation; or

•	an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

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The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships and require, unless called by the president, the chief investment officer, one of the co-chairmen of the board or our board of directors, the request of stockholders entitled to cast at least a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

Dissolution or Termination of Our Company

We are an infinite-life corporation that may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. Our operating partnership has a perpetual existence.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

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SHARES ELIGIBLE FOR FUTURE SALE

General

After giving effect to the completion of this offering and assuming we sell the maximum offering amount, we will have 5,000,003 shares of common stock outstanding. The 5,000,000 shares of common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our charter.

Prior to this offering, there has been no public market for our common stock. No assurance can be given as to (1) the likelihood that an active market for our shares of common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the shares or (4) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See “Risk Factors — Risks Related to this Offering.”

For a description of certain restrictions on transfers of shares of our common stock, see “Description of Capital Stock.”

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ADDITIONAL REQUIREMENTS AND RESTRICTIONS

Broker-Dealer Requirements

Each of the participating broker-dealers, authorized registered representatives or any other person selling shares of our common stock on our behalf is required to:

•	make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

•	maintain, for at least six (6) years, records of the information used to determine that an investment in our shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized registered representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum suitability standards established by us and the investment limitations established under Regulation A;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in the shares;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the share;

•	the background and qualifications of our management; and

•	our business.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

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•	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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THE OPERATING PARTNERSHIP AGREEMENT

General

CapRocq Core Holdings, L.P., which we refer to as our operating partnership, was formed as a Delaware limited partnership on August 25th, 2016. Substantially all of our assets are held by, and substantially all of our operations are conducted through, our operating partnership. On or prior to the initial closing of this offering, we will enter into an agreement of limited partnership of our operating partnership, or the Limited Partnership Agreement, as the general partner and initial limited partner of our operating partnership. Pursuant to the Limited Partnership Agreement, we are the sole general partner of the operating partnership.

As the general partner of our operating partnership, we have full, exclusive and complete responsibility and discretion in the management and control of the operating partnership, including the ability to cause the operating partnership to enter into certain major transactions, including acquisitions, dispositions, re-financings, select tenants for our properties, enter into leases for our properties, make distributions to partners, and cause changes in the operating partnership’s business activities.

Upon completion of this offering, limited partners other than us will own approximately 0% of our operating partnership. The limited partners of our operating partnership have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership except as required by applicable law. Consequently, we, by virtue of our position as the sole general partner, control the assets and business of our operating partnership.

In the Limited Partnership Agreement, the limited partners of our operating partnership expressly acknowledge that we, as general partner of our operating partnership, are acting for the benefit of our operating partnership, the limited partners and our stockholders, collectively. Neither us nor our board of directors is under any obligation to give priority to the separate interests of the limited partners in deciding whether to cause our operating partnership to take or decline to take any actions. In particular, we will be under no obligation to consider the tax consequence to limited partners when making decisions for the benefit of our operating partnership, but we are expressly permitted to take into account our tax consequences. If there is a conflict between the interests of our stockholders, on one hand, and the interests of the limited partners, on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, we have agreed to resolve any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners in favor of our stockholders. We are not liable under the Limited Partnership Agreement to our operating partnership or to any partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions so long as we have acted in good faith.

Units

Subject to our discretion as general partner to create additional classes of limited partnership interests, our operating partnership initially has two classes of limited partnership interests. These classes are the OP Units and the LTIP Units. See “— LTIP Units” below. In calculating the percentage interests of our operating partnership’s partners, holders of LTIP Units are treated as holders of OP Units and LTIP Units are treated as OP Units.

We expect that our operating partnership will issue OP Units to limited partners, including us, in exchange for capital contributions of cash or property, and that our operating partnership will issue LTIP Units, including pursuant to any equity incentive plan adopted by our board, to persons who provide services to us, including our officers, directors and employees.

However, as general partner, we may cause our operating partnership to issue additional OP Units or LTIP Units for any consideration, or we may cause the creation of a new class of limited partnership interests, at our sole and absolute discretion. As general partner, we may elect to issue LTIP Units subject to vesting agreements, which may provide that a recipient’s rights in such LTIP Units vest over time, vest based upon our company’s performance or vest based upon any other conditions that we determine. The only difference between vested and unvested LTIP Units is that unvested LTIP Units may not be converted into OP Units.

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Taking these differences into account, when we refer to “partnership units,” we are referring to OP Units and vested and unvested LTIP Units collectively.

Amendments to the Limited Partnership Agreement

Amendments to the Limited Partnership Agreement may be proposed by us, as general partner, or by limited partners holding 66 2/3% or more of all of the outstanding partnership units held by limited partners other than us.

Generally, the Limited Partnership Agreement may not be amended, modified, or terminated without our approval and the written consent of limited partners holding more than 50% of all of the outstanding partnership units held by limited partners other than us. As general partner, we will have the power to unilaterally make certain amendments to the Limited Partnership Agreement without obtaining the consent of the limited partners, as may be necessary to:

•	add to our obligations as general partner or surrender any right or power granted to us as general partner for the benefit of the limited partners;

•	reflect the issuance of additional partnership units or the admission, substitution, termination or withdrawal of partners in accordance with the terms of the Limited Partnership Agreement;

•	set forth or amend the designations, rights, powers, duties, and preferences of the holders of any additional partnership units issued by our operating partnership;

•	reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the Limited Partnership Agreement not inconsistent with law or with other provisions of the Limited Partnership Agreement, or make other changes concerning matters under the Limited Partnership Agreement that will not otherwise be inconsistent with the Limited Partnership Agreement or law;

•	reflect changes that are reasonably necessary for us, as general partner, to qualify and maintain our qualification as a REIT;

•	modify the manner in which capital accounts are computed;

•	include provisions referenced in future federal income tax guidance relating to compensatory partnership interests that we determine are reasonably necessary in respect of such guidance; or

•	satisfy any requirements, conditions or guidelines of federal or state law.

Amendments that would, among other things, convert a limited partner’s interest into a general partner’s interest, adversely modify the limited liability of a limited partner, adversely alter a partner’s right to receive any distributions or allocations of profits or losses or adversely alter or modify the redemption rights, must be approved by each limited partner that would be adversely affected by such amendment.

In addition, we, as general partner, may not do any of the following except as expressly authorized in the Limited Partnership Agreement:

•	without the written consent of limited partners holding more than 66 2/3% of all of the outstanding partnership units held by limited partners other than us, take any action in contravention of an express prohibition or limitation contained in the Limited Partnership Agreement;

•	enter into or conduct any business other than in connection with our role as general partner of our operating partnership and our operation as a REIT;

•	acquire an interest in real or personal property other than through our operating partnership; or

•	except as described in “— Restrictions on Mergers, Sales, Transfers and Other Significant Transactions” below, withdraw from our operating partnership or transfer any portion of our general partnership interest.

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Restrictions on Mergers, Sales, Transfers and Other Significant Transactions

We may not voluntarily withdraw from the operating partnership or transfer or assign our general partnership interest in the operating partnership or engage in any merger, consolidation or other combination, or sale of all, or substantially all, of our assets in a transaction which results in a change of control of our company (as general partner) unless:

•	we receive the consent of limited partners holding more than 50% of the partnership units held by the limited partners (other than those held by us or our subsidiaries);

•	as a result of such a transaction, all limited partners (other than us or our subsidiaries) holding partnership units, will receive for each partnership unit an amount of cash, securities or other property equal in value to the amount of cash, securities or other property they would have received if their partnership units had been converted into shares of our common stock immediately prior to such transaction, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to, and accepted by, the holders of more than 50% of the outstanding shares of our common stock, each holder of OP Units (other than us or our subsidiaries) shall be given the option to exchange such OP Units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer shares of our common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

•	we are the surviving entity in the transaction and either (A) our stockholders do not receive cash, securities or other property in the transaction or (B) all limited partners (other than us or our subsidiaries) receive for each partnership unit an amount of cash, securities or other property having a value that is no less than the greatest amount of cash, securities or other property received in the transaction by our stockholders.

We also may merge or consolidate with another entity, if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity, other than OP Units held by us, are contributed, directly or indirectly, to our operating partnership as a capital contribution in exchange for OP Units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (ii) the survivor in such merger or consolidation expressly agrees to assume all of our obligations under our Limited Partnership Agreement and such Limited Partnership Agreement shall be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of conversion or redemption rights that approximates the existing method for such calculation as closely as reasonably possible.

We also may (i) transfer all or any portion of our general partnership interest to (A) a wholly owned subsidiary or (B) a parent company, and following such transfer may withdraw as the general partner and (ii) engage in a transaction required by law or by the rules of any national securities exchange on which shares of our common stock are listed.

Limited partners may not transfer their partnership units without our consent, as the operating partnership’s general partner.

Capital Contributions

We will contribute directly to our operating partnership substantially all of the net proceeds of this offering in exchange for additional OP Units; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

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As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. Prior to the completion of this offering, we owned, directly and indirectly, 100% of the partnership interests in our operating partnership, and our operating partnership was a disregarded entity for federal income tax purposes and we were treated as owning all of our operating partnership’s assets and income for purposes of satisfying the asset and income tests for qualification as a REIT. Upon completion of this offering, our operating partnership will be treated as having two or more partners for federal income tax purposes, will be treated as a partnership, and the company’s proportionate share of the assets and income of the operating partnership will be deemed to be assets and income of the company for purposes of satisfying the asset and income tests for qualification as a REIT.

We are obligated to contribute the net proceeds of any future offering of shares as additional capital to our operating partnership. If we contribute additional capital to our operating partnership, we will receive additional OP Units and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the operating partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. The Limited Partnership Agreement provides that if the operating partnership requires additional funds at any time in excess of funds available to the operating partnership from cash flow, borrowings by our operating partnership or capital contributions, we may borrow such funds from a financial institution or other lenders and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, if we contribute additional capital to the operating partnership, we will revalue the property of the operating partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Limited Partnership Agreement, if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation.

Issuance of Additional Limited Partnership Interests

As the sole general partner of our operating partnership, we are authorized, without the consent of the limited partners, to cause our operating partnership to issue additional units to us, to other limited partners or to other persons for such consideration and on such terms and conditions as we deem appropriate. If additional units are issued to us, then, unless the additional units are issued in connection with a contribution of property to our operating partnership, we must (1) issue additional shares of our common stock and must contribute to our operating partnership the entire proceeds received by us from such issuance or (2) issue additional units to all partners in proportion to their respective interests in our operating partnership. In addition, we may cause our operating partnership to issue to us additional partnership interests in different series or classes, which may be senior to the units, in conjunction with an offering of our securities having substantially similar rights, in which the proceeds thereof are contributed to our operating partnership. Consideration for additional partnership interests may be cash or other property or assets. No person, including any partner or assignee, has preemptive, preferential or similar rights with respect to additional capital contributions to our operating partnership or the issuance or sale of any partnership interests therein.

Our operating partnership may issue limited partnership interests that are OP Units, limited partnership interests that are preferred as to distributions and upon liquidation to our OP Units, LTIP Units and other types of units with such rights and obligations as may be established by us, as the sole general partner of our operating partnership, from time to time.

Redemption Rights

Pursuant to the Limited Partnership Agreement, any holders of OP Units, other than us or our subsidiaries, will receive redemption rights, which will enable them to cause the operating partnership to redeem their OP Units in exchange for cash or, at our option, shares of our common stock. The cash redemption amount per share of common stock will be based on the market price of our common stock at the time of redemption, multiplied by the conversion ratio set forth in our Limited Partnership Agreement. Alternatively, we may elect to purchase the OP Units by issuing shares of our common stock for OP Units, based on the conversion ratio set forth in our Limited Partnership Agreement.

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The conversion ratio is initially one to one, but is adjusted based on certain events including: (i) a distribution in shares of our common stock to holders of our outstanding common stock, (ii) a subdivision of our outstanding common stock, or (iii) a reverse split of our outstanding shares of common stock into a smaller number of shares. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of shares of our common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, shares of our common stock in excess of the stock ownership limit in our charter;

•	result in our common stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	result in our being “closely held” within the meaning of Section 856(h) of the Code;

•	cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, the operating partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code;

•	cause us to fail to qualify as a REIT under the Code; or

•	cause the acquisition of our common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act.

We may, in our sole and absolute discretion, waive certain of these restrictions.

Subject to the foregoing, limited partners of our operating partnership holding OP Units may exercise their redemption rights at any time after one year following the date of issuance of their OP Units. However, a limited partner may not deliver more than two notices of redemption during each calendar year (subject to the terms of any agreement between us, as general partner, and a limited partner) and may not exercise its redemption right for less than 1,000 OP Units, unless such limited partner holds less than 1,000 OP Units, in which case, it must exercise its redemption right for all of its OP Units. We do not expect to issue any shares of our common stock offered hereby to limited partners of the operating partnership in exchange for their OP Units, if they elect to redeem their OP Units. Rather, in the event a limited partner of our operating partnership exercises its redemption rights, and we elect to redeem the OP Units by the issuance of shares of our common stock, we expect to issue unregistered shares, or shares that shall have been registered after completion of this offering in connection with any such redemption transaction.

No Removal of the General Partner

We may not be removed as general partner by the limited partners with or without cause.

LTIP Units

In general, LTIP Units, a class of partnership units in our operating partnership, will receive the same per-unit distributions as the OP Units. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with OP Units with respect to liquidating distributions. However, our Limited Partnership Agreement provides that “book gain,” or economic appreciation, in our assets realized by our operating partnership as a result of the actual sale of all or substantially all of our operating partnership’s assets or the revaluation of our operating partnership’s assets as provided by applicable U.S. Department of Treasury regulations, or Treasury Regulations, will be allocated first to the LTIP unit holders until the capital account per LTIP unit is equal to the average capital account per-unit of the general partner’s OP Units in our operating partnership.

Our Limited Partnership Agreement provides that our operating partnership’s assets will be revalued upon the occurrence of certain events, specifically additional capital contributions by us or other partners, the redemption of a partnership interest, a liquidation (as defined in the Treasury Regulations) of our operating partnership or the issuance of a partnership interest (including LTIP Units) to a new or existing partner as consideration for the provision of services to, or for the benefit of, our operating partnership.

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Upon equalization of the capital accounts of the LTIP unit holders with the average per-unit capital account of the general partner’s OP Units, the LTIP Units will achieve full parity with OP Units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP Units may be converted into an equal number of OP Units at any time, and thereafter enjoy all the rights of OP Units. If a sale or revaluation of assets occurs at a time when our operating partnership’s assets have appreciated sufficiently since the last revaluation, the LTIP Units would achieve full parity with the OP Units upon such sale or revaluation. In the absence of sufficient appreciation in the value of our operating partnership’s assets at the time of a sale or revaluation, full parity would not be reached.

Consequently, an LTIP Unit may never become convertible because the value of our operating partnership’s assets has not appreciated sufficiently between revaluations to equalize capital accounts. Until and unless parity is reached, the value for a given number of vested LTIP Units will be less than the value of an equal number of our shares of common stock.

Operations

Our Limited Partnership Agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for tax purposes, (2) avoid any U.S. federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Rights, Obligations and Powers of the General Partner

As our operating partnership’s general partner, generally we have complete and exclusive discretion to manage and control our operating partnership’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any OP Units or any securities of the partnership;

•	borrow or lend money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our operating partnership with another entity.

In addition to the administrative and operating costs and expenses incurred by the operating partnership, the operating partnership generally will pay all of our administrative costs and expenses, including:

•	all expenses relating to our continuity of existence and our subsidiaries’ operations;

•	all expenses relating to offerings and registration of securities;

•	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under U.S. federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

•	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of the operating partnership.

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These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to properties or interests in subsidiaries that are owned by us directly rather than by the operating partnership or its subsidiaries.

Fiduciary Responsibilities of the General Partner

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of our stockholders. At the same time, we, as the general partner of our operating partnership, will have fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties, as general partner to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders. In the event that a conflict of interest exists between the interests of our stockholders, on the one hand, and our operating partnership’s limited partners, on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or such limited partners. However, any such conflict that we determine cannot be resolved in a manner not adverse to either our stockholders or such limited partners shall be resolved in favor of our stockholders. The limited partners of our operating partnership will acknowledge expressly that in the event of such a determination by us, as the general partner of our operating partnership, we shall not be liable to such limited partners for losses sustained or benefits not realized in connection with, or as a result of, such a determination.

Distributions; Allocations of Profits and Losses

Our Limited Partnership Agreement provides that our operating partnership will distribute cash from operations at times and in amounts determined by us, as the sole general partner of our operating partnership, in our sole discretion, to the partners, in accordance with their respective percentage interests in our operating partnership. We will cause our operating partnership to distribute annually to us amounts sufficient to allow us to satisfy the annual distribution requirements necessary for us to qualify as a REIT, currently 90% of our REIT taxable income. We generally intend to cause our operating partnership to distribute annually to us an amount equal to at least 100% of our net taxable income, which we will then distribute to our stockholders, but we will be subject to corporate taxation to the extent distributions in such amounts are not made. Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If any partner has a deficit balance in its capital account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such partner shall have no obligation to make any contribution to the capital of our operating partnership with respect to such deficit, and such deficit shall not be considered a debt owed to our operating partnership or to any other person for any purpose whatsoever.

Income, expenses, gains and losses of our operating partnership will generally be allocated among the partners in a manner consistent with the distribution of cash described in the paragraph above. All such allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the Treasury Regulations thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the general partner, shall have the authority to elect the method to be used by the operating partnership for allocating items with respect to contributed property acquired in connection with this offering for which fair market value differs from the adjusted tax basis at the time of contribution, and such election shall be binding on all partners.

Term and Termination

Our operating partnership will continue indefinitely, or until sooner dissolved upon:

•	our bankruptcy, dissolution, removal or withdrawal (unless the limited partners elect to continue the partnership);

•	the passage of 90 days after the sale or other disposition of all, or substantially all, of the assets of the partnership;

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•	the redemption of all limited partnership interests (other than those held by us or our subsidiaries) unless we decide to continue the partnership by the admission of one or more limited partners; or

•	an election by us in our capacity as the general partner.

Tax Matters

Our Limited Partnership Agreement provides that we, as the sole general partner of the operating partnership, will be the tax matters partner of the operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of the operating partnership.

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MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax considerations that you, as a stockholder, may consider relevant in connection with the purchase, ownership and disposition of our common stock. Kaplan Voekler Cunningham & Frank, PLC, or our tax counsel, has reviewed this summary. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this offering circular. The summary is also based upon the assumption that we will operate the company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and

•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

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WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of our Company

We plan to elect to be taxed as a REIT under the federal income tax laws for the taxable year ending December 31, 2017. We believe that, commencing with such taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders, which laws are highly technical and complex.

Tax counsel has acted as tax counsel to us in connection with this offering. Tax counsel is of the opinion that based on our proposed method of operation, we will be in a position to qualify for taxation as a REIT pursuant to Sections 856 to 860 of the Internal Revenue Code for the taxable year that will end December 31, 2017. Tax counsel’s opinion is based solely on our representations with respect to factual matters concerning our business operations and our properties. Tax counsel has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2017, or in any future year.

Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Tax counsel will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor tax counsel can assure you that we will satisfy those tests.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” which means taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “Material Federal Income Tax Considerations—Taxation—Requirements for Qualification.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “Material Federal Income Tax Considerations——Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

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Distributions to U.S. stockholders that are designated as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders who are individuals and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Taxable U.S. Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we elect to treat property that we acquire with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification.”

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

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•	The earnings of our subsidiaries are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations. We will also be subject to this rule with regard to assets acquired by us before the effective date of our REIT election that have appreciated.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

However, we will be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on some payments we receive (or on certain expenses deducted by any TRS we form in the future on income imputed to our TRS for services rendered to or on behalf of us), if arrangements among us, our tenants, and our TRSs do not reflect arm’s-length terms.

•	If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs we form in the future, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRSs we form in the future will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

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We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. We do not have to comply with 5 and 6 for the first taxable year for which we elect REIT tax status. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of shares of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” We believe that we will have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries.   A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships.   An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We may acquire limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

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Taxable REIT Subsidiaries.   A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs; however, pursuant to the Protecting Americans from Tax Hikes Act of 2015 (the “PATH Act”), this amount will be reduced after December 31, 2017, such that no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. We do not currently own any TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “— Gross Income Tests — Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’ adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Under the Protecting Americans from Tax Hikes Act of 2015, the 100% tax will also apply to “redetermined services income,” i.e. non-arm’s-length income of a REIT’s TRS attributable to services provided to, or on behalf of, the REIT (other than services provided to REIT tenants, which are potentially taxed as redetermined rents). We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

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Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of a real estate asset, excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” (to the extent not secured by real property or an interest in real property) not held for sale to customers;

•	income and gain derived from foreclosure property; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness, or COD, income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property.   Rent that we receive, including as a result of our ownership of preferred or common equity interests in a partnership that owns rental properties, from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage of gross receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property. With respect to each property we will own we believe either that the personal property ratio will be less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to quality as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and this potentially lose our REIT status.

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•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”

In addition to rent, our tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest.   Interest income generally constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property (and a mortgage on an interest in real property). Except as provided in the following sentence, if we receive interest income with respect to a mortgage loan that is secured by both real and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In the case of real estate mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is qualifying under the 75% asset test and as producing interest income that qualifies for purposes of the 75% gross income test.

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

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We may but do not currently intend to originate mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that our mezzanine loans typically will not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

Dividends.   Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions.   A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties have been or will be held primarily for sale to customers and that all prior sales of our properties were not, and a sale of any of our properties in the future will not be in the ordinary course of our business. However, there can be no assurance that the IRS would not disagree with that belief. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property which is a real estate asset by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the adjusted basis of the property do not exceed 30% of the selling price of the property;

•	either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, or (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year or (4) the aggregate adjusted basis of property sold during the year is 20% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year and the aggregate adjusted basis of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of each of the three taxable years ending with the year of sale; or (5) the fair market value of property sold during the year is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the fair market value of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of each of the three taxable years ending with the year of sale;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or through any of our TRSs.

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We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. However, not all of our prior sales of properties have qualified for the safe-harbor provisions. In addition, we cannot assure you that we can comply with the safe-harbor provisions or that we have avoided and will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Fee Income.   Fee income generally will not be qualifying income for purposes of both the 75% and 95% gross income tests. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Foreclosure Property.   We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or through any of our TRSs.

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Hedging Transactions.   From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in the Treasury Regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). If we have entered into a hedging transaction and a portion of the hedged indebtedness or property is disposed of and in connection with such extinguishment or disposition we enter into a new “clearly identified” hedging transaction, or a Counteracting Hedge, income from the applicable hedge and income from the Counteracting Hedge (including gain from the disposition of such Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

COD Income.   From time-to-time, we and our subsidiaries may recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Foreign Currency Gain.   Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests.   If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we must also satisfy four tests relating to the nature of our assets, at the close of each calendar quarter.

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•	First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities and mortgage loans. Under the Protecting Americans from Tax Hikes Act of 2015, to the extent that rent attributable to personal property is treated as rents from real property under the Internal Revenue Code, such personal property will be treated as a “real estate asset” for purposes of the 75% asset test. Further, a debt obligation secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class; provided that not more than 25% of the value of our assets may consist of debt instruments issued by publicly offered REITs.

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

•	Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25% of the value of our total assets (20% for taxable years beginning after December 31, 2017).

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the Internal Revenue Service with a description of each asset causing the failure; (2) the failure is due to reasonable cause and not willful neglect; (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%); and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate; (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (3) any obligation to pay rents from real property; (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (5) any security (including debt securities) issued by another REIT; and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

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Independent appraisals may not be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain net income for such year, and

•	any undistributed taxable income (ordinary and capital gain) from all periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. In making this calculation, the amount that a REIT is treated as having ‘‘actually distributed’’ during the current taxable year is both the amount distributed during the current year and the amount by which the distributions during the prior year exceeded its taxable income and capital gain for that prior year (the prior year calculation uses the same methodology so, in determining the amount of the distribution in the prior year, one looks back to the year before and so forth).

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We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

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Taxation of Taxable U.S. Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income. As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17), and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Taxation of U.S. Stockholders on the Disposition of Shares of our Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of shares of our common stock as long-term capital gain or loss if the U.S. stockholder has held shares of our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

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With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our capital stock; or

•	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. stockholders. A non-U.S. stockholder is any person other than:

•	a citizen or resident of the U.S.;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S., or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

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If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation. In addition, certain “qualified shareholders” and “qualified foreign pension plans” may be subject to certain statutory exemptions as discussed herein. Such stockholders are urged to consult their own tax advisors concerning the availability of such exemptions.

Ordinary Dividends. The portion of distributions received by non-U.S. stockholders (1) that is payable out of our earnings and profits; (2) which is not attributable to our capital gains; and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. stockholder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a USRPI, distributions that we make that are not out of our earnings and profits will generally not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. stockholder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of U.S. Real Property Interests, or USRPIs, that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Non-U.S. Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder would be subject to the same treatment as U.S. holders with respect to such gain or (2) the non- U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

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A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Non-U.S. Stockholders—Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S. and (2) the recipient non-U.S. stockholder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Qualified Shareholders. Subject to the exception discussed below, any distribution on or after December 18, 2015 to a “qualified shareholder” who holds stock of a REIT directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non- U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of the REIT in which the “qualified shareholder” holds stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”) may be subject to FIRPTA withholding.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the U.S. and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded (as defined in Section 7704(b) of the Internal Revenue Code, is treated as a partnership under the Internal Revenue Code, is a withholding foreign partnership for purposes of U.S. withholding taxes, and would be treated as a U.S. real property holding company if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Internal Revenue Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. Any distribution on or after December 18, 2015 to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly or indirectly (through one or more partnerships) will generally not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to the withholding rules under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the U.S., (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates and (v) with respect to which, under the laws of the country in which it is established or operates, (A) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (B) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

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Dispositions of Our Stock. Unless our stock constitutes a USRPI, our distributions that are not distributions out of our earnings and profits will generally not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the non-U.S. stockholder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described above, our distributions in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our shares if we are a U.S. real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs during the testing period, then the REIT will be a U.S. real property holding corporation. We believe that we are, and will continue to be, a U.S. real property holding corporation based on our investment strategy. However, even if we are a U.S. real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.” However, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (i) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which distribution would, but for the disposition, have been treated as gain from the sale or exchange of a USRPI and (ii) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.

If the applicable class of our stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells such stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) the applicable class of our stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, 10% or less of that class of stock at all times during a specified testing period. We believe that our common stock to be issued in this offering will not be regularly traded on an established securities market.

On or after December 18, 2015, a sale of our common stock by:

•	a “qualified shareholder” or

•	a “qualified foreign pension fund”

that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding upon sale of our shares, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold, directly or indirectly, more than 10% of our stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.

If the gain on the sale of shares of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. If we are not a domestically controlled qualified investment entity at the time our common stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of common stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

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Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

FATCA Withholding on Certain Foreign Accounts and Entities. The Foreign Account Tax Compliance Act, or FATCA, provisions of the Internal Revenue Code, enacted in 2010, together with administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of payments (including dividends on our stock) made to “foreign financial institutions” and certain other non-U.S. entities unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertakes to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into intergovernmental agreements may, in lieu of the foregoing requirements, be required to report such information to their home jurisdictions. Withholding under FATCA will apply after December 31, 2018 with respect to the gross proceeds from a disposition of property that can produce U.S. source interest or dividends and began after June 30, 2014 with respect to the other withholdable payments (including dividends on our stock). Prospective investors should consult their tax advisors regarding this legislation.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of shares of our common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For payments after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends received by U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of shares of our common stock received after December 31, 2016 by U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships.   We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. Once our operating partnership is no longer treated as a disregarded entity, we intend for our operating partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not cause our operating partnership to elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or (the “90% passive income exception”). Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership in which we own an interest currently qualifies for the private placement exclusion.

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We have not requested and do not intend to request a ruling from the IRS that our operating partnership will be classified as a partnership for U.S. federal income tax purposes once it is treated as having two or more partners for U.S. federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax.   A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations.   Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Partnership Properties.   Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

Allocations with respect to book-tax differences are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method will be used to account for book-tax differences.

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Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “— Income Taxation of the Partnerships and their Partners — Tax Allocations With Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT qualification. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in shares of our common stock.

Several REIT rules were recently amended under the Protecting Americans from Tax Hikes Act of 2015 (the “Act”) which was enacted on December 18, 2015. These rules were enacted with varying effective dates, some of which are retroactive. Investors should consult with their tax advisors regarding the effect of the Act in their particular circumstances.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in shares of our common stock.

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ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Code that may be relevant to a prospective purchaser, including plans and arrangements subject to the fiduciary rules of ERISA and plans or entities that hold assets of such plans (“ERISA Plans”); plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh plans, and medical savings accounts (together with ERISA Plans, “Benefit Plans” or “Benefit Plan Investors”); and governmental plans, church plans, and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Code but that may be subject to state law or other requirements, which we refer to as Other Plans. This discussion does not address all the aspects of ERISA, the Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether the investment:

•	will be consistent with applicable fiduciary obligations;

•	will be in accordance with the documents and instruments covering the investments by such plan, including its investment policy;

•	in the case of an ERISA plan, will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other provisions of the Code and ERISA;

•	will impair the liquidity of the Benefit Plan or Other Plan;

•	will result in unrelated business taxable income to the plan; and

•	will provide sufficient liquidity, as there may be only a limited market to sell or otherwise dispose of our stock.

ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Benefit Plan and persons who have specified relationships to the Benefit Plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the Code. Thus, a designated plan fiduciary of a Benefit Plan considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a prohibited transaction. Fiduciaries of Other Plans should satisfy themselves that the investment is in accord with applicable law.

Section 3(42) of ERISA and regulations issued by the Department of Labor provide guidance on the definition of plan assets under ERISA. These regulations also apply under the Code for purposes of the prohibited transaction rules. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies.

The regulations define a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering occurred.

Because we have not registered and do not intend to register our common stock under the Securities Exchange Act of 1934, we do not believe our common stock would be treated as a “public-offering security” for purposes of the Department of Labor’s plan assets guidelines. Therefore, we must comply with another exception to the plan assets regulations.

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Another exception in the plan asset regulations applies to a Benefit Plan’s investment in a “real estate operating company.” If a Benefit Plan acquires an equity security issued by a real estate operating company, the Benefit Plan’s assets include that equity security but do not include an undivided interest in the underlying assets of the real estate operating company. To constitute a “real estate operating company” under the plan asset regulations, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost and excluding short-term investments pending long-term commitment or distribution) invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management and development activities and must, in the ordinary course of business, engage in real estate management and development activities. We believe that we will qualify as a “real estate operating company” so that our assets should not constitute the assets of a Benefit Plan that acquires or holds our common stock.

Another exception in the plan asset regulations applies if Benefit Plan participation in an entity is “insignificant.” The plan asset regulations provide that Benefit Plan participation in an entity is insignificant if Benefit Plans do not hold 25% or more of any class of equity security in the entity (disregarding for this purpose, any equity securities held by persons, other than Benefit Plans, who have discretionary authority or control with respect to the assets of the entity or a person who provides investment advice for a fee with respect to those assets). We may qualify for this exception so that our assets should not constitute the assets of a Benefit Plan that acquires or holds our common stock. However, we do not intend to restrict investment in us by Benefit Plans. Thus, no assurance can be given that the “insignificant participation” exception will apply to us.

If the underlying assets of our company were treated by the Department of Labor as “plan assets,” the management of our company would be treated as fiduciaries with respect to Benefit Plan stockholders and the prohibited transaction restrictions of ERISA and the Code could apply to transactions involving our assets and transactions with “parties in interest” (as defined in ERISA) or “disqualified persons” (as defined in Section 4975 of the Code) with respect to Benefit Plan stockholders. If the underlying assets of our company were treated as “plan assets,” an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company under ERISA and expose the ERISA Plan fiduciary to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, an excise tax equal to 15% of the amount involved would be imposed under the Code, with an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our Advisor, and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, could be required to restore to the plan any losses suffered by the ERISA Plan or any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA or similar account that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status. In that event, the IRA or other account owner generally would be taxed on the fair market value of all the assets in the account as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

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PLAN OF DISTRIBUTION

The offers and sales of our shares will be made on best efforts basis by broker-dealers who are members of FINRA. Boustead Securities, LLC is our dealer-manager for the offering. Our dealer-manager will receive selling commissions of up to eight and one-half percent (8.5%) of the offering proceeds, which it may re-allow and pay to participating broker-dealers who sell shares; provided, however, the selling commission shall be reduced to four percent (4.0%) with respect to that amount of gross offering proceeds received from investors who have a pre-existing relationship with us and our affiliates, including but not limited to any limited partner of CapRocq Fund I and CapRocq Fund II, or any affiliate of the aforementioned. Our dealer-manager may also sell shares as part of the selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by our dealer-manager would be included within the amount of selling commissions payable by us and not in addition thereto. In addition, the dealer-manager shall receive reimbursement for reasonable expenses incurred in connection with this offering, including but not limited to marketing and due diligence expenses, legal fees incurred through underwriting, and expenses related to the filing of FINRA documents and SEC forms on our behalf, in the anticipated amount of approximately 2.4% of the gross offering proceeds if the minimum offering amount is raised and 0.2% of the gross offering proceeds if the maximum offering amount is raised.

We may pay reduced or no selling commissions or fees in connection with the sale of shares in this offering to:

•	our employees, officers and directors or those of our Advisor, our property manager or the affiliates of any of the foregoing entities (and the immediate family members of any of the foregoing Persons), any Plan established exclusively for the benefit of such persons or entities, and, if approved by our board of directors, joint venture partners, consultants and other service providers;

•	clients of an investment advisor registered under the Investment Advisers Act of 1940 or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset based fees with such dually registered investment advisor/broker-dealer); or

•	persons investing in a bank trust account with respect to which the authority for investment decisions made has been delegated to the bank trust department.

For purposes of the foregoing, “immediate family members” means such Person’s spouse, parents, children, brothers, sisters, grandparents, grandchildren and any such Person who is so related by marriage such that this includes “step-” and “-in-law” relations as well as such Persons so related by adoption. In addition, participating brokers contractually obligated to their clients for the payment of fees on terms inconsistent with the terms of acceptance of all or a portion of the selling commissions and/or expense reimbursements or fees may elect not to accept all or a portion of such compensation. In that event, such shares will be sold to the investor at a per share purchase price, net of all or a portion of selling commissions and/or expense reimbursements or fees. All sales must be made through a registered broker-dealer participating in this offering, and investment advisors must arrange for the placement of sales accordingly. The net proceeds to us will not be affected by reducing or eliminating selling commissions and/or expense reimbursements or fees payable in connection with sales through registered investment advisors or bank trust departments.

This offering is not a firm commitment underwriting, which means that our dealer-manager is not purchasing or selling any shares of common stock offered by this offering circular for resale to investors, nor is our dealer-manager required to arrange the purchase or sale of any specific number or dollar amount of the shares of common stock. Our dealer-manager has agreed to use its commercially reasonable “best-efforts” to arrange for the sale of all of the shares of common stock offered hereby. We will enter into subscription agreements directly with investors for the sale of the shares of common stock in connection with this offering. Our company will provide access to certain offering information and subscription agreements for the offering, which will be provided online. All investors purchasing prior to our achieving the minimum offering amount will be using a platform operated by Direct Transfer, LLC. Following our achieving the minimum offering amount and assuming we are able to make our shares DTC eligible, investors will also be permitted to complete and submit their subscription agreements through their broker-dealers, electronically or in paper form. See “—Procedures for Acquiring Shares” below.

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Our company has entered into an Engagement Letter to engage the services of our dealer-manager, which has been filed with the SEC as an exhibit to the offering statement of which this offering circular is a part, for the sale of our shares. Broker-dealers desiring to become members of the selling group will be required to execute a participating dealer agreement with our dealer-manager either before or after the date of this offering circular.

The minimum offering amount is the sale of $4,250,000 in shares of our common stock, and the maximum offering amount is the sale of $50,000,000 in shares of our common stock. Our dealer-manager shall have the right to enter into participating dealer agreements with other broker-dealers participating in the offering, all of whom shall be members of FINRA, or dealers. Our dealer-manager may also sell shares of common stock for cash directly to its own clients and customers at the offering price and subject to the terms and conditions stated in this offering circular.

After the qualification of the shares of common stock as exempt from registration pursuant to Section 3(b)(2) of the Securities Act and Tier 2 under Regulation A promulgated thereunder by the SEC, our dealer-manager and the dealers shall commence the offering of the shares of common stock for cash to the public in jurisdictions in which the shares of common stock are registered or qualified for sale or in which the offering is otherwise permitted. Each investor in the offering must invest a minimum of $1,000 per subscription; however, we can waive the minimum purchase requirement in our sole discretion.

No sale shall be regarded as effective unless and until accepted by us. We anticipate that there will be more than one closing during the offering. The first closing, or the initial closing, will occur as soon as practical after we raise the minimum offering amount of $4,250,000.

After the initial closing there will not be a minimum amount of shares of common stock sold required to release funds to us at subsequent closings. We anticipate that the subsequent closings shall take place on at least a monthly basis until the offering is fully subscribed or we terminate the offering. The offering will continue until we reach the maximum offering amount of $50,000,000, unless we determine that it is in our best interest to earlier terminate the offering, or the offering expiration date is reached, which shall be 18 months from the SEC qualification date if we have not, by such time, raised at least the minimum offering amount. We may terminate this offering at any time.

Procedures for Acquiring Shares

Investors may subscribe for shares of common stock in this offering by using the platform operated by Direct Transfer, LLC. Funds from subscriptions will be retained in a Rule15c2-4 compliant interest-bearing escrow account, or the escrow account, with Regions Bank, or the escrow agent until such time as all conditions to the initial closing are met. Following the initial closing and upon our shares gaining DTC eligibility, investors will also be permitted to purchase shares through the Depository Trust Company, or DTC Settlement, and will coordinate with their broker-dealers to pay the full purchase price for their shares by the applicable closing date. Prospective investors who meet the requirements and abide by the investment limitations described below may subscribe for our shares of common stock.

Initial Closing

As a condition to the transfer of subscriber funds from the escrow account to us for the initial closing only, the total amount of subscriptions accepted by us and supported by cleared funds in the escrow account must be greater than the minimum offering amount. When funds from all subscriptions in the offering equal to or exceeding the minimum offering amount are deposited in the escrow account by no later than the end of the minimum offering period, the funds will be transferred to us for the initial closing. Thereafter, the offering may continue until the earlier of the date when all shares of common stock have been sold to raise the maximum offering amount, the offering is terminated by us, or the offering expiration date is reached, which shall be 18 months from the SEC qualification date if we have not, by such time, raised at least the minimum offering amount.

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Investment Procedures

Subscription Agreement

All investors will be required to complete and execute a subscription agreement in the form filed as an exhibit to the offering statement of which this offering circular is a part. If an investor decides to subscribe for shares of common stock in this offering, they will be instructed as follows:

1.	Go to www.theasmx.com/investment/caprocqcorereit, click on the “Invest Now” button, and follow the procedures as described.

2.	Electronically receive, review, execute and deliver to us a subscription agreement; and

3.	Deliver funds directly by wire or electronic funds transfer via ACH to Regions Bank for the full purchase price of the shares being subscribed for, payable to (i) “Regions Bank, as Agent for CapRocq Core REIT, Inc. Escrow Account,” until we reach the minimum offering amount, and thereafter, to (ii) “CapRocq Core REIT, Inc.”, or as otherwise instructed within the subscription platform.

Any potential investor will have ample time to review the subscription agreement with their counsel prior to making any final investment decision. We shall only deliver such subscription documents upon request after a potential investor has had ample opportunity to review this offering circular.

The company has engaged Direct Transfer, LLC to provide certain technology and administrative services in connection with the offering, including the online platform by which subscribers may receive, review, execute and deliver subscription agreements electronically.

ASMX Capital, LLC, or ASMX, will provide the website through which potential investors may subscribe to the offering. The ASMX website is a site that hosts due diligence materials on our company (as well as other companies) to allow investors and broker-dealers to review information on our company. The ASMX website will also redirect interested investors, via the “Invest Now” button, to the platform maintained by Direct Transfer, LLC, where investors can receive, review, execute and deliver subscription agreements electronically. The “Invest Now” button is provided by Direct Transfer, LLC. ASMX is not associated or affiliated with any FINRA members, and is not a FINRA member itself.

We anticipate that we will hold closings for purchases of the shares of our common stock on at least a monthly basis until the offering is fully subscribed or we terminate the offering. Proceeds will be held with the escrow agent in an escrow account subject to compliance with Exchange Act Rule 15c2-4 until closing occurs. Our dealer-manager and/or the participating broker-dealers will submit a subscriber's form(s) of payment in compliance with Exchange Act Rule 15c2-4, generally by noon of the next business day following receipt of the subscriber's subscription agreement and form(s) of payment.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the shares of common stock does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the shares of common stock for your own account and that your rights and responsibilities regarding your shares of common stock will be governed by our chart and bylaws, each filed as an exhibit to the offering statement of which this offering circular is a part.

Escrow Account

We have engaged Regions Bank, an Alabama banking corporation, to act as escrow agent for the offering. Prior to the date the SEC issues a qualification of the offering statement of which this offering circular is a part, or the SEC qualification date, the escrow agent will establish a Rule15c2-4 compliant interest-bearing account, which account will be titled “Regions Bank, as Escrow Agent for CapRocq Core REIT, Inc. Escrow Account,” or the escrow account. The escrow account shall be a segregated deposit account at the bank. For purposes hereof, the “minimum offering period” refers to the period beginning on (a) the SEC qualification date, and ending on (b) the first to occur of (i) the date on which subscription proceeds of at least the minimum offering amount have been raised and deposited in the escrow account, (ii) the date that is 18 months from the SEC qualification date, or (iii) the date upon which a determination is made by us to terminate the offering. If subscription proceeds of at least the minimum offering amount have been raised and deposited in the escrow account on or prior to the end of the minimum offering period, the escrow agent will disburse the proceeds to us and the shares sold will be issued to the investors in the initial closing. The parties agree that (i) the escrow account and escrowed funds will be held for the benefit of investors, and that (ii) the company is not entitled to any funds received into escrow, and no amount deposited into the escrow account shall become the property of the company or any other entity, or be subject to any debts, liens or encumbrances of any kind of any other entity, until the company has triggered closing of such funds. In the event subscription proceeds of at least the minimum offering amount have not been raised and deposited in the escrow account on or prior to the end of the minimum offering period, and the escrow agent does not receive written instructions from the company to release funds from the escrow account on or prior to such date, the escrow agent shall terminate the escrow account and make a full and prompt return of funds to each investor in the exact amount received from said investor, without deduction, penalty or expense to the investor. Interest earned on funds held in the escrow account will be payable to the company.

The escrow agent shall process all escrowed amounts for collection through the banking system and shall maintain an accounting of each deposit posted to its ledger, which also sets forth, among other things, each investor’s name and address, the quantity of shares of common stock purchased, and the amount paid.

If any subscription agreement for the purchase of shares of common stock is rejected by the company in its sole discretion, then the subscription agreement and the escrowed amounts for such investor shall be returned to the rejected investor by the escrow agent within ten days from the date of rejection.

We will pay certain itemized fees to Regions Bank for its services as escrow agent, including a one-time administration fee of $3,500 and a Return Subscription Deposit to Subscribers fee of $10.00 per subscriber (due only if the minimum offering amount is not met). Wire fees and check disbursement fees have been waived for this offering.

We will pay certain itemized administrative fees to Direct Transfer, LLC, to establish its platform to and with the escrow agent, including: (i) $5.00 per investor for a one-time accounting fee upon receipt of funds; (ii) $1.00 per inbound ACH transfer; (iii) $15.00 per inbound wire transfer for processing incoming funds; and (iv) $25.00 per wire transfer for outbound funds to the company upon the initial closing of this offering. Direct Transfer, LLC is not participating as an underwriter of the offering and will not solicit any investment in the company, recommend the company’s securities, or provide investment advice to any prospective investor, or distribute the offering circular or other offering materials to investors. All inquiries regarding this offering or escrow should be made directly to the company.

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Registrar and Transfer Agent, Book-Entry Only

All shares of common stock will be issued to investors in book-entry only format and will be represented by a stock transfer ledger, maintained by our transfer agent and registrar, Direct Transfer, LLC, a Delaware limited liability company, or the Transfer Agent.

Investors in the shares of common stock will not be entitled to have the stock certificates registered in their names, and will not receive or be entitled to receive physical delivery of the shares of common stock in definitive form. Transfers of investors, common stock will be facilitated through the Transfer Agent. As a result, you will not be entitled to receive a stock certificate representing your interest in the shares of common stock. Your ability to pledge shares of common stock, and to take other actions, may be limited because you will not possess a physical certificate that represents your shares of common stock. Investors will receive written confirmation from the Transfer Agent upon closing of their purchases. Transfers of shares of common stock will be recorded on the stock transfer ledger maintained by the Transfer Agent. We have no responsibility for any aspect of the actions of the Transfer Agent. In addition, we have no responsibility or liability for any aspect of the records kept by the Transfer Agent relating to, or payments made on account of investors in, the shares of common stock, or for maintaining, supervising or reviewing any records relating to ownership of shares of our common stock. We also do not supervise the systems of the Transfer Agent. We may further engage the Transfer Agent to act as the dividend/interest disbursing agent; however, we have not done so at this time.

Advisory & Coordination of Services Retainer Agreement

The company has entered into an Advisory and Coordination Services Agreement, or the ASMX Agreement, with ASMX Capital, LLC, or ASMX. The ASMX Agreement provides that ASMX is to provide the company with consulting and advisory services in connection with the structuring of the offering. In exchange for their services, ASMX received a retainer fee of $20,000 upon commencement of the ASMX Agreement and the company has also agreed to reimburse ASMX for reasonable costs of due diligence activities that ASMX performs or coordinates on behalf of the company in connection with the offering, with an estimated expense of approximately $60,000 to $100,000. The company’s total expense for such fees and reimbursements to ASMX is capped at $125,000. The company may incur further charges from ASMX for any EDGAR or XBRL services provided. Upon the qualification of the offering and payable upon the release from escrow to the company of gross proceeds of $20,000,000, the company shall pay ASMX an additional fee for its services of $150,000. The ASMX Agreement may be terminated by either party upon 60 days’ written notice, with any and all fees due being payable upon termination.

Investment Limitations

Generally, if you are not an "accredited investor" as defined in Rule 501(a) of Regulation D (17 CFR §230.501(a)) no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

NOTE: Our company, our dealer-manager and each participating broker-dealer will not accept any investment from you if there is any uncertainty about whether or not you qualify to subscribe to the shares of common stock in this offering. Neither we nor our dealer-manager can provide you with legal advice with regard to this offering.

Investors in this Tier 2 Regulation A offering must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, or an Accredited Investor, as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

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(i)    You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)   You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares (please see below on how to calculate your net worth);

(iii)  You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)  You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares, with total assets in excess of $5,000,000;

(v)   You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)  You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, or Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares.

REPORTS

We will furnish the following reports, statements, and tax information to each of our stockholders:

Reporting Requirements under Tier 2 of Regulation A. Following this Tier 2 Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file the following: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act; however, the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

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Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31, our board of directors will cause to be mailed or made available, by any reasonable means, to each stockholder as of a date selected by the board of directors, an annual report containing financial statements of the company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system, or (ii) made such report available on any website maintained by the company and available for viewing by the stockholders.

Tax Information. On or before March 31st of the year immediately following our fiscal year, which is currently January 1 through December 31, we will send to each stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

Stock Certificates. We do not anticipate issuing stock certificates representing shares purchased in this offering to the stockholders. However, we are permitted to issue stock certificates and may do so at the request of the Transfer Agent. The number of shares held by each stockholder, and each stockholder’s percentage of the aggregate outstanding shares, will be maintained by us or our Transfer Agent in our company register.

LEGAL MATTERS

Certain legal and tax matters will be passed upon for us by Kaplan Voekler Cunningham & Frank, PLC. Kaplan Voekler Cunningham & Frank, PLC also provides legal services to some of our affiliates. The statements under the caption “Material Federal Income Tax Considerations” as they relate to U.S. federal income tax matters have been reviewed by our tax counsel, which will opine as to certain federal income tax matters relating to the company. Kaplan Voekler Cunningham & Frank, PLC will issue an opinion regarding certain matters of Maryland law, including the validity of the shares of common stock offered hereby.

Certain legal matters will be passed upon for our dealer-manager by Horwitz & Armstrong, a Professional Law Corporation.

EXPERTS

The financial statements of CapRocq Core REIT, Inc. and subsidiary as of September 23, 2016, which are comprised of the consolidated balance sheet as of September 23, 2016 and the related consolidated statements of income (loss), changes in shareholders’ deficit, and cash flows for the period from August 24, 2016 (date of inception) through September 23, 2016 and the related notes to those consolidated financial statements, and the statement of revenues and certain expenses of the Village on the Creeks—Colgate Property for the year ended December 31, 2015 and for the period from July 3, 2014 through December 31, 2014 included in this offering circular and the related notes to those financial statements, have been included in this offering circular in reliance upon the report of JPMS Cox, PLLC, independent public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement on Form 1-A, as amended, of which this offering circular is a part under the Securities Act of 1933 with respect to the shares offered by this offering circular. This offering circular does not contain all of the information set forth in the offering statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this offering circular as to the content of any contract or other document filed as an exhibit to the offering statement are necessarily summaries of such contract or other document, with each such statement being qualified in all respects by such reference and the schedules and exhibits to this offering circular. For further information regarding our company and the shares offered by this offering circular, reference is made by this offering circular to the offering statement and such schedules and exhibits.

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We will provide to each person, including any beneficial owner, to whom our offering circular is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into our offering circular but not delivered with our offering circular. To receive a free copy of any of the documents incorporated by reference in our offering circular, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

CapRocq Core REIT, Inc.

1 Allied Drive, Suite 1500

Little Rock, Arkansas 72202

(501) 372-6161

The offering statement and the schedules and exhibits forming a part of the offering statement filed by us with the SEC can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the SEC. The address of such site is http://www.sec.gov.

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PART F/S

FS-1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors CapRocq Core REIT, Inc.:

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of CapRocq Core REIT, Inc., and its subsidiary, which comprise the consolidated balance sheet as of September 23, 2016, the related consolidated statements of income (loss), changes in stockholder deficit, and cash flows for the period from August 24, 2016 (date of inception) through September 23, 2016, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CapRocq Core REIT, Inc. and its subsidiary as of September 23, 2016, and the results of its operations and cash flows for the period from August 24, 2016 (date of inception) through September 23, 2016, in accordance with accounting principles generally accepted in the United States of America.

/s/ JPMS Cox, PLLC

November 17, 2016

Little Rock, Arkansas

FS-2

CAPROCQ CORE REIT, INC.

CONSOLIDATED BALANCE SHEET

September 23, 2016

ASSETS

Cash and cash equivalents	$100
Deferred offering costs	74,500

TOTAL ASSETS	$74,600

LIABILITIES AND SHAREHOLDERS' DEFICIT

LIABILITIES:
Accounts payable	$76,472

TOTAL LIABILITIES	76,472

SHAREHOLDERS' DEFICIT
Common stock, $0.001 par value; 750,000,000 shares authorized; 3 shares issued and outstanding	-
Preferred stock, $0.001 par value; 250,000,000 shares authorized; no shares issued and outstanding	-
Paid in capital	100
Retained deficit	(1,972)
Total shareholders' deficit	(1,872)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$74,600

See Notes to Consolidated Financial Statements.

FS-3

CAPROCQ CORE REIT, INC.

CONSOLIDATED STATEMENT OF INCOME (LOSS)

Period from August 24, 2016 (Date of Inception) through September 23, 2016

REVENUE:	$-

OPERATING EXPENSES:
Organizational costs	1,972

Total operating expenses	1,972

NET OPERATING LOSS	(1,972)

OTHER INCOME (EXPENSE):
Other income (expense), net	-

NET LOSS	$(1,972)

See Notes to Consolidated Financial Statements.

FS-4

CAPROCQ CORE REIT, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT

Period from August 24, 2016 (Date of Inception) Through September 23, 2016

	Common Stock		Paid in	Retained
	Shares	Amount	Capital	Deficit	Total

BALANCE
August 24, 2016
(Date of Inception)	-	$-	$-	$-	$-
Common stock sold	3	-	100	-	100
Net loss	-	-	-	(1,972)	(1,972)

BALANCE
September 23, 2016	3	$-	$100	$(1,972)	$(1,872)

See Notes to Consolidated Financial Statements.

FS-5

CAPROCQ CORE REIT, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

Period from August 24, 2016 (Date of Inception) Through September 23, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,972)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Deferred offering costs	(74,500)
Accounts payable	76,472
Total adjustments	1,972
Net cash provided by (used in) operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock sold	100
Net cash provided by (used in) financing activities	100

NET INCREASE IN CASH AND CASH EQUIVALENTS	100

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$100

NONCASH FINANCING ACTIVITIES:
Deferred offering costs included in accounts payable	$74,500

See Notes to Consolidated Financial Statements.

FS-6

CAPROCQ CORE REIT, INC.

NOTES TO CONSOLIDATEd FINANCIAL STATEMENTS

1.	ORGANIZATION

CapRocq Core REIT, Inc. (the “Company”) was formed on August 24, 2016, as a Maryland corporation to acquire, reposition, renovate, lease and manage commercial income-producing real estate. The Company is externally managed and advised by CapRocq Core Advisors, LLC (the “Manager”), a Delaware limited liability company. The Manager will make all investment decisions.

As of September 23, 2016, the Company has not yet commenced operations and has not entered into any contracts to acquire properties. The Company formed a subsidiary, CapRocq Core Holdings, LP. (the “Operating Partnership”) on August 25, 2016. Substantially all of the Company’s assets will be held by, and operations will be conducted through the Operating Partnership. The Company is the sole general partner of the Operating Partnership. On July 8, 2016, CapRocq Core III, LLC (“Core III”) was formed to serve as the underwriting entity for the organization and incur offering costs associated with establishing the Company.

A maximum of $50,000,000 in the Company’s common shares may be sold to the public in this offering. The Company intends to file an offering statement on Form 1-A with the SEC with respect to an offering (the “Offering”) of up to $50,000,000 in common shares, for an initial price of $10.00 per share. The Company intends to have a December 31st fiscal year end.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include the resources and financial activities of the Company and its subsidiary, and have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash

Cash consists of amounts that the Company has on deposit with a major commercial financial institution.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual events and results could differ from those assumptions and estimates.

Organizational and Offering Costs

Organization and offering costs of the Company are initially being paid by the Core III on behalf of the Company. Organization costs will be expensed as incurred and offering costs, when incurred, will be deferred and charged against the gross proceeds of the offering when received or written off in the event that the offering is not successfully completed. These organization and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company will be obligated to reimburse Core III for organization and offering costs paid by them on behalf of the Company.

FS-7

Income Taxes

The Company intends to elect to be taxed as a Real Estate Investment Trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and intends to operate as such, commencing with the taxable period ending December 31, 2017. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes qualifying dividends to its shareholders. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contract with Customers (Topic 606), which establishes a single comprehensive revenue recognition model for all contracts with customers and will supersede most existing revenue guidance. This guidance requires entities to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange. Transition options include either a full or modified retrospective approach. In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date,” which defers the effective date of ASU 2014-09 by one year to December 15, 2017 for public business entities and for interim and annual reporting periods beginning after that date and permitted early adoption of the standard, but not before the original effective date of annual reporting periods beginning after December 15, 2016. The Company expects to adopt this guidance when effective and is currently evaluating the effect that the updated standard will have on its consolidated financial statements and related disclosures.

During February 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810)-Amendments to the “Consolidation Analysis,” which amends the criteria for determining which entities should be consolidated. ASU 2015-02 is effective for annual periods, and interim periods therein, beginning after December 15, 2015 for public business entities. Management is evaluating the impact of adopting this new accounting standard.

In February 2016, the FASB issued ASU 2016-02, "Leases (Topic 842)." ASU 2016-02 is intended to improve financial reporting about leasing transactions. The ASU will require lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by leases with lease terms of more than 12 months. An organization is to provide disclosures designed to enable users of financial statements to understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements concerning additional information about the amounts recorded in the financial statements. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on this classification as a finance (formerly capital) or operating lease. However, unlike current GAAP which requires only capital leases to be recognized on the balance sheet the new ASU will require both types of leases (i.e. operating and finance) to be recognized on the balance sheet. The FASB lessee accounting model will continue to account for both types of leases. The finance lease will be accounted for in substantially the same manner as capital leases are accounted for under existing GAAP. The pattern of expense recognition for an operating lease will be accounted for in a manner similar to operating leases under existing GAAP; however, companies will recognize a lease liability and a lease asset for operating leases under this ASU. The leasing standard will be effective for public business entities beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2016-02 on its financial statements.

In March 2016, FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations. The effective date for this ASU is the same as the effective date for ASU 2014-09. In conjunction with the assessment of ASU 2014-09, the Company is currently evaluating the impacts of this new guidance.

FS-8

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. In May 2016, the FASB issued ASU 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting. In May 2016, the FASB also issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. ASU 2016-10 provides more detailed guidance with respect to identifying performance obligations and accounting for licensing arrangements, including intellectual property licenses, royalties, license restrictions and renewals. ASU 2016-11 rescinds several SEC Staff announcements that are codified in Topic 605: Revenue Recognition, including, among other items, guidance relating to accounting for consideration given by a vendor to a customer, as well as accounting for shipping and handling fees and freight services. ASU 2016-12 provides clarification to Topic 606 on how to assess collectability, present sales tax, treat noncash consideration, and account for completed and modified contracts at the time of transition. ASU 2016-12 also clarifies that an entity retrospectively applying the guidance in Topic 606 is not required to disclose the effect of the accounting change in the period of adoption. The effective date and transition requirements for each of these amendments are the same as the effective date and transition requirements of ASU 2014-09. In conjunction with the assessment of ASU 2014-09, the Company is currently evaluating the impacts that these amendments will have its consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standard-setting bodies are not currently applicable to the Company or are not expected to have a significant impact on the Company's financial position, results of operations and cash flows.

3.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 17, 2016 the date which the consolidated financial statements were available to be issued, for recognition or disclosure and has determined that there are no events to be reported or disclosed on the accompanying consolidated financial statements.

4.	EQUITY

The Company is authorized to issue up to 750,000,000 shares of common stock at $0.001 par value per share and 250,000,000 shares of preferred stock at $0.001 par value per share. The aggregate value of all authorized shares having par value is $1,000,000. Holders of the Company’s common stock are entitled to receive dividends when authorized by the Company’s board of directors. The board of directors is authorized, without further stockholder action, to provide for the issuance of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as the board of directors approves. As of September 23, 2016, three shares of common stock had been issued.

5.	RELATED PARTY ARRANGEMENTS

Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company. The Manager and certain affiliates of the Manager will receive fees and compensation in connection with the Company’s public offering, and the acquisition, management and sale of the Company’s real estate investments.

FS-9

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

CAPROCQ CORE REIT, INC.:

Report on the Historical Summary

We have audited the accompanying statement of revenue and certain expenses (the historical summary) of Village on the Creeks – Colgate (the Property), an office building owned by CapRocq VOC, LLC, for the year ended December 31, 2015, and for the period from July 3, 2014 through December 31, 2014, and the related notes to the historical summary.

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of the historical summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of a historical summary that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the historical summary based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the historical summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the historical summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the historical summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the historical summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the historical summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the historical summary referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 1 to the historical summary of the Property for the year ended December 31, 2015, and for the period from July 3, 2014 through December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation

As described in Note 1 to the historical summary, the accompanying historical summary was prepared for the purpose of complying with Article 8 of Regulation S-X promulgated under the Securities Act of 1933 and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ JPMS Cox, PLLC

February 3, 2017

Little Rock, Arkansas

FS-10

Village on the Creeks - Colgate

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

For the Year ended December 31, 2015 and

For the Period from July 3, 2014 through December 31, 2014

	2015	2014
REVENUES:
Net rent revenue	$963,593	$426,199
Tenant charges	5,552	7,053
Total revenues	969,145	433,252

CERTAIN EXPENSES:
Utilities	62,212	29,704
Repair and maintenance expenses	27,911	11,340
Taxes and insurance expense	68,898	29,695
Other operating expenses	2,946	5,759
Total certain expenses	161,967	76,498

Revenues in excess of expenses	$807,178	$356,754

See Independent Auditor's Report and Accompanying Notes

FS-11

Village on the Creeks - Colgate

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

Year Ended December 31, 2015

And for the Period from July 3, 2014 through December 31, 2014

Note 1. Basis of Presentation

The accompanying statements of revenues and certain expenses include the operations of Village on the Creeks - Colgate (the “Property”), an office building located in Rogers, Arkansas. The property is owned by CapRocq VOC, LLC, which is owned by CapRocq Core Real Estate Fund II (the “Partnership”).

The accompanying statements of revenues and certain expenses relate to the Property and have been prepared for the purpose of complying with Article 8 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, loss on sale of property and equipment, property management fees, and interest expense. Property management fees include certain maintenance services provided by the property manager.

Note 2. Nature of Business and Summary of Significant Accounting Policies

Basis of accounting:

The financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”) as determined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) except as discussed in Note 1 above.

Revenue recognition:

The Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Property is generally the primary obligor with respect to purchasing goods and services from third-party suppliers and bears the associated credit risk.

Income taxes:

The Partnership is not directly subject to income taxes under the Internal Revenue Code and applicable state laws. Therefore, taxable income or loss is reported to the individual partners for inclusion in their respective tax returns and no provision for federal and state income taxes has been included in the accompanying financial statements. As of December 31, 2015, CapRocq VOC, LLC’s tax years since inception in 2014 are subject to examination.

Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FS-12

Village on the Creeks - Colgate

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

Year Ended December 31, 2015

And for the Period from July 3, 2014 through December 31, 2014

Recently Issued Accounting Pronouncements:

In May 2014, FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contract with Customers (Topic 606), which establishes a single comprehensive revenue recognition model for all contracts with customers and will supersede most existing revenue guidance. This guidance requires entities to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange. Transition options include either a full or modified retrospective approach. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU 2014-09 by one year to December 15, 2017, for public business entities and for interim and annual reporting periods beginning after that date and permitted early adoption of the standard, but not before the original effective date of annual reporting periods beginning after December 15, 2016. The Property expects to adopt this guidance when effective and is currently evaluating the effect that the updated standard will have on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is intended to improve financial reporting about leasing transactions. The ASU will require lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by leases with lease terms of more than 12 months. An organization is to provide disclosures designed to enable users of financial statements to understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements concerning additional information about the amounts recorded in the financial statements. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on this classification as a finance (formerly capital) or operating lease. However, unlike current GAAP that requires only capital leases to be recognized on the balance sheet, the new ASU will require both types of leases (i.e. operating and finance) to be recognized on the balance sheet. The FASB lessee accounting model will continue to account for both types of leases. The finance lease will be accounted for in substantially the same manner as capital leases are accounted for under existing GAAP. The pattern of expense recognition for an operating lease will be accounted for in a manner similar to operating leases under existing GAAP; however, companies will recognize a lease liability and a lease asset for operating leases under this ASU. The leasing standard will be effective for public business entities beginning after December 15, 2018. Early adoption is permitted. The Property is currently evaluating the impact of ASU 2016-02 on its financial statements.

In March 2016, FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations. The effective date for this ASU is the same as the effective date for ASU 2014-09. In conjunction with the assessment of ASU 2014-09, the Property is currently evaluating the impacts of this new guidance.

FS-13

Village on the Creeks - Colgate

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

Year Ended December 31, 2015

And for the Period from July 3, 2014 through December 31, 2014

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. In May 2016, the FASB issued ASU 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting. In May 2016, the FASB also issued ASU 2016- 12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. ASU 2016-10 provides more detailed guidance with respect to identifying performance obligations and accounting for licensing arrangements, including intellectual property licenses, royalties, license restrictions and renewals. ASU 2016-11 rescinds several SEC Staff announcements that are codified in Topic 605: Revenue Recognition, including, among other items, guidance relating to accounting for consideration given by a vendor to a customer, as well as accounting for shipping and handling fees and freight services. ASU 2016-12 provides clarification to Topic 606 on how to assess collectability, present sales tax, treat noncash consideration, and account for completed and modified contracts at the time of transition. ASU 2016-12 also clarifies that an entity retrospectively applying the guidance in Topic 606 is not required to disclose the effect of the accounting change in the period of adoption. The effective date and transition requirements for each of these amendments are the same as the effective date and transition requirements of ASU 2014-09. In conjunction with the assessment of ASU 2014-09, the Property is currently evaluating the impacts that these amendments will have its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standard-setting bodies are not currently applicable to the Property or are not expected to have a significant impact on the Property's financial position, results of operations and cash flows.

Note 3. Minimum Future Lease Rentals

There are various lease agreements in place with tenants to lease space in the Property. As of December 31, 2015, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter are as follows:

2016	$945,167
2017	972,761
2018	966,572
2019	682,314
2020	576,197
Thereafter	213,500
Total	$4,356,511

Leases generally require reimbursement of the tenant’s proportional share of real estate taxes and other operating expenses, which are excluded from the amounts above.

Note 4. Tenant Concentrations

For the year ended December 31, 2015, three tenants represented 35%, 31%, and 17% of the Property’s rental revenues. As of December 31, 2015, these same three tenants represent 38%, 21%, and 22% of minimum future cash rents receivable.

For the period from July 3, 2014 through December 31, 2014, three tenants represented 36%, 28%, and 20% of the Property’s rental revenues. As of December 31, 2014, these same three tenants represent 25%, 41%, and 23% of minimum future cash rents.

FS-14

Village on the Creeks - Colgate

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

Year Ended December 31, 2015

And for the Period from July 3, 2014 through December 31, 2014

Note 5. Business Combination

On July 3, 2014, CapRocq VOC, LLC, acquired the Property. On the date acquired, the fair value of the net assets and liabilities transferred totaled $3,558,722, which consisted of a limited partnership interest of $3,558,722. The fair value of the limited partnership interest was determined based on the independently agreed-upon price between CapRocq VOC, LLC and the former owners after due diligence was performed.

Note 6. Related Party

Affiliates of the Property provide property management services to the Property. Total fees incurred were $36,497 and $16,191 for the year ended December 31, 2015, and the period from July 3, 2014 through December 31, 2014, respectively, which are not included in expenses in the accompanying financial statement as discussed in Note 1.

Note 7. Subsequent Events

The Property evaluated subsequent events through February 3, 2017, the date the financial statements were available to be issued. Subsequent to December 31, 2015, and prior to issuance of the financial statements, two tenants who occupy a total of 26% of the property’s leasable square feet signed lease amendments extending their lease terms from May 31, 2021, and December 31, 2022, to December 31, 2026.

FS-15

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables, or Tables, provide information relating to the real estate investment programs previously sponsored by CapRocq Core REIT, Inc. and its affiliates, or Prior Programs, which had investment objectives similar to ours. Generally, we consider Prior Programs that were “blind pool” offerings to have investment objectives similar to ours. CapRocq Core REIT, Inc. and its affiliates have sponsored only two Prior Programs that were a “blind pool” offerings. Please see “Risk Factors - Risks Related to Our Business and Investments” for additional information regarding “blind pool” offerings and certain risks related to investments therein.

This information should be read together with the summary information included in the “Prior Performance” section of this offering circular, which includes a description of the Prior Program included in the Tables below. These Tables provide information on the performance of private programs only.

The inclusion of the Tables does not imply that we will make investments comparable to those reflected in the Tables or that investors in our shares will experience returns comparable to the returns experienced in the Prior Programs referred to in the Tables. In addition, you may not experience any return on your investment. Please see “Risk Factors—Risks Related to the Real Estate Industry and Investments in Real Estate.” If you purchase our shares, you will not acquire any ownership in any of the Prior Programs to which the Tables relate.

The following tables are included herein:

TABLE II	Compensation to Sponsor
TABLE V	Sales or Disposals of Properties

Table I — Experience in Raising and Investing Funds has been omitted since none of the three most recent Prior Programs closed during the three years ended December 31, 2015.

Table III — Operating Results of Prior Programs has been omitted since none of the five most recent Prior Programs closed during the five years ended December 31, 2015.

Table IV — Results of Completed Programs has been omitted since none of the five most recent Prior Programs had completed its operations and sold all of its properties during the five years ended December 31, 2015.

A-1

TABLE II

COMPENSATION TO SPONSOR

Table II summarizes the aggregate amount and type of compensation paid to affiliates of CapRocq Core REIT, Inc. during the most recent three-year period ended December 31, 2015, in connection with all programs sponsored by the registrant and its affiliates from which compensation has been paid during such three-year period.

The information set forth below includes amounts related to all offerings of all such programs, comprised of CapRocq Core Real Estate Fund, LP (“CapRocq Fund I”) and CapRocq Core Real Estate Fund II, LP (“CapRocq Fund II”), neither of which have closed nor reached their respective anticipated liquidity events. CapRocq Fund I and CapRocq Fund II are the only programs sponsored by the registrant and its affiliates with investment objectives similar to those of the registrant.

Type of Compensation	CapRocq Fund I		CapRocq Fund II
Date offering commenced	December 27, 2012		July 3, 2014
Dollar amount raised	$56,707,730	(1)	$46,826,938	(1)
Amount paid to sponsor from proceeds of offering:
Underwriting Fees	$543,467		$-
Acquisition Fees:
- real estate commissions	$2,079,026	(2)	$1,447,803	(2)
- advisory fees	$-		$-
- other (identify and quantify)	$-		$-
Other - Financing Fee on Acquisition of Property	$642,549		$416,386
Capital Raise Fee	$-		$-
Dollar amount of cash generated from operations before deducting payments to sponsor	$19,889,813		$2,633,865
Amount paid to sponsor from operations:
Property management fees	$-		$-
Partnership management fees	$1,455,654	(3)	$387,919	(3)
Reimbursements	$62,681		$6,469
Leasing commissions	$-		$-
Accounting Fee	$69,000		$37,500
Dollar amount of property sales and refinancings before deducting payments to sponsor:
- cash	$3,305,949		$-
- notes	$18,600,000		$-
Amount paid to sponsor from property sales and refinancings:
Real estate commissions	$-		$-
Incentive fees	$-		$-
Other	$-		$-
Other (identify and quantify)	$-		$-

(1)	Includes contributions of property by each limited partnership.
(2)	Acquisition Fees paid by each Fund to the General Partner.
(3)	Asset Management Fees paid by each Fund to its General Partner, based on total invested capital in each Fund. (CapRocq Fund I: 1.0%; CapRocq Fund II: 1.5%.)

A-2

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V summarizes all sales or disposals of property by affiliates of CapRocq Core REIT, Inc. during the most recent three-year period ended December 31, 2015 in connection with all programs sponsored by the registrant and its affiliates with investment objectives similar to those of the registrant.

The information set forth below includes all such sales or disposals in connection with CapRocq Core Real Estate Fund, LP (“CapRocq Fund I”) and CapRocq Core Real Estate Fund II, LP (“CapRocq Fund II”), which are the only programs sponsored by the registrant and its affiliates with investment objectives similar to those of the registrant.

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP(1)	Total		Original mortgage financing	Total acquisition cost, capital improvement closing and soft costs(2)	Total	Excess (deficiency) of Property Operating Cash receipts over Cash Expenditures(3)
Halifax Winter Haven	5/1/13	11/20/15	498,866	588,537	-	14,781	1,102,184	(4)	654,585	424,779	1,079,364	103,682
Willow Creek	9/16/13	7/30/15	2,807,083	-	-	18,118	2,825,201	(5)	-	2,364,853	2,364,853	487,896

(1)	Adjustments resulting from GAAP application consist of rent and expense pro-rations that were included on the closing statement.
(2)	All commissions were paid in cash.
(3)	Excess cash represents the sum of all property distributions made during the holding period of the asset plus operating cash on hand at the time of sale.
(4)	Taxable gain on the disposition totaled $105,408, consisting of $105,237 of capital gain and $171 of ordinary gain.
(5)	Taxable gain on the disposition totaled $841,610, all of which was capital gain.

A-3

PART III – EXHIBITS

EXHIBIT INDEX

The following exhibits are filed as part of this offering circular on Form 1-A:

Exhibit Number	Description

1.1	Engagement Letter by and between CapRocq Core REIT, Inc. and Boustead Securities, LLC, dated January 13, 2017
1.2	Form of Participating Dealer Agreement
2.1**	Articles of Incorporation of CapRocq Core REIT, Inc.
2.2**	Bylaws of CapRocq Core REIT, Inc.
4.1	Form of Subscription Agreement
6.1*	Form of Agreement of Limited Partnership of CapRocq Core Holdings, L.P.
6.2**	Form of Advisory Agreement by and between CapRocq Core REIT, Inc., CapRocq Core Holdings, L.P., and CapRocq Core Advisors, LLC
6.3**	Real Estate Purchase and Sale Agreement (Village on the Creeks—Colgate Property) by and between CCR VOC, LLC. and CapRocq VOC, LLC, dated November 18, 2016
6.4	API & Data License Agreement by and between Direct Transfer, LLC and CapRocq Core REIT, Inc., dated January 26, 2017
8.1	Form of Subscription Escrow Agreement between and among Regions Bank, Boustead Securities, LLC and CapRocq Core REIT, Inc.
10.1	Powers of Attorney (included on the signature page to this offering circular)
11.1	Consent of JPMS Cox, PLLC
11.2*	Consent of Kaplan Voekler Cunningham & Frank, PLC (included in Exhibit 12.1)
11.3*	Consent of Kaplan Voekler Cunningham & Frank, PLC (included in Exhibit 15.1)
12.1*	Opinion of Kaplan Voekler Cunningham & Frank, PLC as to legality of the securities being registered
15.1*	Opinion of Kaplan Voekler Cunningham & Frank, PLC as to certain federal income tax considerations

* To be filed by amendment

** Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas on February 3, 2017.

CAPROCQ CORE REIT, INC.

By:	/s/ Franklin McLarty
Franklin McLarty
President and Director

POWER OF ATTORNEY

We, the undersigned directors and officers of CapRocq Core REIT, Inc., or the company, hereby severally constitute and appoint Beau Blair, with full power of substitution, our true and lawful attorney-in-fact and agent, to do any and all things in our names in the capacities indicated below which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules regulations and requirements of the Securities and Exchange Commission, in connection with the Regulation A offering circular on Form 1-A of the Company, including specifically but not limited to, power and authority to sign for us in our names in the capacities indicated below, the Regulation A offering circular and any and all amendments thereto; and we hereby ratify and confirm all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue thereof.

This offering circular has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Franklin McLarty	President and Director	February 3, 2017
Franklin McLarty	(Principal Executive Officer)

/s/ Kevin Huchingson	Chief Investment Officer	February 3, 2017
Kevin Huchingson	and Director

/s/ Beau Blair	Chief Operating Officer,	February 3, 2017
Beau Blair	Treasurer, Secretary and Director
(Principal Accounting Officer
and Principal Financial Officer)